Exhibit 10.32
SUBLEASE
THIS SUBLEASE AGREEMENT (hereinafter referred to as this “Sublease”), is made as of the 31st day of March, 2005, between NUl Corporation, a corporation of the State of New Jersey, having an office located at 1085 Morris Avenue, Union, NJ 07083(hereinafter referred to as “Sublandlord”), and GAIN CAPITAL, INC., a corporation of the State of                      , having an office located at 35 Technology Drive, Warren, NJ 07059 (hereinafter referred to as “Subtenant”).
All capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Prime Leases (as defined below).
W I T N E S S E T H:
     WHEREAS, by that certain Agreement of Lease dated August 16, 1988 (the “Original 1988 Prime Lease”), as amended by the First Amendment to Lease dated April 15, 1994 (“1988 Lease First Amendment”), Second Amendment to Lease dated August 5, 1999 (“1988 Lease Second Amendment”), Third Amendment to Sublease dated December 14, 2000 (“1988 Lease Third Amendment”) and the Fourth Amendment to Lease dated November 14, 2001 (“1988 Lease Fourth Amendment”) (the Original 1988 Prime Lease, as so amended and as further amended, supplemented or otherwise modified from time to time, the “1988 Prime Lease”), and that certain Agreement of Lease dated July 18, 1996 (the “Original 1996 Prime Lease”), as amended by the First Amendment to Lease dated September 31, 1996 (the “1996 Lease First Amendment”), Second Amendment to Lease dated February 19, 1997 (the “1996 Lease Second Amendment”) and Third Amendment to Lease dated August 5, 1999 (the “1996 Lease Third Amendment”) (the Original 1996 Prime Lease, as so amended and as further amended, supplemented or otherwise modified from time to time, the “1996 Prime Lease”; the 1988 Prime Lease and the 1996 Prime Lease, together as the “Prime Leases”), copies of the Prime Leases as they are in effect on the date hereof are attached hereto as “Exhibit A”, Sublandlord leases from THE OFFICE AT BEDMINSTER, LLC (as successor to Sammis Pluckemin Associates) (the “Prime Landlord”), a portion of the building (the “Building”) located at 550 Route 206 North, Bedminster, Somerset County, New Jersey (such portion leased to the Sub landlord under the Prime Leases is sometimes referred to herein as the “Demised Premises”); and
     WHEREAS, Subtenant and Sublandlord have agreed to enter into this Sublease pursuant to which Sub landlord shall sublease to Subtenant a portion of the Demised Premises consisting of 15,180 rentable square feet located on the 2nd floor of the Building and 7,591 rentable square feet located on the 1st floor of the Building for a total of 22,771, as described on the floor plan attached hereto as “Exhibit B,” together with the use of eighty-one (81) outdoor, non-designated, non-exclusive parking spaces, and fifteen (15) reserved parking spaces under the Building, and together with all fixtures, equipment, improvements and installations attached thereto (the “Leased Premises”), and together with the nonexclusive right to use the Common Areas (as defmed in the Prime Leases) of the Building, in common with other occupants of the Building, as and to the same extent as Sublandlord is entitled to use such areas pursuant to the Prime Leases.
     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Sublandlord and Subtenant agree as follows:

1. Sublease. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, upon and subject to the conditions set forth herein, the Leased Premises.
2. Rent.
     (a) Fixed Rent; Additional Rent. Subtenant hereby covenants and agrees to pay to Sublandlord, without demand, counterclaim, deduction or setoff of any kind,
          (i) monthly fixed rent at the rate of $19.75 per rentable square foot per annum, or Thirty-Seven Thousand Four Hundred Seventy Seven Dollars and Twenty Seven Cents ($37,477.27) per month (“Fixed Rent”), payable and due in advance commencing on the Rent Commencement Date (as defined below) and thereafter on the first day of each calendar month during the tenn of this Sublease, provided that monthly rent for any partial calendar month during the term shall be prorated; and
          (ii) Additional Rent as follows:
               (A) Subtenant’s Proportionate Share of Expenses in excess of Base Expenses pursuant to Section 2(b) below;
               (B) annual electricity charges for the Demised Premises, for which estimated payments at the rate of $1.50 per rentable square foot per annum ($2,846.38 per month) shall be payable from Subtenant to Sub landlord monthly, subject to quarterly true-up based on usage information as received by Sublandlord from the Prime Landlord with respect to the Leased Premises, payable by Subtenant within ten (10) business days following Sublandlord’s delivery of an invoice therefore (accompanied by back-up documentation as provided to Sublandlord by Prime Landlord) to Subtenant; provided however, that, so long as Subtenant’s use of the Demised Premises is consistent with normal office usage (as determined by Sublandlord in its reasonable, good faith discretion), in no event shall Subtenant’s annual electricity charges exceed $2.00 per square foot; and
               (C) any other amounts payable by Subtenant to Sublandlord hereunder, including, but not limited to, Subtenant’s Proportionate Share of Expenses. The amounts payable pursuant to subclause (ii) hereof shall be deemed “Additional Rem” hereunder.
     (b) Expenses.
          (i) Definitions. For purposes of this Sublease and in addition to the tenns defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:
               (A) “Base Expenses” shall mean Expenses payable by Sublandlord to Prime Landlord, calculated on a rentable square foot basis during the Base Year.
               (B) “Base Year” shall mean the calendar year 2005.

          (C) “Expenses” shall mean Expenses (as defined in the Prime Leases) charged by Prime Landlord to Sublandlord.
          (D) “Subtenant’s Proportionate Share” shall equal the Proportionate Share described, and corresponding amount of Expenses payable to the Prime Landlord by Sublandlord, with respect to the ''New Premises” as set forth in Paragraph 6 of the Fourth Amendment and as contained in the Statement of Actual Operating Expenses provided to Sublandlord by the Prime Landlord with respect to the Leased Premises. In the event Subtenant’s Proportionate Share is changed during a calendar year by reason of a change in the rentable square footage of the Leased Premises or the Demised Premises, Subtenant’s Proportionate Share shall thereupon be adjusted to correspond with any changes made by the Prime Landlord with respect to Sublandlord’s Proportionate Share described, and corresponding amount of Expenses payable to the Prime Landlord by Sublandord, with respect to the Leased Premises.
          (ii) Generally. From and after the expiration of the Base Year, for each calendar year of the Term, Subtenant, as Additional Rent, shall pay Subtenant’s Proportionate Share of the amount by which Expenses payable by Sublandlord for the then current calendar year exceed Base Expenses. Sublandlord shall give Subtenant written notice of Sublandlord’s estimate of the amount of Additional Rent per month payable pursuant to this Subsection 2(b) for each calendar year after the Base Year promptly following the Sublandlord’s receipt of Landlord’s estimate of the Expenses payable under the Prime Leases. Thereafter, the Additional Rent payable pursuant to this Subsection 2(b) shall be determined and adjusted in accordance with the provisions of Subsection 2(b)(iii) below.
          (iii) The determination and adjustment of Expenses payable hereunder shall be made in accordance with the following procedures:
               (A) Upon receipt of a statement from Prime Landlord specifying the estimated Expenses to be charged to Sublandlord under the Prime Leases with respect to each calendar year, or as soon after receipt of such statement as practicable, Sublandlord shall give Subtenant written notice of its estimate of Expenses payable under Section 2(b )(ii) for the ensuing calendar year, which estimate shall be prepared in the reasonable, good faith discretion of Sublandlord and shall be based on the estimate received from Prime Landlord (as Prime Landlord’s estimate may change from time to time), together with a copy of the statement received from Prime Landlord. On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (l/12th) of such estimated amount together with the Base Rent.
               (B) In the event Sub landlord’s notice is not given in December of the calendar year preceding the calendar year for which Sublandlord’s notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December notice Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of Expenses payable is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within ten (10) business days of the receipt of such notice an amount equal to the difference of such monthly installment mUltiplied by the number of full and partial calendar months of such year preceding the deli very of such notice.
               (iv) Within thirty (30) days after the receipt by Sub landlord of a final statement of Expenses from Prime Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of the adjustment to be made for the calendar year just ended, together with a copy of the Statement received by Sublandlord from Landlord. If on the basis of such statement Subtenant owes an amount that is less than the estimated payments for the calendar year just ended, previously paid by Subtenant, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the term of this Sublease is about to expire, promptly refund such excess to Subtenant. If on the basis of such statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within ten (10) business days after delivery of the statement from Sublandlord to Subtenant.
               (v) Sublandlord shall refund to Subtenant Subtenant’s Proportionate Share of any sums actually refunded or reimbursed to Sublandlord pursuant to the terms of the Prime Leases, reduced by Subtenant’s Proportionate Share of any amounts, including attorney’s fees, expended by Sublandlord to obtain such refund, reimbursement or payment.
          (c) Security Deposit. Subtenant shall deposit a security deposit (“Security Deposit”) in an amount equal to two (2) months Fixed Rent with Sublandlord upon the execution of this Sublease. Said sum shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants and conditions of this Sublease to be kept and performed by Subtenant and not as an advance rental deposit or as a measure of Sublandlord’s damage in case of the Subtenant’s default. If Subtenant defaults with respect to any provision of this Sublease, Sublandlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Sublandlord may spend or become obligated to spend by reason of Subtenant’s default, or to compensate Sublandlord for any other loss or damage which Sub landlord may suffer by reason or Subtenant’s default. If any portion is so used, Subtenant shall, within five (5) days after written demand therefor, deposit with Sublandlord an amount sufficient to restore the Security Deposit to its original amount and Subtenant’s failure to do so shall be a material breach of this Sublease. Except to such extent, if any, as shall be required by law, Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on such deposit. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit, or any balance thereof (along with an itemization of any amounts withheld from such Security Deposit), shall be returned to Subtenant within sixty (60) days after termination of this Sublease when Sublandlord shall have determined that all of Subtenant’s obligations under this Sublease have been fulfilled; provided that Sub landlord shall make a commercially reasonable effort to return such Deposit or the balance thereof within forty-five days of the termination of this Sublease.
          (d) Rent Commencement Date. The “Rent Commencement Date” shall mean the date 90 days from the full execution of the Sublease Agreement.

     3. Payment Terms.
          (a) Generally. All amounts payable by Subtenant hereunder shall be paid to Sublandlord at its office specified above, or such other place or places as Sublandlord shall designate in writing to Subtenant, in lawful money of the United States of America.
          (b) Initial Payment. Subtenant shall pay to Sublandlord, on the Rent Commencement Date, an amount equal to $40,491.67 (or a prorated portion thereof in the event the Rent Commencement Date occurs on a date other than the first day of a calendar month), which amount represents (x) the Fixed Rent to be credited to payment of the first full month’s Fixed Rent (i.e., $37,666.67) and (y) Sublandlord’s estimate of the monthly additional rent payable hereunder applicable to the first full month (i.e., $2,825.00). Subtenant’s and Sublandlord’s payment obligations hereunder shall survive the expiration or early termination of this Sublease.
     4. Term.
          (a) Term. The term of this Sublease (the “Term”) shall commence on the Commencement Date (the “Commencement Date”) which shall be the date on which the Prime Landlord shall execute and deliver its consent to this Sublease, and shall terminate on December 31, 2009 (the "Termination Date”), unless sooner terminated as provided herein. In the event either of the Prime Leases are terminated with respect to the Leased Premises or any part thereof, unless Prime Landlord elects to recognize Subtenant on a “direct” basis on terms acceptable to Subtenant in its sole discretion, this Sublease shall automatically so terminate at the same time. (b) Early Access to Premises. Upon execution of this Sublease by both parties hereto and issuance of a temporary or permanent certificate of occupancy for the Leased Premises. Subtenant shall be entitled to enter into the Lease Premises for installation of Subtenant’s furniture, tenant improvements and equipment.
     5. No Waste. Subtenant shall not use or permit the use of the Leased Premises in any manner that will create waste or a nuisance, disturb other tenants of the Building, or constitute a violation of any provision of, or a default under, the Prime Leases or this Sublease. The Leased Premises is to be used and occupied only by Subtenant (or Subtenant’s subtenants or assignees) and for no purpose other than conducting Subtenant’s current business in the ordinary course consistent with past practice, subject in all respects to the Prime Leases.
     6. Assignment and Subletting. Subtenant covenants that it will not by reason of any act or omission of Subtenant, assign, mortgage, pledge or encumber (by operation of law or otherwise) this Sublease, nor let, sublet, license or otherwise permit the use or occupancy of the whole or any part of the Leased Premises by anyone other than Subtenant without the prior written consent of (i) Sublandlord, which consent shall not be unreasonably withheld, and (ii) the Prime Landlord to the extent the consent of the Prime Landlord is required under the Prime Leases. If Subtenant requests Sublandlord’s consent to a proposed assignment or subletting, Sublandlord agrees to promptly forward Subtenant’s request to Prime Landlord for Prime Landlord’s review. A change in control of the Subtenant (whether directly or indirectly) shall constitute an assignment of this Sublease; provided, that, for the purposes of this sentence, (i) the exchange of shares of Subtenant’s stock on any nationally recognized securities exchange in the nonnal course of business, or the transfer or assignment of Subtenant’s stock/membership interests/etc. (whether directly or indirectly) to outside investors shall not be deemed a “change in control.” Notwithstanding the foregoing, if in Sublandlord’s reasonable, good faith discretion, Subtenant is, following any of the transactions described in the preceding sentence, less credit worthy, then Subtenant shall post an additional two (2) months Fixed Rent as an additional Security Deposit hereunder. Such additional security shall be treated as part of the Security Deposit hereunder, pursuant to the provisions of Section 2( c) and elsewhere herein. In the event Landlord and Sublandlord consent to the assignment of this Sublease or the subletting of all or any portion of the Leased Premises, such consent shall in no way relieve Subtenant of its obligations hereunder and in such event Subtenant and such assignee or sublessee, as applicable, shall be jointly and severally liable hereunder. In the event that Subtenant either subleases the Leased Premises or assigns this Sublease Agreement at a rental rate greater than that paid by Subtenant pursuant to this Sublease, fifty percent (50%) of the difference between the rent received by Subtenant and that rent paid shall be paid to Sub landlord after deduction for reasonable broker and attorneys fees.
     7. Default. In the event Subtenant shall default in the full performance of any of the terms, covenants and conditions on its part to be performed under this Sublease (including any obligations incorporated herein by reference to the Prime Leases, then Sublandlord shall have the same rights and remedies with respect to such default as are given to Landlord under the Prime Leases with respect to defaults by Sublandlord, as tenant, under the Prime Leases. In addition, if Subtenant shall have defaulted under this Sublease, then Sublandlord, or its representative, may re-enter the Leased Premises either by force or otherwise, without being liable to any prosecution therefor, and re-Iet the Leased Premises as the agent of Subtenant, and receive the rent thereof, applying the same first to the payment of all expenses incurred by re-entering and reletting the Leased Premises (including without limitation, reasonable brokerage and attorneys’ fees and expenses); second to the payment of the rent due by Subtenant; and the balance, if any, to be paid over to Subtenant. Notwithstanding the foregoing, Subtenant shall remain liable for all of its obligations hereunder, less such amounts as Sublandlord recovers by way of re-subletting the Leased Premises and Sublandlord’s costs in connection with same, including without limitation, for any deficiency in the payment of rent.
     8. Subordination. This Sublease and the term and estate hereby granted is (i) subject and subordinate to all of the terms, provisions, covenants, stipulations, conditions and agreements of (i) the Prime Leases and (ii) any mortgages, superior sublease or other instruments or matter to which the Prime Leases is subject or subordinate. Notwithstanding anything to the contrary contained herein or in the Prime Leases, Sublandlord shall not be obligated to obtain a non-disturbance agreement for the benefit of the Subtenant.
     9. Prime Leases:
          (a) Incorporation of Prime Leases. The provisions of the Prime Lease are incorporated herein by reference with the same force and effect as if they were fully set forth herein, except to the extent they are modified by the provisions of this Sublease and except that:
               (i) references in the Prime Lease to (a) “Landlord” or “Tenant” shall mean the Sublandlord or Subtenant (as the case may be) as defined in this Sublease, (b) the

“Premises”, “premises”, Demised Premises and “demised premises” shall mean the Leased Premises as defined in this Sublease, (c) “Fixed Rent” shall mean the Fixed Rent to be paid by Subtenant as provided in this Sublease and (d) “Term” shall mean the Term as defined in this Sublease;
               (ii) the following provisions are hereby deleted and shall have no effect as between Sublandlord and Subtenant (except that any terms defined therein which are used in provisions of the Prime Lease which are incorporated herein by reference, are not deleted):
                    (A) 1988 Prime Lease:
                         (1) Preamble: Paragraphs 1, 2, 3, 5, 6, 8, 10, 11, 12, 13, 14, 15 and 16;
                         (2) Body of Lease: Paragraphs l(a), l(b), 2(a), 2(d), 4, 9, IO(a), 15,18,19,20,22,23,24,25,26 and 29(c).
                    (B) 1988 Lease First Amendment; Assignment: All.
                    (C) 1988 Lease Second Amendment: All but paragraphs 13, 14, 15, 16, 21.
                    (D) 1988 Lease Third Amendment: All.
                    (E) 1988 Lease Fourth Amendment: All, but 6
                    (F) 1996 Prime Lease:
                         (1) Preamble: Paragraphs 1, 2, 3, 5, 6, 8-15
                         (2) Body of Lease: Paragraphs l(a), 2(a), 4, 10(a), 15, 18, 19, 20, 22-26 and 29(c).
                    (G) 1996 First Amendment: All
                    (H) 1996 Lease Second Amendment: All
                    (I) 1996 Lease Third Amendment: All, but 8, 9, 10, 11, 16, 17.
                    (J) Such other terms, covenants, and conditions which may be inconsistent with the express terms hereof are hereby modified to be consistent with the express terms hereof.
               (iii) In no event shall the foregoing provisions, when considered in conjunction with the terms of the Prime Leases, be deemed to obligate Subtenant in any way to Sublandlord or Prime Landlord with respect to premises leased by Sublandlord from Prime Landlord but not included in the Leased Premises under this Sublease.

          (b) Subtenant’s Covenant. Subtenant agrees not to do or cause to be done, or suffer or permit, any act or thing to be done which (i) would cause the Prime Leases or the rights of Sublandlord as tenant thereunder to be cancelled, terminated, forfeited or otherwise materially adversely affected or (ii) would make Sublandlord liable for an increase in the sums payable by Sublandlord thereunder, or (iii) would cause Sublandlord to be liable for any damages, claims or penalties thereunder.
          (c) Incorporation of Rights/Remedies. Except as may be otherwise expressly provided herein, in any case where Prime Landlord reserves a right or disclaims any liability under the Prime Leases, then as respects Subtenant, the right or disclaimer shall inure to the benefit of Sub landlord as well as to Prime Landlord, and any right or disclaimer inuring to Sublandlord as tenant under the Prime Leases shall likewise inure to the benefit of Subtenant.
          (d) Provision of Services. Subtenant shall make its own arrangements with Prime Landlord to receive any additional services which Prime Landlord is obligated to or may provide upon request of Sublandlord under the terms of the Prime Leases; provided, however, if Prime Landlord refuses to deal directly with Subtenant pursuant to its rights under the Prime Leases (Sublandlord shall exercise all reasonable efforts to cause Prime Landlord to deal directly with Subtenant with regard thereto), then in addition to any other rights provided to Subtenant elsewhere herein, Subtenant shall have the right to request that Sublandlord make such arrangements with Prime Landlord on Subtenant’s behalf; Sublandlord shall not be required to incur any out of pocket expense (and if Sublandlord does, Subtenant shall, promptly upon demand, reimburse Sublandlord for same) in connection with the foregoing. As between Sublandlord and Subtenant, Subtenant shall have the sole obligation to pay for such additional services.
          (e)  Interpretation. To the extent possible, the provisions of the Prime Leases incorporated by reference into this Sublease shall be constmed as consistent with and complementary to the other provisions of this Sublease. In the event of any inconsistency between this Sublease and the Prime Leases, such inconsistency shall be resolved in favor ofthat obligation which is more onerous to Subtenant or that restriction which is more restrictive of Subtenant, as the case may be.
          (f) Notices from Prime Landlord. Sublandlord shall, no later than five (5) business days after receipt thereof, deliver to Subtenant copies of all notices, requests or demands or other communications which relate to the Leased Premises or the use or occupancy thereof, or any matter that could give rise under the terms of the Prime Leases to a right of Prime Landlord to terminate the Prime Leases, promptly after receipt of same from Prime Landlord. Subtenant shall, no later than five (5) business days after receipt thereof, deliver to Sublandlord copies of all notices, requests or demands received by Subtenant from Prime Landlord. Except as otherwise provided in Section 7 of this Sublease, as incorporated by reference herein, the time periods set forth in the Prime Leases, for the giving of notices or the performance of any act by Subtenant are changed for the purpose of this Sublease, by shortening the same in each instance by three (3) business days, so that notices may be given or any act performed by Subtenant within the time limit relating thereto contained in the Prime Leases, provided, however, that Subtenant shall have at least one (1) business day to comply or perform unless Sublandlord has less than one (1) business day to comply or perform.
          (g) Compliance with Prime Leases. Subtenant covenants and agrees to perform and observe on behalf of and for the benefit of Sublandlord, and to be bound by, all terms, covenants, obligations and conditions of the Prime Leases which relate to the Leased Premises, except, however, that Subtenant shall not be obligated to pay any fixed rent or additional rent under the Prime Leases, as Subtenant’s obligations with respect to such payments are as described herein. Notwithstanding anything in this Sublease to the contrary, Subtenant covenants and agrees not to do or commit or suffer to be done or committed or fail to do any acts or things, or create or suffer to be done or committed or fail to do any acts or things, which might create or result in a default or breach on the part of Sublandlord under any terms, covenant or conditions of the Prime Leases or render Sublandlord liable for any charge, cost or expense thereunder. In furtherance of the foregoing, Subtenant represents to Sublandlord that Subtenant has read and is familiar with the Prime Leases and its terms and agrees that Subtenant shall not take any action or do or permit to be done anything which (i) is or may be prohibited to Sublandlord, as tenant under the Prime Leases, or (ii) might result in a violation of or default under any of the terms, covenants, conditions or provisions of the Prime Leases or any other instrument to which this Sublease is subordinate.
          (h) Quiet Enjoyment. Sublandlord covenants that Subtenant upon keeping and performing each and every covenant, term, agreement, provision and condition herein contained on the part and on behalf of Subtenant to be kept and performed, shall quietly enjoy the Leased Premises without hindrance or molestation by Sublandlord or by any other person lawfully claiming by, through or under the same subject to the covenants, agreements, terms, provisions and conditions of this Sublease and the Prime Leases.
          (i) Insurance. Notwithstanding the provisions of Section 14 of the Second Amendment to the Prime Leases as it has been incorporated herein, Subtenant shall only be required to carry commercial general liability insurance coverage with a limit of not less than Two Million and 00/100 Dollars per each occurrence, rather than Five Million and 00/100 Dollars per each occurrence as described in Section 14 of the Second Amendment to the Prime Leases. All other provisions of Section 14 of the Second Amendment to the Prime Leases remain unaltered and incorporated herein without modification.
     10. Subtenant Improvements.
          (a) Generally. Except as otherwise permitted under the Prime Leases, and subject to the provisions therein respecting Tenant Improvements, Subtenant shall not make any alterations, improvements, installations, or additions (“Subtenant Improvements”) to the Leased Premises, after making the Initial Improvements (defined below), without the prior written consent of Landlord and Sublandlord, and Sub landlord agrees to not unreasonably withhold its consent to nonstructural alterations, improvements, installations or additions that do not materially affect the value of the property of which the Leased Premises are a part. Upon written notification by Subtenant to Sublandlord of the nature and scope of any alterations or improvements to the Leased Premises proposed by Subtenant, Sublandlord shall make a good faith effort to promptly obtain written assurances from Prime Landlord as to whether Prime Landlord will require removal of such alterations or improvements.
          (b) Initial Improvements; Construction Allowance. Subtenant shall be provided with a $20.00IRSF Tenant Improvement Allowance on approximately 4,1001RSF (82,000) to improve the specified 4,100 square feet of first floor space.
          (c) Furniture. Subtenant may utilize furniture and other fixtures already on the Leased Premises. The attached “Exhibit E” is a list of the furniture that is included, as determined by the parties upon joint inspection of the Leased Premises prior to the mutual execution of this Sublease.
     11. Surrender. On the last day or sooner termination of the Term, Subtenant shall peaceably quit and surrender the Leased Premises (x) in vacant, broom clean condition, and otherwise in as good state and condition as it was on the Commencement Date, reasonable use and wear thereof and alterations constructed by Subtenant which Prime Landlord or Sublandlord does not require removal of excepted and (y) free of all tenancies, liens, encumbrances, chattel mortgages, conditional bills of sale and any security agreements created by Subtenant. If the Leased Premises are not surrendered as and when and in the condition pursuant to this Sublease, Subtenant shall indemnify, defend and save Sublandlord harmless from and against all loss, liability, cost and expense (including reasonable attorneys’ fees) resulting from Subtenant’s failure to comply with the provisions of this Paragraph including, without limitation, any claims made by any succeeding occupant founded on such delay. Sublandlord and Subtenant recognize that the damage to Sublandlord resulting from any failure by Subtenant to timely surrender possession of the Leased Premises may be substantial, may exceed the amount of rent theretofore payable hereunder and will be impossible to accurately measure. Subtenant therefore agrees that if possession of the Leased Premises is not surrendered to Sublandlord on or before the Tennination Date or sooner termination of the Term, in addition to any other rights or remedies Sublandlord may have hereunder or at law, Subtenant shall pay to Sublandlord for each month (or any portion thereof) during which Subtenant holds over in the Leased Premises after the Termination Date or sooner termination of the Term, a sum equal to one and one half (11/2) times the rent payable under this Sublease during the last month of the Term. No holding-over by Subtenant, nor the payment to Sublandlord of the amounts specified above, shall operate to extend the Term hereof. Subtenant’s obligations under this Paragraph shall survive the expiration or sooner termination of the Term.
     12. Condition of Leased Premises. Subtenant has fully examined and inspected the Leased Premises and accepts same in its “as-is” condition, subject to any and all defects, except for latent defects known to Sub landlord and not disclosed in writing to Subtenant, and has entered into this Sublease without any representation or warranty (expressed or implied) of any kind on the part of Sublandlord (or any of its agents, employees or representatives) as to the condition or suitability of the Leased Premises or any adjacent property. The taking of occupancy of the whole part or any part of the Leased Premises by Subtenant shall be conclusive evidence, as against Subtenant, that Subtenant has accepted possession of the Leased Premises in their then condition and that at the time such possession was taken, the Leased Premises and the

Building were in the condition required by this Sublease. Sublandlord shall not now or at any time in the future be required to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Leased Premises to prepare the Leased Premises for Subtenant’s occupancy.
     13. Casualty and Condemnation. Under certain circumstances described in the Prime Leases, either Landlord or Sublandlord may terminate the Prime Lease if there is a fire or other casualty damaging the Building, or if there is a condemnation affecting the Building. Any such termination will automatically terminate this Sublease. If there is a fire or other casualty in the Premises, Sub landlord shall forward to Subtenant copies of all notices to Sublandlord from Prime Landlord regarding Landlord’s intentions with respect to restoration of the damage to the Building or termination of the Prime Leases, as applicable. If Prime Landlord elects to restore the Building and the repairs take longer than six (6) months from the date of the casualty, then assuming Sublandlord has not elected to terminate the Prime Leases, Subtenant may elect to terminate this Sublease within ten (10) days following the expiration of such six (6) month period. Sublandlord’s obligation to repair any damage to the Leased Premises is limited to its obligation, if any, to do so under the Prime Leases.
Rent will abate in proportion to the loss of use of the Leased Premises caused by fire or other casualty or condemnation, whether in the Leased Premises or elsewhere in the Building.
     14. Insurance. Subtenant, at its sole cost and expense, shall obtain and keep in full force for the benefit of Sublandlord, the Prime Landlord and any other parties required to be named as an additional insured under the Prime Leases during the term hereof (including any extensions hereof), the insurance coverage required to be maintained by Sublandlord pursuant to the Prime Leases, to the extent applicable to the Leased Premises, evidenced by Subtenant’s Certificate of Insurance attached hereto and made a part hereof as “Exhibit D”. The policy or policies of insurance shall be with a company or companies authorized to do business in the State of New Jersey and certificates evidencing such policies shall be delivered to Sublandlord, together with evidence of the payment of the premiums therefor, not later than the Commencement Date. Each of such insurance policies shall provide that same shall not be materially modified or terminated unless Sublandlord has received not less than thirty (30) days’ prior notice thereof. At least ten (10) days prior to the expiration or termination date of any insurance policy, Subtenant shall deliver to Sublandlord a renewal or replacement of such policy with proof of payment of the premium therefor.
     15. Notices Regarding Violation of Laws. Subtenant shall promptly notify Sublandlord of any communication between Subtenant or its agents, employees or attorneys and any federal, state or local officials concerning compliance with or any alleged violation of any laws, ordinances, orders, rules, regulations, requirements and directives (“Laws”) affecting the Leased Premises. In the event of a spill, discharge or release to the environment of any hazardous or toxic substance or waste regulated pursuant to any applicable Laws, related to or arising from the use or occupation of the Leased Premises by Subtenant, Subtenant shall initiate and complete any actions required by any applicable Laws pertaining to such spill, discharge or release including, but not limited to, reporting obligations required by and in accordance with such Laws. In addition to the actions required by any applicable Laws, Subtenant shall immediately initiate control and clean-up measures and shall, within one (1) hour notify Sublandlord of such spill, discharge or release. This Paragraph shall survive the expiration or early termination of this Sublease.
     16. Prime Landlord/Sublandlord’s Entry. Prime Landlord, Sublandlord and their respective agents, employees and other representatives, shall have the right to enter into and upon the Leased Premises or any part thereof, at any time upon reasonable prior notice to Subtenant (except in the case of emergency), for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This Paragraph shall not be deemed to be a covenant by Sublandlord nor be construed to create an obligation on the part of Sublandlord to make such inspection or repairs and Sublandlord’s performance thereof shall not constitute a waiver of Subtenant’s obligations hereunder.
     17. Signage. Subtenant shall not place or allow to be placed, any signs or advertisements of any kind whatsoever, upon, in or about the Leased Premises or any part thereof, except to the extent allowed under the Prime Leases or otherwise approved by the Prime Landlord in writing. Sublandlord will use reasonable efforts, at Sublandlord’s cost, to ensure that Subtenant is permitted to install suite entry signage identifying Subtenant as well as Building lobby directory signage.
     18. Condemnation. If the Leased Premises, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, then this Sublease, at the option of Sublandlord, shall terminate, and the term hereof shall end as of the date Sublandlord shall specify by notice to Subtenant. Subtenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid to Sublandlord as a result of such condemnation proceedings or otherwise. All rights of Subtenant to such damages or payments, if any, are hereby assigned to Sublandlord. Subtenant shall execute and deliver any instruments, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Leased Premises or any portion thereof. In the event the Sublease is terminated pursuant to this Paragraph 18, Subtenant covenants and agrees to vacate the Leased Premises, remove all Subtenant’s personal property therefrom and deliver (in broom clean condition) peaceable possession thereof to Sublandlord or to such other appropriate party. Failure by Subtenant to comply with any provision in this Paragraph 18 shall subject Subtenant to such costs, expenses, damages and losses as Sublandlord may incur by reason thereof, which shall be payable upon demand and bear interest at the Default Rate thereafter. This Paragraph shall survive the expiration or early termination of this Sublease.
     19. Indemnification by Subtenant. If Subtenant shall fail or refuse to comply with or perform any term, condition or covenant of this Sublease, Sublandlord may, if Sublandlord so elects, carry out and perform any such term, condition or covenant at the cost and expense of Subtenant, which cost and expense (including, without limitation, reasonable attorneys’ fees) shall be payable by Subtenant on demand, together with interest accruing from and after the date of such demand (subject to any applicable notice and grace period specified herein) at the Default Rate. If as a result of any act or omission on the part of Subtenant or any of its agents, employees or invitees, any claim, action or suit is made or brought against Sub landlord, Subtenant does hereby agree to indemnify Sublandlord and to defend (including reasonable attorneys’ fees and disbursements) and to hold Sublandlord harmless of and free from any claim, liability, damage or loss resulting from any such act or omission on the part of Subtenant.
     20. Interruption in Services. This Sublease and the obligations of Subtenant hereunder (including the payment of Fixed Rent and Additional Rent), shall not be affected, impaired or excused because of Sublandlord’s, Prime Landlord’s or any third party’s inability to supply any service or material, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of Sublandlord; provided, however, that if and to the extent that any of the foregoing events would entitle Sublandlord to an abatement of rent or relief from any other obligations under the Prime Leases, Subtenant will similarly be entitled to an abatement of rent or relief from obligations under this Sublease.
     21. Limitation on Sublandlord’s Obligations. Nothing contained in this Sublease shall in any way obligate Sub landlord to perform any act required to be performed by the Prime Landlord under the Prime Leases, nor shall Sub landlord incur any liability to Subtenant by virtue of the Prime Landlord’s failure (i) to perform any act required of it under the Lease or (ii) to give any consent under the Prime Leases. Sublandlord shall make a commercially reasonable effort to enforce the Prime Leases and to cause Prime Landlord to comply with all terms thereof, but shall have no obligation to bring any action or proceeding or to take any action or incur any expense to enforce Sublandlord’s rights against Prime Landlord. If Prime Landlord fails to keep, observe or perform any of Prime Landlord’s obligations under the Prime Leases, to the extent Sublandlord is entitled to a reduction or abatement in rent and/or additional rent from Prime Landlord under the Prime Leases, Subtenant shall be entitled to a reduction or abatement of rent equal to Subtenant’s proportionate share of the actual abatement of rent and/or additional rent under the Prime Leases received by or credited to Sublandlord with respect to the Leased Premises.
     22. Rights Cumulative. The various rights, remedies, options and elections of Sublandlord, expressed herein and in the Prime Leases or otherwise available at law or in equity are cumulative, and the failure of Sublandlord to enforce strict performance by Subtenant of the conditions and covenants of this Sublease or to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by Sub landlord of any installment of rent after any breach by Subtenant, in anyone or more instances, shall not be construed or deemed to be a waiver or a relinquishment by Sublandlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.
     23. Notices. All notices required under the terms of this Sublease shall be given by mailing such notices by certified or registered mail, return receipt requested, or by any express mail service which requires the signature of addressee, or addressee’s agent, at delivery, to the address of the parties as set out herein or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner:

Sublandlord:	NUI Corporation
c/o AGL Resources, Inc.
Ten Peachtree Place
Atlanta, GA 30309
Attention: Kim Morris

With a copy to:

NUI Corporation
c/o AGL Resources, Inc.
Ten Peachtree Place
Atlanta, GA 30309
Attention: General Counsel

Subtenant:	Gain Capital
35 Technology Drive
Warren, NJ 07059
Attn: Mark Galant

With a copy to:

Attn:

All payments shall be directed to:

NUI Corporation
Ten Peachtree Place
Atlanta, GA 30309
Attention: Kim Morris, Manager, Facilities
     24. Prime Landlord’s Consent. This Sublease is expressly conditioned upon Sublandlord’s obtaining the necessary consent of Prime Landlord to this subletting, in writing, within thirty (30) days after the execution and delivery of this Sublease by the parties hereto; Sublandlord acknowledges Subtenant’s need to procure the Prime Landlord’s consent to this Sublease as soon as reasonably feasible in order to commence its proposed improvements to the Leased Premises,and accordingly agrees to use good faith efforts to procure such consent in less . than thirty (30) days. Subtenant shall not occupy the Leased Premises for any purpose until Prime Landlord’s consent is obtained. Subtenant agrees to cooperate with Sublandlord in responding to any reasonable request by Prime Landlord for further information or documents. If Prime Landlord does not so consent within sixty (60) days, this Sublease shall be deemed canceled, whereupon Sublandlord shall return to Subtenant all monies theretofore delivered hereunder by Subtenant to Sublandlord and this Sublease shall be deemed null and void and of no force and effect and neither Sublandlord nor Subtenant shall have any rights or obligations hereunder. Sublandlord each shall pay any fee charged by Prime Landlord in connection with its review ofthis Sublease for purposes of obtaining such consent.
     25. New Jersey Business Incentive Program. Sublandlord acknowledges that Subtenant has applied for grant funds from the New Jersey Business Employment Incentive

Program (“BEIP”). This Sublease shall be void and of no force or effect (except as otherwise provided herein), upon the one time written election of Subtenant if the BEIP fails to give Subtenant a written commitment for grant funds pursuant to Subtenant’s application by December 17, 2004. Subtenant acknowledges and agrees that time is of the essence with respect to this Sublease and that Subtenant shall not be entitled to any extension of this election except in Sublandlord’s sole and unfettered discretion. In the event this Sublease is void pursuant to this paragraph 25, Subtenant shall not be entitled to recover the Security Deposit under Section 2(c) hereof, and such Deposit shall be forfeited to Sublandlord.
In addition, notwithstanding paragraph 10(b) above, in the event Subtenant elects to terminate this Sublease pursuant to this paragraph 25, Subtenant shall not be entitled to any construction allowance or other reimbursement of costs to perform the Initial Improvements, and shall forfeit any Initial Improvements that may have been performed prior to such election.
     26. Entire Agreement. This Sublease (including the Prime Leases, to the extent incorporated herein) contains the entire agreement between the parties with respect to the subject matter hereof. No representative, agent or employee of Sub landlord has been authorized to make any representations or promises with reference to the Leased Premises or to vary, alter or modify the terms hereof. No additions, changes, waivers modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by Sublandlord and Subtenant.
     27. Alterations. Any work performed by or on behalf of Subtenant with respect to the Leased Premises shall be done in a good and workmanlike manner and on a lien free basis. Subtenant shall remove any lien or other encumbrance affecting the Leased Premises as a result of from such work within thirty (30) days of notice thereof.
     28. Environmental Indemnification. Subtenant on behalf of itself and its agents, employees and invitees, hereby waives and agrees to indemnify and hold Sublandlord harmless from and against any and all claims losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any claim of Subtenant or its agents, employees and invitees arising out of the environmental condition of the Leased Premises.
     29. Waiver of Redemption. Subtenant waives and surrenders all right and privilege which it’ might have under or by reason of any present or future law to redeem the Leased Premises or to have a continuance of this Sublease for the term hereof after Subtenant is dispossessed or ejected by process of law or under the terms of this Sublease. Subtenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of any eviction or dispossession for nonpayment of rent and of any successor or other law of like import. Sublandlord and Subtenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matters whatsoever arising out of or in any way connected with this Sublease.
     30. Brokers. Subtenant represents that it has dealt directly with and only with CB Richard Ellis, as a broker in connection with this Sublease. Sub landlord represents that it has dealt directly with and only with CRESA Partners (“CRESA”), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than CB Richard Ellis and CRESA claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that CRESA shall be paid commissions in connection with this Sublease by Sublandlord pursuant to a separate agreement.
     31. Transfer by Sublandlord. The covenants and agreements on the part of Sublandlord to be performed under this Sublease shall not be binding upon Sublandlord herein named to the extent arising during any period subsequent to the transfer of its interest hereunder, provided that Sublandlord’s transferee expressly assmnes and agrees in writing to be bound by the terms hereof, and in the event of such transfer said covenants and agreements shall thereafter be binding upon each transferee of such interest, but only with respect to the period beginning with the date of such transfer and ending with the date of a subsequent transfer of such interest. Notwithstanding any other provision in this Sublease to the contrary, Subtenant shall look solely to Sublandlord’s interest in the Leased Premises and property in which it is located for the recovery of any judgment against Sublandlord and in no circumstances shall Sublandlord be personally liable nor shall Subtenant have recourse to any other assets of Sub landlord for satisfaction of any claim Subtenant may have against Sublandlord.
     32. Attorneys’ Fees. In any action or proceeding that Sublandlord or Subtenant may prosecute to enforce its rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party, including reason-able attorneys’ fees to be fixed by the court, and such costs and attorneys’ fees shall be made a part of the judgment in such action.
     33. Parking. During the Telm, Subtenant shall be entitled to the use of a total of ninety six (96) spaces, eighty one (81) outdoor, non-designated, non-exclusive parking spaces and fifteen (15) reserved spaces under the Building. There should be no charge to Subtenant for the use of any such spaces.
     34. No Release. No surrender of possession of any part of the Leased Premises shall release Subtenant from any of its obligations hereunder. The receipt and retention by Sublandlord, and the payment by Subtenant, of Fixed Rent or additional rent with knowledge of the breach of any covenant or agreement contained in this Sublease shall not be deemed a waiver of such breach by Sublandlord.
     35. Miscellaneous. In all references herein to any parties, persons or entities, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the written instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, permitted successors and assigns, respectively.
     36. Terms Severable. The terms, conditions, covenants and provisions of this Sublease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.
     37. Sublandlord’s Equipment. Subtenant acknowledges that Sublandlord’s equipment used to provide an uninterrupted power source to Sub landlord (“UPS Equipment”) is located within the Leased Premises. Subtenant agrees to provide Sublandlord with unfettered access at all times to the UPS Equipment for purposes of servicing and maintenance. To the extent possible, Sublandlord will provide reasonable notice of its intent to access the UPS Equipment, and will conduct its activities so as not to cause disruption to Subtenant’s business activities.
     38. Counterparts. This Sublease is expected to be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The facsimile signature of a party to this Sublease is and shall be deemed to be an original execution and is binding.
IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers, the day and year first written above.

ATTEST: [illegible]	SUBTENANT:
GAIN CAPITAL

	By:	/s/ Mark E. Galant
Name: Mark Galant
Title: CEO

ATTEST: [illegible]	SUBLANDLORD:
NUI Corp

	By:	/s/ Paul R. Shlanta
Name: Paul R. Shlanta
Title: Sr. Vice President, General Counsel and Chief Corporate Compliance Officer

EXHIBIT A
Prime Leases

FOURTH AMENDMENT TO LEASE
THIS AGREEMENT (this “Fourth Amendment”) made as of the 4 day of November 2001, between THE OFFICES AT BEDMINSTER, LLC, a Delaware limited liability company having an office c/o Gale & Wentworth, LLC, 200 Campus Drive, Florham Park New Jersey 07932, (“Landlord”); and NUI CORPORATION, a New Jersey corporation having an address of 550 Route 206 North, P.O. Box 760, Bedminster, New Jersey 07921-0760 (“Tenant”).
W I T N E S S E T H:
WHEREAS, Landlord’s predecessor-in-title Sammis Pluckemin Asspciates and Tenant entered an Agreement of Lease dated August 16, 1988 (the “Original Lease’’); as amended by First Amendment to Lease Agreement dated April 15, 1994 (the “First Amendment”); as amended by Second Amendment to Lease dated August 5,1999 (the “Second Amendment’); and as amended by Third Amendment to Lease dated December 14, 2000 (the “Third Amendment”) (the Original Lease, as amended by the First Amendment, the Second Amendment, and the Third Amendment, collectively referred to as the “Lease”); whereby Tenant is presently in possession of premises containing approximately forty-two thousand three hunred twenty-six (42,326) square feet of net rentable area (the “Present Premises”), consisting of twenty-two thousand six hundred sixty-five (22,665) square feet of net rentable are on the second (2nd ) floor and nineteen thousand six hundred sixty-one (19,661) square feet of net rentable area on the first (lst) floor of the building located at 550 Route 206 North (the “Building”); and
WHEREAS, the parties hereto desire to amend the Lease to expand the Present Premises on the second (2nd) floor of the Building and to amend the Lease only in the respects and on the conditions hereinafter stated .
NOW, THEREFORE, Landlord and Tenant agree as follows:
1. For purposes of this Fourth Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.
2. The parties hereby confirm that the Expiration Date of the Term of the Lease is 11:59 p.m. on December 31, 2009.
3. From, after September 1, 2001 (the “Effective Date”), Landlord and Tenant agree that the Present Premises shall be expanded to include approximately six thousand one hundred fifty-three (6,153) square feet of net rentable area on the second (2nd) floor of the Building, as more particularly depicted on Exhibit A attached hereto (the “New Premises”). Therefore, from and after the Effective Date, the Present Premises and the New Premises shall comprise the Demised Premises, which shall include a total of approximately forty-eight thousand four hundred seventy-nine (48,479) square feet of net rentable area in the Building, and Paragraph 1 of the Preamble shall be deemed modified accordingly.
4. Tenant hereby acknowledges that Tenant shall continue to lease the Present Premises in its “AS IS” condition and shall lease the New Premises in its “AS IS” condition. However, subject to the terms and conditions of this Paragraph 4, Landlord agrees to provide Tenant with a construction allowance to be applied to Tenant’s cost of Leasehold Improvements, as hereinafter defined, within the · Demised Premises (and therefore not limited to the New Promises, and Paragraph 16 of the Preamle is hereby amended to reflect that Tenant’s Construction Allowance in connection with this Fourth Amendment shall be Fifteen and 00/100 Dollars ($15.00) per square foot of net rentable area, being a total of Ninety-two Thousand Two Hundred Ninety-five and 00/100 Dollars ($92,295.00). As used herein, the term “Leasehold Improvements” shall refer to improvements to the walls; floor coverings; wall coverings; ceilings; electrical, mechanical, and plumbing distributions; doors and frames; partitions; door locks; and painting of the Demised Premises. Tenant acknowledges and agrees that: (i) the performance of the Leasehold Improvements shall be governed by the terms and conditions of Paragraph 6 of the Lease regarding Alterations (as such Paragraph 6 is amended herein); (ii) Landlord shall make disbursements to Tenant from the Construction Allowance, provided Tenant gives Landlord reasonably detailed, paid invoices showing the performance of the Leasehold Improvements; and (iii) Tenant shall have no right to an offset, deduction, or other claim to any portion of the Construction Allowance that remains unused upon the expiration or sooner termination of the Lease.
5. Paragraphs 5 and 6 of the Preamble of the Lease are hereby amended to reflect that the Fixed Rent due and payable by Tenant under the Lease shall be calculated as follows: From and after Effective Date, the Fixed Rent with respect to the New Premises shall be Twenty-eight and 75/100 Dollars ($28.75) until August 31, 2006, and Thirty-one and 50/100 Dollars ($31.50) from September 1,2006, until December 31, 2009. As calculated in accordance with the foregoing, the total Fixed Rent and Monthly Fixed Rent due and payable by Tenant under the Lease with respect to the Present Premises and the New Premises, collectively, shall b as follows from and after the Effective Date:

PERIOD	FIXED RENT	MONTHLY FIXED RENT
From the Effective Date through August 31, 2006	One Million Three Hundred Seventy-six Thousand Three Hundred Fifty and 75/100 Dollars ($1,376,350.75)	One Hundred Fourteen Thousand Six Hundred Ninety-five and 89/100 Dollars ($114,695.89)

From September 1, 2006 through the Expiration Date	One Million Five Hundred Nine Thousand Six Hundred Sixty-six and 00/100 Dollars ($1,509,666.00)	One Hundred Twenty-five Thousand Eight Hundred Five and 68/100 Dollars ($125,805.68)
6. As of the Effective Date, Paragraph 8 of the Preamble shall be amended to reflect that Tenant’s Proportionate Share of Expenses based on the square footage of the New Premises shall be three and twenty-eight hundredths percent (3.28%), in addition to the twenty-two and fifty-four hundredths percent (22.54%) based on the square footage of the Present Premises. For purposes of calculating Tenant’s relevant share of Expenses due to the different Initial Years applied to different portions of the Demised Premises, as of the Effective Date, Tenant’s Proportionate Share of Expenses for the New Premises and the Expansion Premises (as defined in the Third Amendment) shall collectively be seven and twenty- even hundredths percent (7.27%), Tenant’s Proportionate Share of Expenses for the Existing Premises (as defined in the Second Amendment) shall continue to be eight and eight hundredths percent (8.08%), and Tenant’s Proportionate Share of the Additional Premises (as defined in the Second Amendment) shall continue to be ten and forty-seven hundredths percent 10.47%).
7. Paragraph 14 of the Preamble is hereby amended to reflect that, as of the Effective Date, Tenant shall have an additional twenty-four (24) Non-Exclusive Spaces for a total of one hundred ninety-three (193) parking spaces, twenty-three (23) of which shall be Exclusive Spaces (as depicted on Exhibit C attached to the Third Amendment) and one hundred seventy (170) of which shall be Non-Exclusive Spaces.
8. Paragraph 3(a) of the Lease is hereby amended to reflect that, as of the Effective Date, with both the Expansion Premises and the New Premises: (i) the term “Initial Year” shall be the same as set forth in the Third Amendment and shall therefore be the twelve (12) month period from March 1, 2001, through February 28, 2002, and (ii) the term “Lease Year” shall mean the Initial Year and each twelve (12) month period occurring after the Initial Year. Landlord and Tenant acknowledge and agree that the term “Initial Year” for the Addition Premises is calendar year 2000 and that the term “Initial Year” for the Existing Premises shall, from and after September 1, 2001, be the twelve (12) month period from September 1, 2001, through August 31, 2002.
9. Paragraph 6 of the Lease is hereby deleted in its entirety and shall be replaced with the following language:
     (a) All fixtures, equipment, improvements, alterations, installations that are attached to the Demised Premises; any additions and appurtenances made by Tenant to the Demised Premises which are attached thereto; and any tenant improvements in connection with its initial premises and any expansions thereof (said tenant improvements being referred to in Lease as the ''Tenant Improvements’’) (excluding Tenant’s trade fixtures, business equipment, movable partitions, and personal property) shall become the property of Landlord upon installation. Not later than the last day of the Term, Tenant shall, at its expense, remove from the Demised Premises all of Tenant’s trade fixtures, business equipment, movable partitions, personal property, and any Alterations (as defined hereinafter) Landlord elects to have removed pursuant to this Paragraph 6. Tenant, at its sole cost and expense, shall repair injury done by or in connection with the installation or removal of the Alterations required to be removed. Any equipment, fixtures, goods, or other property of Tenant not removed by Tenant upon the termination of this Lease or upon any quitting, vacating, or abandonment of the Demised Premises by Tenant shall be considered as abandoned, and Landlord shall have the right, without any notice to Tenant, to sell or otherwise dispose of the same, at the expense of Tenant, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any. Landlord may have any such property stored at Tenant’s risk and expense.
     (b) Tenant, without Landlord’s prior consent, shall have the right to make non-structural al Alterations in or to the Demised Premises that (i) involve a total cost of not more than Twenty-five Thousand and 00/100 Dollars ($25,000.00); (ii) do not require a building permit to be issued by any governmental authority to make same legally; (iii) do not affect any existing building systems outside the Demised Premises and do not impair or adversely affect any existing building systems within the Demised Premises; and (iv) do not result in a violation of the Permitted Use of the Demised Premises. No other Alterations (structural or non-structural) shall be made by Tenant without Landlord’s express prior written approval. Landlord agrees that approval of Alterations of a non-structural nature that do not affect any building systems shall not be unreasonably withheld. Tenant shall give Landlord prior written notice of any proposed alterations, installations, additions, or improvements (“Alterations”) with copies of proposed plans and as-built plans, upon completion of the Alterations. Tenant acknowledges that the proposed plans and the as-built plans, both of which shall be complete, detailed, and accurate, shall be provided to Landlord on AutoCAD disks. Landlord shall have the right to elect that Tenant remove any Alteration made to the Demised Premises prior to the expiration of the Lease and to restore the Demised Premises to the condition existing prior to said Alteration. All such Alterations shall be done at Tenant’s sole expense and the making thereof shall not interfere with the use of the Building by other tenants. Tenant agrees to indemnify, defend, and hold harmless Landlord and any mortgagee of Landlord, if any, from any and all costs, expenses, claims, causes of action, damages, and liabilities of any type or nature whatsoever (including, but not limited to, attorneys’ fees and costs of litigation) arising out of or relating to the making of the Alterations by Tenant. The foregoing indemnity shall survive the expiration or sooner termination of this Lease. Nothing herein contained shall be construed as constituting the permission of Landlord for a mechanic or subcontractor to file a construction lien claim against the Demised Premises, and Tenant agrees to secure the removal of any such construction lien that a contractor purports to file against the Demised Premises by payment or otherwise pursuant to law. All Alterations shall be effected in compliance with all applicable Laws.
10. Paragraph 22 of the Lease is hereby amended to reflect that Landlord and Tenant represent and warrant to each other that the Designated Broker is the sole broker with whom each party has negotiated in bringing about this Fourth Amendment. Landlord and Tenant agree to be responsible for and to indemnify and hold the other harmless from and against any claim for a commission or other compensation by any broker other than the Designated Broker claiming to have negotiated with the indemnifying party with respect to this Fourth Amendment.
11. Paragraph 24 of the Lease is hereby amended to reflect that, in the event that Tenant exercises its renewal option under either the Lease or the Former Natural Gas Lease, as defined in the Third Amendment, then Tenant shall automatically, and, without additional notice, be deemed to have exercised the renewal option under the other lease so that the renewal options for the terms of the spaces leased under the Lease and the Former Natural Gas Lease shall be exercised collectively.
12. Landlord and Tenant agree that the following terms and conditions relating to ERISA, as hereinafter defined, shall be added to the Lease as Paragraph 31:
(a) Tenant acknowledges that it has been advised that an affiliate of Landlord is a collective investment fund (the “Fund”) which holds the assets of one or more employee benefit plans or retirement arrangements which are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Plan”), and with respect to which Morgan Guaranty Trust Company of New York (“MGT”) is the Trustee and that, as a result, Landlord may be prohibited by law from engaging in certain transactions.
     (b) Landlord hereby represents and warrants to Tenant that, as of the date hereof, the only Plans whose assets are invested in the Fund which, together with the interests of any other Plans maintained by the same employer or employee organization, represent a collective interest in the Fund in excess of ten percent (10%) of the total interests in the Fund (each, a “10% Plan”) are referenced on Exhibit B (collectively, the “Existing 10% Plan”),
     (c) Tenant represents and warrants that as of the date hereof, and at all times while it is a tenant under this Lease, one of the following statements is, and will continue to be, true: (1) Tenant is not a “party in interest” (as defined in Section 3(14) of ERISA) or “disqualified person” (as defined in Section 4975 of the Code) (each a “Party in Interest”) with respect to the Existing 10% Plan or, (2) if Tenant is a Party in Interest, that:
     (A) neither Tenant nor its “affiliate” (as defined in Section V(c) of PTCE 84-14, “Affiliate”) has, or during the immediately preceding one (1) year has, exercised the authority to either: (i) appoint or terminate MGT as the qualified professional asset manager (as defined in Section V(a) of PTCE 84-14, “QPAM”) of any of the assets of the Existing 10% Plan with respect to which Tenant or its Affiliate is a Party in Interest; or (ii) negotiate the terms of the management agreement with MGT, including renewals or modifications thereof, on behalf of the Existing 10% Plan;
and
          (B) neither Tenant nor any entity controlling, or controlled by, Tenant owns a five percent (5%) or more interest (within the meaning of PTCE 84-14, “5% Interest”) in MGT or JP Morgan & Co. Incorporated.
     (d) In the event that Landlord or the Fund notifies Tenant in writing that a Plan other than the Existing 10%

Plan may become a 10% Plan, Tenant will, within ten (10) days of such notification, inform the Fund in writing as to whether it can make the same representations which it made in subparagraph (c) of this Paragraph with respect to such prospective 10% Plan. Thereafter, if based on such representations made by Tenant such Plan becomes a 10% Plan, Tenant represents and warrants that, at all times during the period Tenant is a tenant under, the Lease, one of the statements set forth in subparagraph (c) will be true with respect to such 10% Plan.
13. Tenant represents, warrants, and covenants that, to the best of Tenant’s knowledge, (i) Landlord is not in default under any of its obligations under the Lease, (ii) Tenant is not in default of any of its obligations under the Lease, and (iii) no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder.
14. Except modified by this Fourth Amendment, the Lease and all the covenants, agreements, terms, provisions, and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions, and conditions contained in this Fourth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease as modified by this Fourth Amendment, their respective assigns. In the event of any conflict between the terms contained in this Fourth Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
15. Tenant acknowledges and agrees that the cross-default provision described in the Third Amendment in connection with Tenant’s obligations shall apply to the Lease, as the same may be further amended, and the Former Natural Gas Lease.
16. Tenant acknowledges and agrees that Landlord’s obligations under this Fourth Amendment are expressly contingent upon Landlord’s receipt, prior to the date of full execution and delivery of this Fourth Amendment by and to the parties hereto, of a surrender and acceptance agreement from EDS Information Services, L.L.C. with respect to the New Premises, which agreement shall be in a form acceptable to Landlord.
17. Tenant represents, warrants, and. covenants that, to the best of Tenant’s knowledge, (i) Landlord is not in default under any of its obligations under the Lease, (ii) Tenant is not in default of any of its obligations under the Lease, and (iii) no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder.
18. Except as modified by this Fourth Amendment, the Lease and all the covenants, agreements, terms, provisions, and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions, and conditions contained in this Fourth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease as modified by this Fourth Amendment, their respective assigns. In the event of any conflict between the terms contained in this fourth Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
19. This Fourth Amendment shall become effective only upon execution and delivery thereof by Landlord and Tenant.
IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals as of the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to sign this Fourth Amendment.

WITNESS:	THE OFFICES AT BEDMINSTER, LLC
[illegible]	By: Gale & Wentworth, LLC,
Vice President	Authorized Management Agent

	By:	/s/ Mark Yeaser
Name: Mark Yeaser
Title: President
Dated: November 14, 2001

ATTEST:	NUI CORPORATION
/s/ Carol A. Sliker	By:	/s/ James r. Van Horn
Carol A. Sliker Assistant Secretary	Name: James r. Van Horn Title: Chief Administrative Officer, General Counsel and Secretary
Dated:

EXHIBIT A
New Premises
See attached.

EXHIBIT B
Existing 10% Plans
None.

THIRD AMENDMENT TO LEASE
     THIS AGREEMENT (this “Amendment”) made as of the 14th day of December 2000, between THE OFFICES AT BEDMINSTER, LLC, a Delaware limited liability company having an office c/o Gale & Wentworth, LLC, 200 Campus Drive; Florham Park, New Jersey 07932. (''Landlord’’); and NUI CORPORATION, a New Jersey corporation having an address of 550 Route 206 North, P.O. Box 760, Bedminster, New Jersey 07921-0760 (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord’s predecessor-in-title Sammis Pluckemin Associates and Tenant entered into an Agreement of Lease dated August 16, 1988 (the “Original Lease”); as amended by First Amendment to Lease Agreement dated April 15, 1994 (the ''First Amendment”); and as further amended by Second Amendment to Lease dated August 5, 1999 (the “Second Amendment”) (the Original Lease, the First Amendment, and the Second Amendment collectively referred to as the “Lease’’); whereby Tenant is presently in possession of premises containing approximately thirty-four thousand eight hundred forty-one (34,841) square feet of net rentable area (the “Current Premises”), consisting of fifteen thousand one hundred eighty (15,180) square feet of net rentable area the second (2nd) floor and nineteen thousand six hundred sixty-one (19,661) square feet of net rentable area on the first (1st) floor of the building located at 550 Route 206 North (the “Building”); and
     WHEREAS, the parties hereto desire to amend the Lease to expand the Current Premises on the second (2nd) floor of the Building and to amend the Lease only in the respects and on the conditions hereinafter stated.
     NOW, THEREFORE, Landlord and Tenant agree as follows:
1. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.
2. The parties hereby confirm that the Expiration Date of the Term of the Lease is 11:59 p.m. on December 31,2009.
3. From and after the Effective Date, as defined hereinafter, Landlord and Tenant agree that the Current Premises shall be expanded to include approximately seven thousand four hundred eighty-five (7,485) square feet of net rentable area on the second (2nd) floor of the Building, as more particularly depicted on Exhibit A attached hereto (the “Expansion Premises”). Therefore, from and after the Effective Date, the Current Premises and the Expansion Premises shall comprise the Demised Premises, which shall include a total of approximately forty-two thousand three hundred twenty-six (42,326) square feet of net rentable area in the Building, and Paragraph 1 of the Preamble shall be deemed modified accordingly.
4. Tenant hereby acknowledges that Tenant shall continue to lease the Current Premises in its “AS IS” condition; however, Landlord agrees to construct the improvements and other work in and to the Expansion Premises (“Expansion Premises Improvements”) in accordance with the terms, conditions, and provision of Exhibit B attached hereto and made a part hereof. The term for the Expansion Premises shall commence on the date the following conditions precedent have been satisfied (the “Effective Date”), which date is anticipated to be on or about February 1, 2001: (i) the Expansion Premises shall be delivered to Tenant in tenantable condition, free of violations of any health, safety, fire and other statutes and regulations governing the Expansion Premises and its use, all of which shall be established by issuance of a certificate (temporary or final) by appropriate governmental authority, permitting occupancy of the Expansion Premises for the purposes set forth in the Lease; and (ii) Landlord has Substantially Completed, as hereinafter defined, the Expansion Premises Improvements. If the occurrence of any of the conditions listed in the preceding sentence, and thereby the making of the Expansion Premises ready for occupancy, shall be delayed due to Tenant Delay, as defined in Exhibit B; then Effective Date shall be accelerated by a time period equal to the number of days of delay so caused by Tenant. As used herein, Landlord shall be deemed to have Substantially Completed the Expansion Premises Improvements notwithstanding that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed in the Expansion Premises or any part thereof, the noncompletion of which does not unreasonably interfere with Tenant’s use of the Expansion Premises. Tenant shall occupy the Expansion Premises as soon as the same is ready for its occupancy and the Effective Date shall have occurred; provided, however, upon notice from Landlord, Tenant may enter the Expansion Premises prior thereto for the purposes of installing its telephone, computer, and/or data systems; its modular office equipment; and/or its furniture so long as; (a) Tenant coordinates such installations with Landlord’s performance of the Expansion Premises Improvements and does not disrupt the performance of the Expansion Premises Improvements, (b) Tenant’s performance of the same does not cause or create any labor dispute for Landlord in connection with the construction of the Expansion Premises Improvements and (c) Tenant otherwise complies with all terms and provisions of the Lease, including, but not limited to, the insurance requirements set forth in Paragraph 10 of the Lease. When Tenant takes actual possession of the Expansion Premises, it shall be conclusively presumed that the same is in satisfactory condition, except as to (x) those items of work remaining to be performed by Landlord pursuant to this Paragraph 4 of this Amendment, and (y) any items of work set forth in a “Punch List” to be submitted to and acknowledged by Landlord in writing within thirty (30) days after the Effective Date. Landlord shall proceed diligently to complete any Punch List items within a reasonable period of time after the Effective Date.
5. Paragraphs 5 and 6 of the Preamble of the Lease are hereby amended to reflect that the Fixed Rent due and payable by Tenant under the Lease shall be calculated as follows: From and after the Effective Date, the Fixed Rent with respect to the Expansion Premises shall be Twenty-eight and 75/100 Dollars ($28.75) until August 31, 2006, and Thirty-one and 50/100 Dollars ($31.50) from September 1, 2006, until December 31, 2009. As calculated in accordance with the foregoing, the total Fixed Rent and Monthly Fixed Rent due and payable by Tenant under the Lease with respect to the Current Premises and the Expansion Premises shall be as follows from and after the Effective Date:

Period	Fixed Rent	Monthly Fixed Rent
From the effective Date through August 31, 2001	One Million One Hundred Sixty-one Thousand Five Hundred Two and 00/100 Dollars ($1,161,502.00)	Ninety-six Thousand Seven Hundred Ninety-one and 83/100 Dollars ($96,791.83)

From September 1, 2001 through August 31, 2006	One Million One Hundred Ninety-nine Thousand Four Hundred Fifty-two and 00/100 Dollars ($1,199,452.00)	Ninety-six Thousand Nine Hundred Fifty-four and 33/100 Dollars ($99,954.33)

From September 1, 2006 through the Expiration Date	One Million Three Hundred Fifteen Thousand Eight Hundred Forty-six and 50/100 Dollars ($1,315,846.50)	One Hundred Nine Thousand Six Hundred Fifty-four and 05/100 Dollars ($109,654.05)

6. As of the Effective Date, Paragraph 8 of the Preamble shall be amended to reflect that Tenant’s Proportionate Share of Expenses based on the square footage of the Expansion Premises shall be three and ninety-nine hundredths percent (3.99%), in addition to the eighteen and fifty-six hundredths percent (1.56%) based on the square footage of the Current Premises. For purposes of calculating Tenant’s relevant share of Expenses due to the different Initial Years applied to different portions of the Demised Premises, as of the Effective Date, Tenant’s Proportionate Share of Expenses for the Expansion Premises and the Additional Premises (as defined in the Second Amendment) shall collectively be fourteen and forty-six hundredths percent (14.46%), and Tenant’s Proportionate Share of Expenses for the Existing Premises (as defined in the Second Amendment) is eight and eight hundredths percent (8.08%).
7. Paragraph 12 of the Preamble is hereby amended to reflect that the Designated Broker is collectively Alexander Summer, LLC and Gale & Wentworth Real Estate Advisors, LLC.
8. Paragraph 14 of the Preamble is hereby amended to reflect that, as of the Effective Date, Tenant shall have a total of one hundred sixty-nine (169) parking spaces, twenty-three (23) of which shall be Exclusive Spaces, as more particularly depicted on Exhibit C, and one hundred forty-six (146) of which shall be Non-Exclusive Spaces.
9. Paragraph 16 of the Preamble is hereby amended to reflect that Tenant’s Construction Allowance in connection with the Expansion Premises Improvements shall be Fifteen and 00/100 Dollars ($15.00) per square foot of net rentable area, being a total of One Hundred Twelve Thousand Two Hundred Seventy-five and 00/100 Dollars ($112,275.00).
10. Paragraph 3(a) of the Lease is hereby amended to reflect that, as of the Effective Date, with respect to the Expansion Premises only: (i) the term “Initial Year” shall mean the first twelve (12) month period commencing on the first (1st ) full calendar month after the Effective Date (or on the Effective Date, if the Effective Date is the first (1st ) day of a calendar month), and (ii) the term ''Lease Year” shall mean the Initial Year and each twelve (12) month period occurring after the Initial Year. Landlord and Tenant acknowledge and agree that the term “Initial Year” for the Additional Premises (as defined in the Second Amendment) is calendar year 2000.
11. Paragraph 17 of the Second Amendment is hereby amended to reflect that, as of the date hereof, the amount to be used as an estimate for Tenant’s monthly charge for electrical consumption shall be revised from One and 40/100 Dollars ($1.40) per square foot of net rentable area contained in the Demised Premises to One and 50/100 Dollars ($1.50) per square foot of net rentable area contained in the Demised Premises. Said charge shall be subject to adjustment and reconciliations, as more particularly set forth in Paragraph 17 of the Second Amendment.
12. Paragraph 22 of the Lease is hereby amended to reflect that Landlord and Tenant represent and warrant to each other that the Designated Broker noted in Paragraph 7 of this Amendment is the sole broker with whom each party has negotiated in bringing about this Amendment. Landlord and Tenant agree to he responsible for and to indemnify and hold the other harmless from and against any claim for a commission or other compensation by any broker other than the Designated Broker claiming to have negotiated with the indemnifying party with respect to this Amendment.

13. Tenant acknowledges and agrees that, from and after the date hereof, there shall be a cross- default provision with respect to the Lease and the Former Natural Gas Lease, as defined Hereinafter. Accordingly, any default under the Lease shall, automatically and without additional notice, constitute a default under the Former Natural Gas Lease. Similarly, any default under the Former Natural Gas Lease shall, automatically and without additional notice, constitute a default under the Lease. As used herein, the term “Former Natural Gas Lease” shall be defined as that certain lease agreement dated July 18, 1996, between Landlord’s predecessor-in-title Sammis Pluckemin Associates, as landlord, and Natural Gas Services, Inc., as tenant; as amended by First Amendment to Lease Agreement dated September 31, 1996, as amended by Second Amendment to Lease Agreement dated February 19, 1997; as amended by Third Amendment to Lease dated August 5, 1999, between Landlord and NUI Corporation, as successor-to Natural Gas Services, Inc.; and as the same may be further amended.
14. Tenant acknowledges and agrees that Landlord’s obligations under this Amendment are expressly contingent upon Landlord’s receipt, prior to the date of full execution and delivery of this Amendment by and to the parties hereto, of a surrender and acceptance agreement from Electronic Data Systems Corporation with respect to the Expansion Premises, which agreement shall be in a form acceptable to Landlord.
15. Tenant represents, warrants, and covenants that, to the best of Tenant’s knowledge, (i) Landlord is not in default under any of its obligations under the Lease, (ii) Tenant is not in default of any of its obligations under the Lease, and (iii) no event has occurred which, with any, of additional Tenant’s Finish Cost arising therefrom (which shall be calculated in the same manner as the original Tenant’s Finish Cost) and Landlord’s estimate of the delay in completion that will be caused by such proposed revision to the Final Plans. In the event of a rejection by Landlord of a proposed revision, Tenant may make changes to the proposed revision and resubmit it pursuant hereto. Upon receiving Landlord’s approval to any revision, Tenant shall as soon thereafter as practicable, but in no event in excess of five (5) Business Days, and understanding that any delay in responding may cause delays in completion substantially greater than the estimate given by Landlord, authorize the work that Tenant desires by approving in writing the work and the cost thereof, and submitting to Landlord signed and sealed revised final plans sufficient for Landlord to obtain all necessary permits and revised final plans. Upon the submission of such revised final plans, such revised final plans shall become the Final Plans hereunder. Any delay in completion caused by the revision to the Final Plans, whether greater or less than Landlord’s estimate, shall be a Tenant delay.
     Section 3.3. If (a) a delay shall occur in the completion of the Expasion Premises in accordance with the Final Plans or any revised Final Plans by the Landlord as the result of (i) Tenant’s failure to provide, on or before November 30, 2000, sufficient information for Landlord’s architect to prepare proposed Final Plans; (ii) the Final Plans not being approved by Tenant on at before December 18,2000; (iii) any time periods or deadlines set forth herein not being adhered to by Tenant, its agents, employees, or contractors; (iv) any direction by Tenant that the Landlord delay proceeding with the work or any segment of the work in anticipation of a possible revision to the Final Plans by Tenant or for any other reason, (v) any revision to the Final Plans authorized by Tenant, (vi) any delay caused by the Construction Cost exceeding (or estimated by Construction Manager to exceed) the Construction Allowance, as more particularly described in Section 3.4 below, or (vii) any other act or omission of Tenant, its agents, employees, or contractors (any of such events being a “Tenant Delay”); then (b) the Effective Date shall (even though no Certificate of Occupancy has been issued or the Expansion

Premises has not been completed) be deemed to be one day earlier than provided for in Paragraph 4 of this Amendment for each day of such Tenant Delay.
     The extent of any Tenant Delay shall be determined in the following manner: Landlord shall notify Tenant of the estimated length of the Tenant Delay involved as soon as practicable after the information necessary to estimate such Tenant Delay is available (which notice shall include the basis for the Landor’s estimate) and, as Landlord obtains the information to calculate the actual Tenant Delay, Landlord shall so notify Tenant, providing it with the basis used in calculating such Tenant Delay. In the event of a dispute concerning the length of any Tenant Delay, Landlord’s calculation shall be used and the Effective Date shall occur in accordance therewith, provided, however, that Tenant shall retain its right to challenge Landlord’s calculation of the length of the Tenant’s Delay.
     Section 3.4. Notwithstanding anything herein to the contrary, Tenant acknowledges that the dates set forth above with respect to the submission of preliminary information to prepare the Final Plans and the approval of the proposed Final Plans are based upon the Construction Cost being no greater than the Construction Allowance. Therefore, if (i) Construction Manager’s reasonable estimate for the Construction Cost is (or shall be) in excess of the Construction Allowance and (ii) Construction Manager reasonably believes that Construction Manager shall be unable to Substantially Complete the Tenant Improvements on or before February 1, 2001, due to the same; Tenant acknowledges that a Tenant Delay shall then exist, the extent of which shall be determined in accordance with Section 3.3 hereof.
     Section 4.1. For the services provided in connection with this Exhibit B,

EXHIBIT C
Parking Plans
See attached.

SECOND AMENDMENT TO LEASE
     THIS AGREEMENT (this “Amendment’’) made as of the 5th day of August 1999, between THE OFFICES AT BEDMISTER, LLC, a Delaware limited liability company having an office c/o Gale & Wentworth, LLC, 200 Campus Drive, Florham Park, New Jersey 07932, (“Landlord’’); and NUI CORPORATION, a New Jersey corporation having an address of 550 Route 206 North, P.O. Box 760, Bedminster, New Jersey 07921-0760 (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord’s predecessor-in-title Sammis Pluckemin Associates and Tenant entered into an Agreement of Lease dated August 16, 1988 (the “Original Lease”); as amended by First Amendment to Lease Agreement dated April 15, 1994 (the “First Amendment”), (the Original Lease and the First Amendment collectively referred to as the “Lease”) whereby Tenant is presently in possession of premises containing approximately fifteen thousand one hundred eighty (15,180) square feet of net rentable area (the “Existing Premises”) on the second (2nd) floor of the building located at 550 Route 206 North (the “Building”); and
     WHEREAS, the parties hereto desire to amend the Lease to expand the Existing Premises onto the first (1st) floor of the Building and to extend the Term with respect to the Demised Premises, as defined hereinafter, only in the respects and on the conditions hereinafter stated.
NOW, THEREFORE, Landlord and Tenant agree as follows:
1. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.
2. The parties hereby confirm that the Term of the Lease is scheduled to expire on August 31, 2001. The Term of the Lease is hereby extended for an additional eight (8) years and four (4) months so that the Term shall now terminate at 11:59 p.m. on December 31, 2009 (the “Expiration Date”). The period from September 1, 2001 through the Expiration Date is hereinafter referred to as the “Extended Term,” and Paragraphs 2 and 3 of the Preamble of . the Lease shall be deemed modified accordingly.
3. From and after the Effective Date, as defined hereinafter, Landlord and Tenant agree that the Existing Premises shall be expanded to include approximately nineteen thousand six hundred sixty-one (19,661) square feet of net rentable area on the first (lst) floor of the Building, as more particularly depicted on Exhibit A attached hereto (the “Additional Premises”). Therefore, from and after the Effective Date, the Existing Premises and the Additional Premises shall comprise the Demised Premises, which shall include a total of approximately thirty-four thousand eight hundred forty-one (34,841) square feet of net rentable area in the Building, and Paragraph 1 of the Preamble shall be deemed modified accordingly.
4. Tenant hereby acknowledges that Tenant shall continue to lease the Existing Premises in its “AS IS” condition; however, Landlord agrees to construct the improvements and other work in and to the Additional Premises (“Additional Premises Improvements”) in accordance with the terms, conditions, and provisions of Exhibit B attached hereto and made a part hereof. The term for the Additional Premises shall commence on the date the following conditions precedent have been satisfied (the “Effective Date”), which date is anticipated to be on or about January 1, 2000; (i) the Additional Premises shall be delivered to Tenant in tenantable condition, free of violations of any health, safety, fire and other statutes and regulations governing the Additional Premises and its use, all of which shall be established by issuance of a certificate (temporary or final) by appropriate governmental authority, permitting occupancy of the Additional Premises for the purposes set forth in the Lease; and (ii) Landlord has Substantially Completed, as hereinafter defined, the Additional Premises Improvements. If the occurrence of any of the conditions listed in the preceding sentence, and thereby the making of the Additional Premises ready for occupancy, shall be delayed due to Tenant Delay, as defined in Exhibit B; then the Effective Date shall be accelerated by a time period equal to the number of days of delay so caused by Tenant. As used herein, Landlord shall be deemed to have Substantially Completed the Additional Premises

Improvements notwithstanding that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed in the Additional Premises or any part thereof, the noncompletion of which does not unreasonably interfere with Tenant’s use of the Additional Premises. Tenant shall occupy the Additional Premises as soon as the same is ready for its occupancy and the Effective Date shall have occurred; provided, however, upon’ notice from Landlord, Tenant may enter the Additional Premises prior thereto for the purposes of installing its telephone, computer, and/or data systems; its modular office equipment; and/or its furniture so long as: (a) Tenant coordinates such installations with Landlord’s performance of the Additional Premises Improvements and does not disrupt the performance of the Additional Premises Improvements, (b) Tenant’s performance of the same does not cause or create any labor dispute for Landlord in connection with the construction of the Additional Premises Improvements, and (c) Tenant otherwise · complies with all terms and provisions of the Lease, including, but not limited to, the insurance requirements set forth in Paragraph 10 of the Lease. When Tenant takes actual possession of . the Additional Premises, it shall be conclusively presumed that the same is in satisfactory condition, except as to (x) those items of work remaining to be performed by Landlord pursuant to this Paragraph 4 of this Amendment, and (y) any items of work set forth in a “Punch List” to be submitted to and acknowledged by Landlord in writing within thirty (30) days after the Effective Date. Landlord shall proceed diligently to complete any Punch List items within a reasonable period of time after the Effective Date.
5. Paragraphs 5 and 6 of the Preamble of the Lease are hereby amended to reflect that the Fixed Rent due and payable by Tenant under the Lease shall be calculated as follows: The Fixed Rent with respect to the Existing Premises shall be Twenty-five and 75/100 Dollars ($25.75) S.F. until August 31, 2001, Twenty-eight and 25/100 Dollars ($28.25) S.F. from September 1, 2001 until August 31, 2006, and Thirty-one and 00/100 Dollars ($31.00) S.F. from September 1, 2006 until December 31, 2009. The Fixed Rent with respect to the Additional Premises shall be Twenty-eight and 25/100 ($28.25) S.F. from the Effective Date until August 31, 2006 and Thirty-one and 00/100 Dollars ($31.00) S.F . from September 1, 2006 to December 31, 2009. As calculated in accordance with the foregoing, the total Fixed Rent and Monthly Fixed Rent due and payable by Tenant under the Lease with respect to the Existing Premises and the Additional Premises shall be as follows from and after the Effective Date:

Period	Firex Rent	Monthly Fixed Rent
From the Effective Date through September 1, 2001	Nine Hundred Forty-six Thousand Three Hundred Eight and 25/100 ($946,308.25)	Seventy-eight Thousand Eight Hundred Fifty-nine and 02/100 ($78,859.02)

From September 1, 2001 through August 31, 2006	Nine Hundred Eighty-four Thousand Two Hundred Fifty-eight and 25/100 Dollars ($984,258.25)	Eighty-two Thousand Twenty-one and 52/100 Dollars ($82,021.52)

From August 31, 2006 through the Expiration Date	One Million Eighty Thousand Seventy-one and 00/100 Dollars ($1,080,071.00)	Ninety Thousand Five and 92/100 Dollars ($90,005.92)

6. As of the Effective Date, Paragraph 8 of the Preamble shall be amended to reflect that Tenant’s Proportionate Share of Expenses based on the square footage of the Additional Premises shall be ten and forty-seven hundredths (10.47%) percent, in addition to the eight and eight hundredths (8.08%) percent based on the square footage of the Existing Premises.
7. Paragraph 9 of the Preamble is hereby deleted in its entirety and is of no further force or effect, since it is no longer applicable.
8. Paragraph 11 of the Preamble is hereby amended to reflect that Tenant’s S.LC. Code is 4924.
9. Paragraph 12 of the Preamble is hereby amended to reflect that the Designated Broker is collectively Alexander Summer, LLC and Gale & Wentworth Real Estate Advisors, LLC.
10. Paragraph 14 of the Preamble is hereby amended to reflect that, as of the Effective Date, Tenant shall have a total of one hundred thirty-nine (139) parking spaces, twenty (20) of which shall be Exclusive Spaces, as more particularly depicted on Exhibit C, and one hundred nineteen (119) of which shall be Non-Exclusive Spaces.
11. Paragraph 16 of the Preamble is hereby amended to reflect that Tenant’s Construction Allowance in connection with the additional Improvements shall be Twenty and 00/100 Dollars ($20.00) per square foot of net rentable area, being a total of Three Hundred Ninety-three Thousand Two Hundred Twenty and 00/100 Dollars ($393,220.00). Tenant shall also have a refurbishment allowance of Five and 00/100 Dollars ($5.00) per square foot of net rentable area of the Existing Premises, being a total of Seventy-five Thousand Nine Hundred and 00/100 Dollars, ($75,900.00) (the “Refurbishment Allowance”). Landlord and Tenant agree that Tenant shall have the right to apply all or a portion of the Refurbishment Allowance for the sole purposes of either: (i) completing the Additional Premises Improvements (in which event Tenant shall provide Landlord with at least thirty (30) days’ notice, and the Refurbishment Allowance shall be disbursed pursuant to the same terms and conditions as the Construction Allowance, as more particularly described in Exhibit B; (ii) improving the Existing Premises by refurbishing the wall coverings, floor coverings, ceilings, or any other part of the initial build-out performed by Landlord pursuant to Exhibit B of the Original Lease or pursuant to Schedule C of the First Amendment; or (iii) contributing to the cost of refurbishing the demised premises containing approximately ten thousand five hundred forty-three (10,543) square feet of net rentable area leased by Natural Gas Services, Inc., which contribution shall be subject to the terms of Paragraph 6 of the Third Amendment dated                     , 1999 between Landlord and Natural Gas Services, Inc. Tenant acknowledges that, in the event that Tenant does not use all of the Refurbishment Allowance, Tenant shall have no right to a claim, deduction or offset with respect to any unused portion.
12. Paragraph 3(a) of the Lease is hereby amended to reflect that, as of the Effective Date, with respect to the Additional Premises only: (i) the Initial Year shall be the twelve month period commencing on the first full calendar month after the Effective Date, and (ii) the term “Lease Year” shall mean the Initial Year and each twelve month period occurring after the Initial Year. In addition, as of the commencement of the Extended Term on September 1,2001, the Initial Year with respect to the Existing Premises shall be changed to mean the twelve month period commencing on the first full calendar month after the Extension Commencement’ Date, and (ii) the term “Lease Year” shall mean the Initial Year and each twelve month’ period occurring after the Initial Year. Paragraph 3(a)(2) is also amended to delete the reference to “capital improvement to the Project.”
13. Paragraph 8(a) of the Lease is amended to reflect that the time period within which Tenant shall deliver such estoppel certificates is ten (10) days following Tenant’s receipt of request therefore.
14. Paragraphs 10(b), 10(e), and 10(d) of the Lease are hereby deleted in its entirety and are replaced with the following provisions:
(b) Tenant shall, at Tenant’s sole cost and expense, except to the extent prohibited by law with respect to worker’s compensation insurance, for the benefit of Tenant, Landlord, and any Additional Insured (as hereinafter defined) and/or any other additional insured as Landlord shall from time to time reasonably determine, maintain or cause to be maintained (i) commercial general liability insurance coverage with a limit of not less than Five Million and 00/100 Dollars ($5,000,000.00) per each occurrence (“CGL”), to include commercial umbrella liability coverage, if necessary [If the CGL contains a general aggregate, it shall apply separately to the Demised Premises. The CGL shall be written on ISO occurrence form CGOOO11093 or a substitute providing equivalent coverage and shall cover liability arising from the Demised Premises, operations, independent contractors, products-completed operations, personal injury, advertising liability, and liability under an insured contract. The commercial umbrella liability coverage shall be consistent with the primary coverage.); (ii) worker’s compensation insurance covering all persons employed in connection with the construction of any improvements by Tenant and the operation of its business upon the Demised Premises; and (iii) “all risk” coverage on all of Tenant’s personal property, including, but not limited to, standard fire and extended coverage insurance with vandalism’ and malicious mischief endorsements on all of the Tenant Improvements and Alterations in or about the Demised Premises, to the extent of their full replacement value. If, in the opinion of any mortgagees or ground lessors of the Land and/or the Building, the foregoing coverages and/or limits shall become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses, Landlord shall have the right to require Tenant to increase its insurance coverage and/or limits. AU such insurance shall, to the extent permitted by law, name any mortgagees and ground lessors of the Land and the Building and any owners, mortgagees, and ground lessors of other portions of the Complex, and their successors and assigns (“Additional Insureds”) and Landlord, as additional insureds and shall be written by an insurance carrier authorized to do business in the State of New Jersey and that is rated at least A+ XII by A.M. Best Company, Oldwick, New Jersey.
(c) Prior to the Commencement Date, Tenant shall deliver to Landlord a certificate of each policy required under this Lease, which certificate shall be in a form reasonably satisfactory to Landlord and shall, at a minimum: (i) specify the additional insured status of Landlord and of the Additional Insureds, (ii) evidence the waiver of subrogation required pursuant to Paragraph \O(d), and (iii) provide that said policy shall not be reduced in amount (or otherwise materially changed) or canceled or lapse without providing to Landlord at the address specified in Paragraph 18 of the Lease at least thirty (30) days’ written notice of such reduction (or other material change), cancellation, or lapse. Tenant agrees to provide to Landlord timely renewal certificates as the coverage renews. Notwithstanding anything herein to the contrary, all policies required to be effected by Tenant under this Lease shall be maintained in force throughout the Term or any Renewal Term.
(d) Landlord and Tenant waive all rights of recovery against each other and the Additional Insureds for any loss, damages, or injury of any nature whatsoever to property for which the waiving party is required to be insured. In addition, during the Term, Landlord and Tenant shall each maintain in effect in each insurance policy required under this Lease that relates to property damage a waiver of subrogation in favor of the other party and the Additional Insureds from its then-current insurance earners and shall, upon written request of the other party, furnish evidence of such currently effective waiver which shall be in customary form.
15. Paragraph 11 of the Lease is hereby amended to reflect that this provisions shall survive the expiration or sooner termination of the Lease.
16. Based on the modification to Paragraph 10 of the Lease, as set forth in Paragraph 14 of this Amendment, Paragraph 12(b) of the Lease is hereby deleted in its entirety and shall be of no further force or effect.
17. As of the Effective Date, Paragraphs 15(b), (e), (f), (g), and (h) of the Lease shall be deleted in their entirety and shall be of no further force of effect. As of the Effective Date, Tenant’s electrical consumption for the Demised Premises shall be paid by Tenant on a quarterly annual basis (due on or before January 1, April, July 1, and October 1 of each calendar year during the Term without demand therefore and without any set-off, recoupment, or deduction whatsoever) based upon a monthly charge of One and 40/100 Dollars ($1.40) per square foot of net rentable area contained in the Demised Premises, which charge represents the cost of the estimated monthly usage in the Demised Premises. Said monthly charge may be adjusted from time to time on the basis of changes in electric rates or usage of power within the Demised Premises. Notwithstanding the foregoing, Landlord and Tenant acknowledge that Tenant’s actual electrical consumption in the Demised Premises shall be measured by submeter. Therefore, while Tenant will continue to pay the foregoing monthly charge on a quarterly annual basis, Landlord shall read the submeter on a quarterly annual basis and, within a reasonable time following such reading, shall send to Tenant a reconciliation statement based upon the same. Within thirty (30) days following Tenant’s receipt of any such quarterly annual reconciliation statement, Tenant shall pay to Landlord the amount of any underpayment due for the relevant quarter. If Tenant has overpaid for such quarter,

Landlord shall reimburse Tenant for the amount of the overpayment.
18. Paragraph 18 of the Lease is hereby amended to reflect that notices to Landlord and Tenant shall be addressed as follows:
The Offices at Bedminster
c/o Gale & Wentworth, LLC
200 Campus Drive
Florham Park, New Jersey 01932
Attn: Asset Management
and
The Offices at Bedminster
c/o Gale & Wentworth, LLC
200 Campus Drive
Florham Park, New Jersey 01932
Attn: Marc Leonard Ripp, Esq.
19. Paragraph 22 of the Lease is hereby amended to reflect that Landlord and Tenant represent and warrant to each other that the Designated Broker noted in Paragraph 9 of this Amendment is the sole broker with whom each party has negotiated in bringing about this Amendment. Landlord and Tenant agree to be responsible for and to indemnify and hold the other harmless from and against any claim for a commission or other compensation by any broker other than the Designated Broker claiming to have negotiated with the indemnifying party with respect to this Amendment.
20. Paragraph 24 of the Lease and Paragraph 4 of the First Amendment are hereby deleted in their entirety and are replaced with the following provision:
(a) Tenant is hereby granted two (2) successive option(s) to renew this Lease for a Renewal Term of five (5) years each, subject to the terms of this Paragraph 24. In the event that Tenant desires to renew this Lease, it shall give notice in writing to Landlord of its intention to renew the Lease at least twelve (12) months prior to the Expiration Date (as amended herein) and at least twelve (12) months prior to the expiration of the first Renewal Term, as the case may be. During each of the Renewal Terms, Tenant shall lease the Demised Premises in its “AS IS” condition and all of the terms and conditions of this Lease shall otherwise remain in effect during each of the Renewal Terms, except that the annual Fixed Rent payable during each of the Renewal Terms shall be ninety-five (95%) percent of the annual fair market renewal rental value of the Demised Premises based on a comparison of the rents and accrued escalations then being paid by tenants renewing leases for comparable space in the competitive market area of the Demised Premises, excluding from consideration rent concessions, such as free rent and work letter allowances, made to tenants leasing space initially, but taking into consideration rent concessions, such as refitting allowance, made to tenants renewing leases (“Fair Market Renewal Rent”); provided, however, that in no event shall the annual Fixed Rent be less than the annual Fixed Rent payable during the year preceding the 1st year of each such Renewal Term. In the event the Fixed Rent to be paid during either Renewal Term increases over the amount paid during the year preceding the first year of each such Renewal Term, Landlord may, at its sole option, require Tenant to pay, on or before the commencement of the applicable Renewal Term, a proportionate increase in the Security Deposit.
(b) The Fair Market Renewal Rent of the Demised Premises for purposes of subparagraph (a) of this Paragraph 24 shall take into account the provisions of this Lease and shall be determined pursuant to the provisions of this subparagraph 24(b). The Fair Market Renewal Rent shall be set forth by Landlord in a notice to Tenant at least sixty (60) days prior to the commencement of each of the applicable Renewal Terms. The Fair Market Renewal Rent set forth in such notice shall be binding upon both parties, unless Tenant shall notify Landlord of its objection within twenty (20) days after receipt of such notice. In the event of such an objection, which is not resolved within twenty (20) days thereafter, Tenant, at its own expense, shall designate an MAI or SREA appraiser in the Somerset County area. Tenant’s designated appraiser shall then determine and promptly report to both parties in writing the Fair Market Renewal Rent of the Demised Premises, which report shall be binding upon both parties, unless Landlord shall object to same within twenty (20) days after receipt of said report. If Landlord shall so object, both parties shall jointly appoint a separate. MAI or SREA appraiser who shall determine the Fair Market Renewal Rent by selecting either Landlord’s Fair Market Renewal Rent determination or Tenant’s designated appraiser’s Fair Market Renewal Rent determination according to whichever of the two valuations is closer to the actual Fair Market Renewal Rent in the opinion of such separate appraiser. The costs of such separate appraiser shall be shared equally by Landlord and Tenant.
(c) It shall be a condition of the exercise of the option set forth in this Paragraph 24, that at the time of the exercise of said option, Tenant shall not be in default under this Lease beyond applicable grace periods.
(d) Tenant acknowledges and agrees that the option(s) set forth in this Paragraph 24 shall be personal to Tenant and shall not be exercisable by any party (including any assignees) other than Tenant named herein. Furthermore, notwithstanding anything herein to the contrary, Tenant shall not have the right to exercise the renewal options) set forth herein if the amount of square feet of net rentable area of the Demised Premises leased by Tenant during the applicable Renewal Term is fifty (50%) percent or less than the amount of square feet of net rentable area leased by Tenant as of the Effective Date.
21. Paragraph 28 of the Lease is hereby deleted in its entirety and is replaced with the following provisions:
(a) Tenant agrees to comply with all present or future federal, state, or local laws, rules, or regulations dealing with environmental protection (“Environmental Laws”), including, but not limited to, the Industrial Site Recovery Act (N.J.S.A. 13:1K-6, el seq.) (“ISRA”) having jurisdiction over the Demised Premises. Tenant agrees that such compliance shall be at Tenant’s sole cost and expense. Tenant shall immediately provide Landlord, as they are issued or received by Tenant, with copies of all correspondence, reports, notices, orders, findings, declarations, and other materials that are pertinent to Tenant’s compliance with Environmental Laws.
(b) Tenant represents to Landlord that Tenant’s Standard Industrial Classification (SIC) Number as used on Tenant’s Federal Tax Return is as set forth in the Preamble of the Lease. Tenant shall not conduct any operations at the Demised Premises that shall cause the Building or the Demised Premises to be deemed an “industrial establishment” as currently defined in ISRA or otherwise trigger ISRA. If, due to an amendment to ISRA or otherwise Tenant’s operations become subject to ISRA during the Term of the Lease, Tenant shall comply with all ISRA requirements at Tenant’s sole cost and expense. Such expenses shall include, but not limited to, any applicable state agency fees, engineering fees, clean-up costs, filing fees, and suretyship expenses. In addition, in the event any other Building tenant or Landlord triggers ISRA, Tenant agrees to cooperate with Landlord and provide any information relating to Tenant and its operations at the Demised Premises that is needed by Landlord to comply with ISRA. The foregoing undertakings shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive the sale, lease, or assignment of the Demised Premises by Landlord for a period of one (1) year.
(c) Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Demised Premises any Hazardous Substances with the exception of de minimis quantities of Hazardous Substances commonly used in the cleaning and maintenance of general business offices in quantities appropriate to such use. As used herein, “Hazardous Substance” shall be! defined as any “hazardous chemical,” “hazardous substance,” “hazardous waste,” or similar term as defined in the Comprehensive Environmental Response Compensation and Liability Act, as amended (42 U.S.C. §§9601, et seq.). ISRA, the New Jersey Spill Compensation and Control Act, as amended, (NJ.S.A. 58:10-23.llb, et seq.). any rules or regulations promulgated thereunder, or in any other present or future Environmental Laws.
(d) Tenant agrees to indemnify, defend, and hold harmless Landlord and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs, and expenses (including the reasonable fees and expenses of counsel) that may be incurred by Landlord or any such mortgagee or threatened against Landlord or such mortgagee, relating to or arising out of any breach by Tenant of this Paragraph 28, which indemnification shall survive the expiration or sooner termination of this Lease.
22. Paragraph 29(b) of the Lease is hereby deleted in its entirety and is replaced with the following provision:
(b) Tenant acknowledges and agrees that neither Landlord, the Morgan Guaranty Trust Company of New York, as trustee of the Commingled Pension Trust Fund (Special Situation Investments — Real Estate) of Morgan Guaranty Trust Company of New York, nor any · shareholder, officer, director, partner (general or limited), limited liability company member, tenant-in-common, venturer, trustee, trust beneficiary, grantor, trustee-grantor, or other individual or entity having an interest in Landlord shall have any personal liability for the performance of any of the terms, covenants, or conditions to be performed by Landlord under this Lease; rather, Tenant agrees to look solely to Landlord’s interest and estate in the Land and the Building for the satisfaction of Tenant’s remedies arising all of or related to this Lease.
23. The First Amendment is hereby amended to clarify that Tenant did not exercise the option set forth in Paragraph 15 of the’ First Amendment and is therefore not in possession of the Interim Expansion Space, which is currently leased and occupied by NUI Corporation, Successor to Natural Gas Services, Inc.
24. Tenant represents, warrants, and covenants that, to the best of Tenant’s knowledge, (i) Landlord is not in default under any of its obligations under the Lease, (ii) Tenant is not in default of any of its obligations under the Lease, and (iii) no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder.
25. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions, and conditions thereof shall remain in full force and effect imd are hereby ratified and affirmed. The covenants, agreements, terms, provisions, and conditions contained in this Amendment shall bind und inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease as modified by this Amendment, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
26. This Amendment shall become effective only upon execution and delivery thereof by Landlord and Tenant.
IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals as of the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to sign this Amendment.

WITNESS:	THE OFFICES AT BEDMINSTER, LLC

By: Gale & Wentworth, LLC Authorized Management Agent
[illegible]	By:	[illegible]
Vice President	Name:	[illegible]
Title:

	Dated:	8/5/99

ATTEST	NUI CORPORATION
	By:	[illegible]
[illegible]	Name:
	Title:	COO & CFO
	Dated:	8/4/99

EXHIBIT A
Additional Premises

EXHIBIT B
Work Letter
     Section 1.1. The provisions of this Exhibit shall have the same force and effect as if this Exhibit were a numbered Article of the Lease.
     Section 2.1.
     (a) Landlord agrees that Gale & Wentworth Construction Services, LLC (“Construction Manager”) shall oversee the construction of the Additional Premises in accordance with the Final Plans, as hereinafter defined, (the “Tenant Improvements”) finalized from the Preliminary Plans, which construction shall be completed in a good and workmanlike manner and in compliance with all applicable laws and regulations (“Tenant Improvement Work”). Tenant shall pay to Landlord, in accordance with the terms hereof, the Construction Cost (as hereinafter defined), against which Tenant shall be entitled to a credit of (i) tenant improvement allowance of Twenty and 00/100 Dollars ($20.00) per square from of net rentable area of the Additional Premises, plus (ii) an architectural allowance of One and 50/100 Dollars ($1.50) per square foot of net rentable area of the Additional Premises (collectively, the “Construction Allowance”). The difference between the Construction Cost and the Construction Allowance is referred to herein as “Tenant’s Finish Cost.” In the event that any portion of the Construction Allowance is remaining after the completion of the Tenant improvements, Tenant acknowledges that Tenant shall not have any right to a credit, offset, or deduction with respect to said portion.
     (b) No later than October 1, 1999, Tenant shall submit to Landlord and Landlord’s architect sufficient information to allow Landlord to prepare final plans setting forth the construction of the Additional Premises as provided in this Section 2.1, and such plans shall be prepared by Landlord’s architect at Landlord’s expense. Within five (5) business days after receipt of any proposed final plans from Landlord, Tenant shall approve (which approval shall not be unreasonably withheld, conditioned, or delayed) or reject same and if rejecting same shall state the reasons for such rejection. In the event of a rejection by Tenant of any proposed final plans, Landlord may make changes to the proposed final plans and resubmit them pursuant hereto. Upon receiving Tenant’s approval to any proposed final plans, such plans shall become the Final Plans (the “Final Plans”) hereunder. Provided that Tenant has received proposed Final Plans at least fifteen (15) days prior thereto, Tenant’s failure to approval Final Plans by December 31,1999 shall constitute a Tenant Delay, as defined in Section 3.3 hereof.
     Section 3.1. Subject to Section 2.1,Tenant shall pay to Landlord Tenant’s Finish Cost in the following manner: Landlord shall submit to Tenant monthly invoices for Tenant Improvement Work that has been completed and for which Tenant’s Finish Cost is due, which invoices shall be submitted on or before the fifth (5th) day of the calendar month immediately following the month in which such work has been completed, together with copies of all subcontractor invoices and material invoices verifying the Tenant Improvements completed to date. Each invoice, will include a ten percent (10%) retainage to be withheld on all subcontractor costs until Substantial Completion. There will be no retain age on general condition items and fees. Tenant shall pay to Landlord the costs for the same on or before the twentieth (20th) day of the calendar month in which such invoice was received. Said payments of Tenant’s Finish Cost shall be made as Additional Rent, and Tenant shall pay the same in full and without setoff or deduction the amounts set forth in any invoices received.
     Section 3.2, In the event that Tenant desires any change in the Final Plans, Tenant shall submit to Landlord revised final plans setting forth the proposed change and instructing Landlord whether to cease work or cease any segment of work while the change is approved (in which case the delay shall be a Tenant Delay as hereinafter defined) or whether Landlord should continue constructing the Additional Premises in accordance with the Final Plans notwithstanding the proposed change thereto. In the event that no such instructions are given, Landlord shall continue constructing the Additional Premises in accordance with the Final Plans without regard to the proposed changes thereto. Within five (5) Business Days after receipt of any proposed changes in the Final Plans from Tenant, Landlord shall approve or reject same and if rejecting same shall state the reasons for such rejection. If Landlord has stopped work, or some segment thereof at Tenant’s request. Landlord shall resume work, or some segment thereof at Tenant’s written · instructions from Tenant authorizing the recommencement of such ‘work. Upon the granting of any approval, Landlord shall notify Tenant of the amount, if any, of additional Tenant’s Finish Cost arising therefrom (which shall be calculated in the same manner as the original Tenant’s Finish Cost) and Landlord’s estimate of the delay in completion that will be caused by such proposed revision to the Final Plans. In the event of a rejection by Landlord of a proposed revision, Tenant may make changes to the proposed revision and resubmit it pursuant hereto. Upon receiving Landlord’s approval to any revision, Tenant shall as soon thereafter as practicable, but in no event in excess of five (5) Business Days, and understanding that any delay in responding may cause delays in completion substantially greater than the estimate given by Landlord, authorize the work that Tenant desires by approving in writing the work and the cost thereof, and submitting to Landlord signed and sealed revised final plans sufficient for Landlord to obtain all necessary permits and revised final plans. Upon the submission of such revised final plans, such revised final plans shall become the Final Plans hereunder. Any delay in completion caused by the revision to the Final Plans, whether greater or less than Landlord’s estimate, shall be a Tenant Delay.
     Section 33. If (a) a delay shall occur in the completion of the Additional Premises in accordance with the Final Plans or any revised Final Plans by the Landlord as the result of (i) Tenant’s failure to provide, on or before October 1, 1999, sufficient information for Landlord’s architect to prepare proposed Final Plans; (ii) the Final Plans not being approved by Tenant on or before December 31, 1999; (iii) any time periods or deadlines set forth herein not being adhered to by Tenant, its agents, employees, or contractors; (iv) any direction by Tenant that the Landlord delay proceeding with the work or any segment of the work in anticipation of a possible revision to the Final Plans by Tenant or for any other reason, (v) any revision to the Final Plans authorized by Tenant, (vi) any delay caused by the Construction Cost’s exceeding (or estimated by Construction Manager to exceed) the Construction Allowance, as more particularly described in Section 3.4 below, or (vii) any other act · or omission of Tenant, its agents, employees, or contractors (any of such events being a “Tenant Delay”); then (b) the Effective Date shall (even though no Certificate of Occupancy has been issued or the Additional Premises has not been completed) be deemed to be one day earlier than provided for in Paragraph 4 of this Amendment for each day of such Tenant Delay.
The extent of any Tenant Delay shall be determined in the following manner: Landlord shall notify Tenant of the estimated length of the Tenant Delay involved as soon as practicable after the information necessary to estimate such Tenant Delay is available (which notice shall include the basis for the Landlord’s estimate) and, as Landlord obtains the information to calculate the actual Tenant Delay, Landlord shall so notify Tenant, providing it with the basis used in calculating such Tenant Delay. In the event of a dispute concerning the length. of any Tenant Delay, Landlord’s calculation shall be used and the Effective Date shall occur in accordance therewith, provided, however, that Tenant shall retain its right to challenge Landlord’s calculation of the length of the Tenant Delay.
     Section 3.4. Notwithstanding anything herein to the contrary, Tenant acknowledges that the dates set forth above with respect to the submission of preliminary information to prepare the Final Plans and the approval of the proposed Final Plans are based upon the Construction Cost’s being no greater than the Construction Allowance. Therefore, if (i) Construction Manager’s reasonable estimate for the Construction Cost is (or shall be) in excess of the Construction Allowance and (ii) Construction Manager reasonably believes that Construction Manager shall be unable to Substantially Complete the Tenant Improvements on or before April 1, 2000 due to the same; Tenant acknowledges that a Tenant Delay shall then exist, the extent of which shall be determined in accordance with Section 3.3 hereof.
     Section 4.1. For he services provided in connection with this Exhibit B, Construction Manager will be compensated by receiving a fee (“Construction Manager’s Fee”) equal to ten percent (10%) percent of the actual cost incurred by Construction Manager to construct the Additional Premises Improvements (the total actual cost referred to as the “Construction Cost”). The Construction Cost will include all construction-related costs, such as subcontract trade costs; materials; equipment; labor; permits; and typical out-of-pocket general condition costs, such as blueprint reproduction, overnight deliveries, insurance, security, temporary protection, field office expenses (including, but not limited to, temporary phone and beepers, and fax machine use), clean up, dumpsters, etc. Tenant expressly acknowledges that the cost of the preparation of all architectural documents, including the Final Plans, shall be a component of the Construction Cost. Time spent by Construction Manager’s personnel relative to project executive, project management, estimating, site supervision, the project manager’s secretary, and accounting will also be a part of .the Construction Cost and reimbursed to

Construction Manager at 1.35 times the direct salary expense.
     Section 5.1. The liability of Construction Manager to Tenant for any failure by Construction Manager to perform the construction management services specified herein or any other obligations of Construction Manager under this Work Letter, or otherwise under this Amendment, shall in all events be limited to the amount of the Construction Manager’s Fee; otherwise, Construction Manager (and the shareholders, officers, and directors of the Construction Manager) shall have no liability to Tenant under this Work Letter, this Amendment, or the Lease. The parties acknowledge that Construction Manager is acting as agent of Landlord, and Tenant shall look solely to Landlord’s subject to the limitations of liability of Landlord set forth in the Lease, for the performance of the terms, covenants, and conditions of the Lease and this Work Letter to be performed by Landlord and/or Construction Manager:

EXHIBIT C
Parking Plans

FIRST AMENDMENT TO LEASE AGREEMENT
THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Agreement”), dated of April 15, 1994, by and between SAMMIS PLUCKEMIN ASSOCIATES, a California partnership (“Landlord”), having an office c/o Gale & Wentworth, Inc., Park Avenue at Morris County, 1.00 Campus Drive, suite 300, Florham Park, New Jersey 07932 and NUI CORPORATION, a New Jersey corporation (“Tenant”) having an address at 550 Route 206 North, P.O. Box 760, Bedminster, New Jersey 07921-0760.
W I T N E S S E T H:
     WHEREAS, Landlord and Tenant are parties to an Agreement of Lease dated August 16, 1988 (the “Lease”) for eight thousand one hundred twelve (8,112) square feet of net rentable area of office space (the “Initial Demised Premises”) located on the second floor of a building located at 550 Route 206, Bedminster, New Jersey (the “Building”); and
     WHEREAS, the Lease provided for’ an Expiration Date of August 31, 1994 and the parties have agreed to renew and amend the Lease as set forth in this Amendment.
     NOW, THEREFORE, in consideration of the mutual promises contained herein and One Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. The parties hereby agree to modify and amend the, Lease as provided in this Amendment. The effective date of this Amendment shall be August 1, 1994. Prior to said date, the Lease shall remain in effect as it exists on the d.ate hereof. Upon the effective date, the provisions of this Amendment shall modify, supersede and govern any provisions of the Lease which are inconsistent herewith or contrary hereto.
     2. Capitalized terms used in this Amendment shall have the meaning given to such term in the recitals to this Amendment and this Paragraph 2, or elsewhere in this Amendment, and in the absence of a specific definition set forth herein shall have the meaning given to such defined term in the Lease. The following terms, whenever used in this Amendment, shall have the meaning set forth below:
          (a) Demised Premises: as provided in Paragraph 5 of this Amendment.
          (b) Interim Expansion Space; five thousand and seventy-five (5,075) square feet of net rentable area of office space on the first floor of the Building, which space is presently occupied by Chubb Insurance company and Coca-Cola Company and which space is depicted in the floor plan attached to this Amendment and made part hereof as Schedule “All.
          (c) Final Expansion Space: seven thousand and sixty-eight (7,068) square feet of net rentable area of office space. on the second floor of the Building, which space is presently occupied by Purcell, Ries, Shannon, Mulcahy & O’Neill and which space is depicted on the floor plan attached to this Amendment and made part hereof as Schedule “B”.

          (d) Interim Expansion Space Commencement Date: August 1, 1994 or, if the Interim Expansion Space is not yet available and/or the Interim Space Modifications have not been completed by that date, the actual date on which the tenants presently occupying the Interim Expansion Space have vacated the same and Landlord has completed the Interim Space Modifications, which date Shall be confirmed by the parties through the execution of a commencement date memorandum specifying the same;
          (e) Interim Space Modifications: the construction of a framed opening in the Interim Expansion space demising wall and the patching and repairing of the carpet and ceiling as required to provide a reasonably matching appearance in the areas affected by such construction.
          (f) Final Expansion Space Commencement Date: the actual date on which .the tenant presently occupying the Final Expan- sion Space has vacated the same and the Expansion Space Improve- ments have been completed, as provided in Paragraph :10 of this Amendment, which date shall be confirmed by the parties through their execution of a commencement date memorandum specifying the same and which date is estimated to be sometime between April and October 1995 but shall not be later than January 1, 1996.
          (g) Expansion Space Improvements: the improvements depicted on the Final Plans (as such term is defined in the’ work letter attached to this Amendment and made part hereof as Schedule “C”) for the Final Expansion Space.
          (h) Expansion Space construction Allowance: as set forth in the work letter attached to this Amendment and made part hereof as Schedule “C”.
          (i) New Term: seven (7) years and one month commencing on August 1, 1994, and expiring on the New Expiration Date.
          (j) New Expiration Date: midnight on August 31, 2001
     3 . Landlord hereby agrees to lease to Tenant and Tenant does hereby lease from Landlord the Demised Premises for the New Term.
     4. Tenant shall have the option to extend the New Term for two five year Renewal Terms, the first Renewal Term commencing on the day following the New Expiration Date and expiring on the fifth anniversary of the New Expiration Date and the second Renewal Term commencing on the day following the fifth anniversary of the New Expiration Date and expiring on the tenth anniversary of the New Expiration Date. Said Renewal Terms are in lieu of any other Renewal Term and Tenant shall have no further renewal rights under the Lease after the expiration of the two five-year Renewal Terms provided in this Amendment. Except as modified herein, the Tenant’s exercise of such renewal rights shall be governed by Paragraph 24 of the Lease; provided, however, that the required notice in writing to Landlord of Tenant’s intention to renew the Lease shall be given nine (9) months prior to the fifth anniversary of the New Expiration Date with respect to the second Renewal Term.
     5. As used in this Amendment, the “Demised Premises” shall refer to and include the following:

          (a) from the date hereof until the Interim Expansion Space Commencement Date, the Demised Premises shall refer to and include the Interim Demised Premises only;
          (b) from the Interim Expansion Space Commencement Date until the Final Expansion Space Commencement Date, the Demised Premises shall ref r to and include both the Initial Demised Premises and the Interim Expansion Space; and
          (c) from the Final Expansion Space Commencement Date until the New Expiration Date (or until the expiration of the last Renewal Term for which Tenant exercises its option to renew this Lease as provided herein), the Demised Premises shall refer to and include the Initial Demised Premises and the Final Expansion Space provided, however, that if Tenant exercises the option to lease the Interim Expansion Space beyond the Final Expansion Space Commencement Date pursuant to paragraph 15 of this Amendment, the Demised Premises shall then refer to the Initial Demised Premises, the Interim Expansion Space and the Final Expansion Space. ;
     6. If the Interim Expansion Space commencement Date does not occur on July 1, 1994, then from and after July 1, 1994 and until the Interim Expansion Space Commencement Date, Tenant shall pay as Fixed Rent hereunder the sum of Twenty-five Dollars and seventy-five cents ($25.75) per square foot of net rentable area of office space in the Demised Premises per annum or a total of Two Hundred Eight Thousand Eight Hundred Eighty-four Dollars ($208,884.00) per annum. From and after the Interim Expansion Space Commencement Date until the Final Expansion Space Commencement Date Tenant shall pay as Fixed Rent hereunder the sum of Twenty-five Dollars and Seventy-five cents ($25.75) per square foot of net rentable areal of office space in the Demised Premises per annum or a total of Three Hundred Thirty-nine Thousand Five Hundred Sixty-five Dollars and Twenty-five cents ($339,565.25) per annum (subject to adjustment based on any reduction in the net rentable area of the Interim Expansion Space as provided in Paragraph 2(b) of this Amendment). From the Final Expansion Space Commencement Date until the New Expiration Date, Tenant shall pay as Fixed Rent hereunder the sum of Twenty-five Dollars and Seventy-five cents ($25.75) per square foot of net rentable area of office space in the Demised Premises (being the Initial Demised Premises and the Final Expansion Space per annum or a total of Three Hundred Ninety Thousand Eight Hundred Eighty-five Dollars ($390,885.00) per annum; provided, however, that if Tenant exercises the option to lease the Interim Expansion Space beyond the Final Expansion Space commencement Date pursuant to paragraph 15 of the Amendment, from the Final Expansion space Commencement Date until the New Expiration Date Tenant shall pay, in addition to the Fixed Rent specified in the preceding clause, the Fair Market Value for the Interim Expansion Space defined in and determined in accordance with Paragraph 24 of the Lease. During the Renewal Terms, Tenant shall pay as Fixed Rent hereunder the Fair Market Value as defined in and determined in—accordance with Paragraph 24 of the Lease, but in no event shall the annual Fixed Rent per square foot payable during the first Renewal Term be less than the annual Fixed Rent per square foot payable during the year preceding the first Renewal Term and in no event shall the annual Fixed Rent per square foot payable during the Second Renewal Term be less than the annual Fixed Rent payable during the first Renewal Term. The Monthly Fixed Rent shall be an amount equal to one-twelfth (1/12) of the annual Fixed Rent specified in this Paragraph 6 of this Amendment.

     7. Notwithstanding anything to the contrary set forth herein, Tenant shall be entitled to an abatement of Monthly Fixed Rent in the amount of Seventy-five Thousand Eight Hundred Thirty-three Dollars ‘and Seventy-five cents ($75,833.75), which amount shall be credited to or applied against Tenant’s Monthly Fixed Rent obligation by a monthly reduction of Fifteen Thousand One Hundred Sixty-six Dollars and Seventy-five cents ($15,166.75) per month for the first five (5) months occurring after the Final Expansion Space Commencement Date. Tenant shall continue to pay Additional Rent during said rent abatement period. The rent abatement period specified in Paragraph 2 (d) of the Lease has expired and is no longer applicable.
     8. Tenant’s Proportionate Share shall remain at Four and thirty-two hundredths percent (4.32%) until the Interim Expansion Space Commencement Date on which date Tenant’s Proportionate Share shall be increased to Seven and two hundredths percent (7.02%). On the Final Expansion Space Commencement Date, Tenant’s Proportionate Share shall be increased to Eight and eight hundredths percent (8. 08%) provided, however, that if Tenant exercises the option to lease the Interim Expansion Space beyond the Final Expansion Space Commencement Date pursuant to paragraph 15 of this Amendment, on the Final Expansion Space commencement Date Tenant’s Proportionate Share shall be increased to Ten and seventy-nine hundredths percent (10.79%). Said percentages were determined by dividing the net rentable area of the Demised Premises by the net rentable area of the Project (as such term is defined in the Lease).
     9. Effective on August 1, 1994, the Initial Year, as defined in Paragraph 3 of the Lease, shall be changed to the calendar year 1995. The limitation on Additional Rent contained in Paragraph 3(c) (1) is no longer in effect.
     10. The Final Expansion Space shall be deemed ready for occupancy and the Final Expansion Space Commencement Date shall occur on such later date that (a) the Final Expansion space shall be delivered to Tenant in tenantable condition, free of violations of any health, safety, fire and other statutes and regulations governing the Final Expansion Space and its use, all of which shall be established by the issuance of a certificate (temporary or final) by appropriate governmental authority, permitting occupancy of the Final Expansion Space for general office use; and (b) Landlord has substantially completed the Expansion Space Improvements (and Landlord shall be deemed to have substantially completed such work notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed in the Final Expansion Space or any part thereof, the non-completion of which does not materially interfere with Tenant’s use of the Final Expansion Space). If the occurrence of any of the conditions listed in the preceding sentence, and thereby the making of the Final Expansion Space ready for occupancy, shall be delayed due to a Tenant Delay (as defined in Section 3.3 of the Work Letter attached hereto and made part of this Amendment as Exhibit “C”, then the Final Expansion Space Commencement Date shall be accelerated by a time period equal to the number of days of Tenant Delay so caused by Tenant.
     11. Landlord agrees to construct the Expansion Space Improvements in accordance with the terms, conditions and provisions set forth on the work letter attached to this Amendment and made part hereof as Schedule “C”.
     12. Upon the Final Expansion Space Commencement Date, Tenant shall vacate the Interim Expansion Space delivering possess ion of the same to Landlord in the same good order and condition I wear and tear from reasonable use thereof excepted, as required under the Lease with respect to Tenant’s obligation to vacate the Demised Premises upon the Expiration Date.
     13. Upon the Final Expansion Space Commencement Date , Tenant shall be allocated six (6) additional parking spaces in the ) Building’s covered garage, which spaces shall be located as depicted on the parking plan attached to this Amendment and made part hereof as Schedule “D”.
     14. Landlord shall provide Tenant with a Ten Thousand Dollar ($10,000.00) allowance for refurbishing the Initial Demised Premises, which sum shall be credited against Tenant’s Monthly Fixed Rent Obligation due on August 1, 1994.
     15. Tenant is hereby granted the option to lease the Interim Expansion Space for a term commencing on the Expansion Space Commencement Date and expiring on the New Expiration Date. In the event that Tenant desires to exercise this option, it shall give notice in writing to Landlord of its intention to lease the Interim Expansion Space beyond the Final Expansion Space Commencement Date on or before the date which is the earlier of (i) the Final Expansion Space Commencement Date or (ii) July 1, 1995. All the terms and conditions of the Lease, as modified by this Amendment, shall remain in effect and apply to the continued leasing of the Interim Expansion Space except that the annual Fixed Rent payable with respect to the Interim Expansion space shall be the Fair Market Value as defined in and determined in accordance with Paragraph 24 of the Lease, but in no event shall the annual Fixed Rent for the Interim Expansion Space be less than Twenty-five Dollars and Seventy-five cents ($25.75) per square foot of net rentable area of office space in the Interim Expansion Space per annum.
     16. Paragraph 15 of the Lease is hereby deleted and the following is hereby inserted in its place:
          15. Services; Electric Energy
          (a) Landlord will: (i) supply heat and air conditioning to the Demised Premises and the interior public portions of the Project during Business Hours in accordance with the New Jersey state Energy Code standards; i.e. when the outside temperature is 13 degrees F the HVAC shall be sufficient to provide an inside temperature of 70 · degrees F, when the outside temperature is 91 degrees dry bulb or 74 degrees wet bulb, the HVAC shall be sufficient to provide an inside temperature of 75 degrees F (ii) provide snow and ice removal for the parking area, sidewalks and driveways in a reasonably expeditious manner; and (iii) provide refuse removal from a dumpster to be provided on site to be used for normal waste attendant to an office building. “Business Hours’” as used in this Agreement, means the generally customary daytime business hours of Tenant but not before 8:00 A.M. or after 6:00 P. M. of days other than Saturdays, Sundays, and those legal holidays listed in Exhibit “0” annexed hereto and made a part hereof. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of such air conditioning system. Landlord will clean the Demised premises in accordance with the cleaning schedule annexed hereto as Exhibit “D-1”. The cost of the services and utilities provided pursuant to this Paragraph 15 (a) is included in Expenses as defined in Paragraph 3(a). Notwithstanding the foregoing, Landlord agrees to maintain the Project, including but not limited to, the building, all common areas, the HVAC systems, plumbing and electrical systems and all other building systems and to operate the project as a first class office project.
          (b) Provided Tenant is not then in default of this Agreement, Landlord will provide to Tenant overtime services and utilities when and to the extent reasonably requested by Tenant or when activated by Tenant’s use of an overtime thermostat and time clock and in accordance with such reasonable conditions as shall be determined by Landlord. Tenant shall pay to Landlord, as Additional Rent, a standard charge determined by Landlord applicable to all Tenants for such additional service and utilities which charge shall cover all costs and expenses of Landlord in providing such overtime services, including, without limitation, the cost of the utility usage, the cost of maintenance, repairs and inspections of such building systems and employee and administrative costs related to such services. Such charges shall constitute a direct charge to Tenant and not to an Expense pursuant to Paragraph 3.
          (c) Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, lighting, Ventilating, air conditioning, gas, steam, power, electricity, water or other service and to stop or interrupt the use of any building or Project facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Agreement or any of the obligations of Tenant be affected or . reduced by reason of any such stoppage or interruption.
          (d) As an incident to this Lease and as a part of the rental consideration hereunder, Landlord shall install transmission facilities in the Demised Premises, so that electric energy may be used by Tenant in the Demised Premises in such reasonable quantity as shall be sufficient to meet Tenant’s needs for 9 an the operation of its business machines, including photocopy equipment and computer and data processing equipment.
          (e) Within ninety (90) days after the Interim Expansion Space Commencement Date, a survey (the “Survey”) shall be made by a licensed independent electrical engineer selected by Landlord (“Surveyor”) to determine the amounts to be charged Tenant for usage of the electrical energy provided pursuant to Paragraph J.5(d) above. The amounts determined by said Survey shall be based upon certain theoretical assumptions incorporating approximate estimates of the’ probable consumption of electric energy by the lighting fixtures and other “equipment and business machines installed in the Demised Premises, the anticipated periods of operation of such lighting fixtures, equipment and machines and the cost of furnishing such electric energy. The determination of the electricity charges by the Surveyor shall be expressed as an annual dollar amount per square foot of the Demised Premises and shall be binding and conclusive on Landlord and on Tenant unless within fifteen (15) ,days after the delivery of a copy of such determination to Tenant, Tenant dispute such determination by written notice to the Landlord. Pending, the resolution of any such dispute, however, Tenant shall. pay to Landlord in accordance with the provisions of this,’ Paragraph 15(e), the amount as determined by the Surveyor; provided, however, that if the electricity charge as finally determined is different from that determined by the Surveyor, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant pursuant to the determination of the Surveyor. Any dispute by Tenant over the determination of electricity charges by the Surveyor shall be resolved by Tenant and Landlord selecting a different licensed electrical engineer acceptable to both Landlord and Tenant, to prepare a new survey, which new survey shall be binding on Landlord and Tenant. The cost of such new survey shall be borne by Tenant unless the amount determined by the Surveyor shall be more than ten percent (10%) less than that determined in the disputed survey, in which latter event Landlord shall bear such cost.
          (f) Throughout the term of this Lease, Landlord, at Landlord’s expense, may cause a new Survey to be made by the Surveyor to determine if a further adjustment in the electricity charges is warranted. When any such Survey (the “Subsequent survey”) is so completed and delivered to Tenant, the cost of electricity as set forth in the Subsequent Survey shall become binding upon both parties as of the first day of the month next succeeding the month in which Landlord receives a copy of the Subsequent Survey, unless fifteen (15) days after the delivery of such Subsequent Survey, Tenant notifies Landlord, in writing that it disputes the amount set forth in said subsequent Survey. Settlement of the dispute shall be made in the same manner as provided in Paragraph 15(e) of this Lease.
          (g) The charge for electricity determined in

accordance with the provisions of subparagraphs (e) and (f) of this Paragraph 15 shall be paid by Tenant to Landlord as Additional Rent hereunder in the following. manner:
(i) commencing on the Interim Expansion Space Commencement Date and on the first day of each month thereafter until the provisions of Paragraph 15(e) become effective, an amount equal to the sum of $1.00 per square foot per annum, or $.0833 per square foot per month multiplied by the net rentable area of the Demised Premises which sum shall represent the estimated electricity charge applicable to the Demised Premises;
(ii) commencing on the first day of the month next succeeding the month in which Landlord and Tenant receive a copy of the Survey, an amount equal to one-twelfth ( 1/12) of the annual electricity charge allocable to the Demised Premises as determined by the Survey; And
(iii) on the first day of each month thereafter, throughout the term of this Lease one-twelfth (1/12) of the annual electricity charge allocable to the Demised Premises as determined by the Surveyor any Subsequent Survey.
Within thirty (30) days after determination of the electricity charge in accordance with the Survey, Landlord or Tenant, as the case may be, shall reimburse the other party for any overpayment or underpayment of such charge calculated by comparison of the total amount of estimated electricity charges paid with the amount which would have been payable since the Interim Expansion Space Commencement Date in accordance with the Survey.
     (h) If the cost to Landlord of electricity shall be increased or decreased subsequently, by change in Landlord’s electric rates, charges, fuel adjustment, or by taxes of any kind imposed thereon, or for any other reason, then the aforesaid electricity charge as determined by the Surveyor Subsequent Survey shall be increased or decreased proportionately.
          (i) If Landlord discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing Building System feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeds, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be installed by

Landlord at Landlord’s expense. There shall be no discontinuance of the furnishing of electric current to the Demised Premises by Landlord until Tenant has completed its arrangements to obtain electric current directly from the public utility company furnishing electric current to the Building so that there is no interruption in the continuity of electric service.
     (j) In the event that Tenant shall require electric energy for use in the Demised Premises in excess of the quantity to be initially furnished as herein provided and if, in Landlord f s judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Project, Landlord, upon written request of Tenant, shall proceed with reasonable diligence to install such additional. risers, conduits, feeders, switchboards and/or appurtenances, provided the same and the use thereof shall not cause permanent damage or injury to the Project or the Premises, or cause or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants of the Project, and Tenant agrees to pay all costs and expenses incurred by Landlord in connection with such installation.
     (k) Landlord, at Tenant’s expense, shall purchase and install all lamps (including, but not limited to, incandescent and fluorescent), starters and ballasts used in the Demised Premises.
     (1) In order that Landlord may at all times have all necessary information which it requires in order to maintain and protect its equipment, Tenant agrees that Tenant will not make any’ material alteration or material addition to the electrical equipment and/or appliances in the Demised Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/ or appliances. Tenant agrees to advise Landlord in writing as to any material change in the periods of use of the lighting fixtures. and Tenant’ s business machines and equipment.
     (m) Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electrical energy furnished to the Demised Premises except for actual damage other than property damage suffered by Tenant by reason of any negligence of Landlord.
17. Paragraph 18 of the Lease is hereby amended to indicate that notices to Landlord shall be addressed as follows:
To Landlord:
Sammis Pluckemin Associates
c/o Gale & Wentworth, Inc.

Park Avenue at Morris County
100 Campus Drive, Suite 300
Florham Park, New Jersey 07932
Attn: Mr. Jonathan G. Thorpe
To Tenant:
NUI Corporation
550 Route 206 North
P. O. Box 760
Bedminster, New Jersey 07921-0760
Attn; Corporate Secretary
18. Except as expressly amended herein, the Lease is hereby reaffirmed and confirmed in all respects.
19. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns.
IN WITNESS WHEREOF, this First Amendment to Lease Agreement has been executed by the parties on the date and year first written above.

WITNESS:		LANDLORD:
SAMMIS PLUCKEMIN ASSOCIATES a California partnership

[illegible]	By:	[illegible]
[illegible]

ATTEST:	TENANT:
NUI ASSOCIATES a New Jersey Corporation
[illegible]	By:	[illegible]

SCHEDULE A
Interim Expansion Space

SCHEDULE B
Interim Expansion Space

SCHEDULE “C”
WORK LETTER TO FIRST AMENDMENT TO LEASE
Between
SAMMIS PLUCKEMIN ASSOCIATES
and
NUICORPORATION
Section 1.1. The provisions of this Schedule shall have the same force and effect as if this Schedule were a numbered Article of the Amendment.
Section 2.1. Landlord agrees to construct the Final Expansion Space in accordance with Final Plans (as hereinafter defined) which construction shall be completed in a good and workmanlike manner and in compliance with all applicable laws and regulations. Tenant shall pay to Landlord, in accordance with the terms hereof, the Construction Cost (as defined in section 4.1 hereof), against which Tenant shall be entitled to a credit of Twenty Dollars ($20.00) per rentable square foot of the Final Expansion Space, being One Hundred Forty-one Thousand Three Hundred sixty Dollars ($141,360.00). The difference between the construction Cost and Tenant’s credit toward the cost of the construction is referred to herein as “Tenant’s Finish Cost.”
Section 3.1. Subject to Section 2.1, Tenant shall pay to Landlord Tenant’s Finish cost within ten (10) days of Landlord’s submission of a requisition for payment of same, which requisition shall not be submitted prior to the issuance of a temporary or permanent certificate of occupancy for the Final Expansion Space. Tenant’s Finish Cost. shall be Additional Rent and Tenant shall pay such amount in full, without set-off or deduction.
Section 3.2. (a) Tenant shall submit to Landlord and Landlord’s architect sufficient information to allow Landlord to prepare proposed final plans setting forth the final construction plans for the construction of the Final Expansion Space as provided in this section 3.2(a). Such plans shall be prepared by Landlord’s architect at Landlord’s expense. Within five (5) business days after receipt of any proposed final plans from Landlord, Tenant shall approve or reject same and if rejecting same shall state the reasons for such rejection. In the event of a rejection by Tenant of any proposed final plans, Landlord may make changes to the proposed final plans and resubmit them pursuant hereto. Upon receiving Tenant’s approval to any proposed final plans, such plans shall become the Final Plans hereunder (the “Final Plans”) Provided that Tenant has received proposed Final Plans at least fifteen (15) days prior thereto, Tenant’s failure to approve Final Plans by the later of (i) January 1, 1995 or (ii) the date which .is forty-five (45) days after the date on which Landlord gives Tenant. notice that the Final Expansion Space has · been ·vacated by its current-tenant shall-constitute a Tenant Delay, as defined in section 3.3 hereof.
     (b) In the event that Tenant desires any

change in the Final Plans, Tenant shall submit to Landlord revised final plans setting forth the proposed change and instructing Landlord whether to cease work or cease any segment of work while the change is approved (in which case the delay shall be a Tenant Delay as hereinafter defined) or whether Landlord should continue constructing the Final Expansion Space in accordance with the Final Plans notwithstanding the proposed change thereto. In the event that no such instructions are given, Landlord shall continue constructing the, Final Expansion space in accordance with the Final Plans without regard o the proposed changes thereto. Within three (3) business days after receipt of any proposed change in the Final Plans from Tenant, Landlord shall approve or reject same and if rejecting same shall state the reasons for such rejection. If Landlord has stopped work, or some segment thereof at Tenant’s request, Landlord shall resume work, or some segment thereof at Tenant’s written instructions from Tenant authorizing the recommencement of such work. Upon the granting of any approval, Landlord shall notify Tenant of the amount, if any, of additional Tenant’s Finish Cost arising therefrom (which shall be calculated in the same manner as the original Tenant’s Finish cost) and Landlord’s good faith estimate of the delay in completion that will be caused by such proposed revision to the Final Plans. In the event of a rejection by Landlord of a proposed revision, Tenant may make changes to the proposed revision and resubmit it pursuant hereto. Upon receiving Landlord’s approval to any revision, Tenant shall, as soon there-after as practicable, but in no event in excess of five (5) business days, and understanding that any delay in responding may cause delays in completion substantially greater than the estimate given by Landlord, authorize the work that Tenant desires by approving in writing the work and the cost thereof, and executing revised final plans to enable Landlord to obtain all necessary permits and approvals to construct the Final Expansion Space in accordance with such revised final plans. Upon the approval of such revised final plans, such revised final plans shall become the Final Plans hereunder. Any delay in completion caused by the revision to the Final Plans, whether greater or less than Landlord’s estimate, shall be a Tenant Delay (as hereinafter defined).
Section 3.3. If, (a) a delay actually occurs in the completion of the Final Expansion Space in accordance with the Final Plans or any revised Final Plans by the Landlord as the result of (i) any delay in approving and executing the Final Plans to Landlord by the time and in the form required by section 3.2(a) hereof, (ii) any direction by Tenant that the Landlord delay proceeding with the work or any segment of the work in anticipation of a possible revision to the Final Plans by Tenant or for any other reason, (iii) any revision to the Final Plans authorized by Tenant, or (iv) any other act or omission of Tenant, its agents, employees or contractors (any of such events being a “Tenant Delay”), then (b) the Final Expansion Space Commencement Date shall (even though no certificate of occupancy has been issued or the Final Expansion Space has not been completed) be deemed to be one day earlier than provided for in Paragraphs 2 (f) and 10 of the First Amendment To Lease for each day of such Tenant Delay.
The extent of any Tenant Delay shall be determined in the following manner: Landlord shall notify Tenant of the estimated length of the Tenant Delay involved as soon a practicable after the - information. necessary to estimate such Tenant Delay is available (which notice shall include the basis for the Landlord’s estimate) and, as Landlord obtains the ‘information to calculate the actual Tenant Delay, Landlord shall so notify Tenant, providing it with the basis used in calculating such Tenant Delay. In the event of a dispute concerning the length of any Tenant Delay, Landlord’s calculation shall be used and the Final Expansion Space Commencement Date shall occur in accordance therewith, provided, however, that Tenant shall retain its right to challenge Landlord’s calculation of the length of the Tenant Delay.
Section 4.1. The 1 “Construction Cost” as defined herein shall be the actual costs to Landlord (such actual costs to be limited to hard costs and the following general condition soft costs only: permits, blue-prints, ,clean-up, dumpsters, job site supervision, overnight deli very charges, architect’s fees and temporary protection) of the construction of the Final Expansion Space in accordance with the Final Plans, plus four percent (4%) of such actual cost as profit to Landlord and six percent (6%) of such actual cost as a payment to Landlord to compensate Landlord for its overhead costs.
Section 4.2. Prior to accepting and awarding any bid for work ‘on the Final Expansion Space. Landlord shall submit to Tenant for Tenant’s review and recommendation copies of all bids received by Landlord for such work. Tenant shall provide Landlord with Tenant’s recommendation regarding the approval of same within three business days. of’ Tenant’s receipt of said bid copies .. Landlord shall consider Tenant’s recommendation and either accept such recommendation or, in those instances where Landlord declines to accept Tenant’s recommendation, provide Tenant with a written explanation of its reasons for ,rejecting the same.

SCHEDULE D
Parking Plan
(covered)

AGREEMENT OF LEASE
between
SAMMIS PLUCKEMIN ASSOCIATES,
Landlord
and
N.U.I. CORPORATION,
Tenant
THE OFFICES AT BEDMINSTER
350 Route 206
Bedminster, New Jersey

     LEASE AGREEMENT DATED AUGUST 16, 1988
     BETWEEN SAMMIS PLUCKEMIK ASSOCIATES, (“landlord”), having an office at c/o SAMMIS COMPANY. 17922 Fitch Avenue. Irvine, California 92714. AND K.U.I. CORPORATION, a New Jersey corporation (“Tenant”). having an address at 1011 Route 22, P.O. Box 6060. Bridgewater, New Jersey 08807.
PREAMBLE
BASIC LEASE PROVISIONS AND DEFINITIONS.
     In addition to other terms elsewhere defined in this lease, the following terms whenever used in this lease should have only the meanings set forth in this Preamble. unless such meanings are expressly modified. limited or expanded elsewhere herein.
     1. Premises or Demised Premises: Outlined in red on the floor plan annexed hereto and made a part hereof as Exhibit A consisting of approximately 8.112 square feet of Net Rentable Area, together with all fixtures, equipment, improvements and installations attached thereto and designated Suite No. 202 in the building located at 350 Route 206 said building being part of an office building project known as The Offices at Bedminster. consisting of two office buildings having a total Net Rentab1e Area of 187,765 square feet (hereinafter referred to as the “Project”) in the Township of Bedminster, County of Somerset, New Jersey. as described in Exhibit A-1 attached hereto and made a part hereof.
     2. Term: Five (5) years and six (6) months.
     3. Expiration Date: Midnight on the last day of the calendar month occurring five 5 years and six (6) months after the Commencement Date.
     4. Permitted Use: General office use.
     5. Fixed Rent: One Hundred Fifty-Six Thousand One Hundred Fifty-Six Dollars ($156,156) per annum from the Commencement Date until the day immediately prior to the sixth month following the fifth anniversary of the Commencement Date subject however to the rent concession provided for in Paragraph 6 below.
     6. Monthly Fixed Rent: One-Twelfth of Fixed Rent being Thirteen Thousand Thirteen and 00/100 Dollars ($13,013.00) per month it being understood that Tenant shall not be obligated to pay Monthly Fixed Rent for the second through and including the seventh month of the first year of the Lease.
     7. Late Charge: Three percent (3%) of the amount of the payment due.
     8. Tenant’s Proportionate Share of Expenses: Four and Thirty- Two hundredths percent (4.32%) arrived at by dividing the Net Rentable Area of the Demised Premises (which for the purposes of this Lease agreed to be 8,112 square feet) by (i) the Net Rentable Area of the Project (which for the purposes of this Lease is agreed to be 187 to 765 square feet).
     9. Estimate of Expenses: The Estimate of Expenses initially

Established by Landlord is Five and 25/100 Dollars($5.25) per rentable square foot of Area of the Demised Premises per annum which computes to be Forty-Two Thousand Five Hundred Eighty-Eight Dollars ($42.588) per annum or Three Thousand Five Hundred Forty-Nine and 00/100 Dollars ($3.549.00) per month.
10. Security Deposit: None.
11. Tenant’s S.I.C. Code and Address for Environment Information (as per most recent S.I.C. Manual as published by the United States Office of Management & Budget):
12. Designated Broker: Alexander Summer and Company.
13. Party Responsible to the Designated Broker: Landlord.
14. Number of Tenant Allocated Parking Spaces: Thirty-four (34) consisting of six 6) exclusive spaces “Exclusive Spaces”) as shown on the Parking Plan attached hereto and made a part hereof as Exhibit E and twenty-eight (28) non-exclusive spaces (“Non-Exclusive Spaces”):
15. Renewal Term: Two Five (5) year terms.
16. Tenant’s Construction Allowance: One Hundred Sixty-Three Thousand Two Hundred Forty Dollars ($163,240) per Exhibit B attached hereto and made a part hereof.
The parties hereby agree to the following terms and conditions:
1. Premises, Term and Purpose.
     (a) Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Demised Premises located in the Project for the Term commencing on the “Commencement Date” as defined in Subparagraph (b) of this Paragraph 1, and ending on the Expiration Date, or such earlier date upon which the term may expire or be terminated pursuant to the provisions of this Lease or pursuant to Law. The parcel of land on which the Project is located is hereinafter called the “Land” and is more particularly described on Exhibit A-I annexed hereto and made a part hereof.
     (b) For purposes of this Lease the Commencement Date shall be November 30, 1988 subject to the provisions of Paragraph 4(b).
     In the event that the Commencement Date hereunder is delayed beyond November 30. 1988 due to causes’ hereinafter referred to as “landlord’s Delays”, which are any delays including but not limited to, delays of the nature set forth in Paragraph 25 herein. other than delays caused by Tenant of the nature specified in the second sentence of Paragraph 4(b) hereof Landlord agrees to ‘pay as liquidated damages the amount of the penalty portion of any holdover rent paid by Tenant pursuant to Paragraph 26 of Tenant’s lease with Holcroft Associates, as landlord, for the premises located at 1011 Route 22. Bridgewater, New Jersey, which 1 ease is dated July 12, 1984 (the “Former Lease”) with respect to the period of continued occupancy of said premises by Tenant from and after December 1,1988 attributable to Landlord’s Delays. In addition, Landlord shall pay to Tenant the entire holdover rent, if any, payable by Tenant pursuant to the Former Lease from the Commencement Date herein until such date as the holdover period under the Former Lease has expired. It shall be a condition of Tenant’s right to payment pursuant to the preceding sentence that Tenant shall give written, notice of its intended date of termination to the landlord under the Former Lease not less than sixty (60) days prior to such date, provided that Landlord shall have notified Tenant of the expected Commencement Date prior to such sixty (60) day period.
     (c) The Demised Premises shall be used by Tenant for the Permitted Use and for no other use or purpose. Tenant shall not use or occupy the Demised Premises or any part thereof, for any purpose deemed unlawful, disreputable, or extra-hazardous on account of fire or other casualty, or for any purposes which shall impair the character of the Project. Tenant. at its sole cost and expense shall obtain any consents, licenses, permits or approvals required to conduct its business at the Demised Premises with the exception of a Certificate of Occupancy which shall be obtained by Landlord at its sole cost and expense.
     (d) The “Common Areas” of the Project shall be those parts of the Project and other improvements designated by Landlord from time to time’ for the common use of all tenants, including among other ‘facilities, halls, lobbies, delivery passages, drinking fountains, public toilets, and the like, and“all garages, parking lots; service buildings or similar improvements operated, owned or maintained, in whole or in part, by Landlord, and, all parkways, drives, greenspaces, parks, fountains or other facilities owned, operated or maintained, in whole or in part, by Landlord or otherwise made available by landlord for use by all tenants of the Project, whether used in conjunction with the use of such space by the occupants of other buildings or used exclusively by Tenants of the Project, all of which facilities shall be subject to Landlord’s reasonable management and control and shall be operated and maintained for the benefit of all tenants in a first class manner. Tenant, and its employees and invitees, shall have the nonexclusive right to use the Common Areas, such use to be in common with landlord, other tenants of the Project and other persons entitled to use the same.
     2. Rent.
     The rent payable by Tenant pursuant to this Lease is intended to be absolutely net to landlord, and all other charges and expenses imposed upon the Demised Premises incurred “in connection with its use, occupancy, care, maintenance, operation and control shall be paid by Tenant, except as otherwise expressly provided herein.
     (a) The rent reserved under this Lease for the Term hereof shall be and consist of (a) the Fixed Rent payable in equal monthly installments in advance, on the first day of each and every calendar month during the term (except that Tenant shall pay the first monthly installment upon signing this Lease); plus (b) such additional rent (“Additional Rent”) in an amount equal to Tenant’s Proportionate Share of Expenses (as such terms are defined in Paragraph 3 of this Lease) and all charges for services and utilities pursuant to Paragraph 15 hereof, and any other charges as shall become due and payable hereunder, which Additional Rent shall be payable as hereinafter provided, all to be paid to Landlord at its office stated above, or such other place as Landlord may designate, in lawful money of the United States of America; provided, however, that if the Commencement Date shall occur on a date other than the first calendar day of a month, the rent for the partial month commencing on the Commencement Date shall be appropriately pro-rated on the basis of the monthly rent payable during the first year of the Term.
     (b) Tenant does hereby covenant and agree promptly to pay the Fixed Rent, Additional Rent and any other charges herein reserved as and when the same shall become due and payable, without demand therefor, and without any set-off or deduction whatsoever. All Additional Rent and other charges payable hereunder, which are not due and payable on a monthly basis during the term, unless otherwise specified herein, shall be due and payable within twenty (20) days of delivery by Landlord to Tenant of notice ‘to pay the same.
     (c) In the event that any payment of Fixed Rent, Additional Rent any other charges shall be paid more than fifteen (15) days after the ‘due date for same provided herein, Tenant shall pay, together with such payment, the Late Charge and a like additional Late Charge shall be payable for each thirty (30) days beyond the fifteenth (15th ) day after the ,due date that such payment shall remain unpaid.
     (d) Notwithstanding anything to the contrary contained in this Paragraph 2, Tenant shall not be required to pay to Landlord (i) any fixed Rent attributable to the second through seventh months of the Term, such abatement of Fixed. Rent -being in the total amount of Seventy Eight Thousand Seventy Eight Dollars ($78.078.00), and (ii) any Additional Rent on account of Expenses attributable to the second through seventh months of the Term. This subparagraph shall be implemented as follows: Tenant shall not pay to Landlord any amount on account of Fixed Rent attributable to the second through seventh months of the Term. At the end of the Initial Year, the notice submitted by Landlord to Tenant pursuant to Paragraph 3(c)(1) hereof shall be calculated by reducing any increase in Expenses not attributable to such Real Property Taxes payable by Tenant thereunder by the proportion of such other Expenses equal to a fraction the numerator of which is six (6) and the denominator of which is the number of months in the Initial Year.
     3. Operating Expenses.
          (a) For purposes of this Paragraph, the following definitions shall apply:
          “Initial Year” shall mean the period of the time from the Commencement Date until the end of the calendar year immediately following the calendar year in which the Commencement Date occurred.
          “Lease Year” shall mean each calendar year subsequent to the Initial Year.
          (1) “Expenses Defined” The term “Expenses shall mean all costs and expenses of the ownership, operation, maintenance and insurance of the Project included in the following costs:
(aa)	All supplies, materials, salary, wages and equipment used in or directly related to the operation, maintenance, repair and management of the Project; including, but not limited to, uniforms for employees that are required and the cleaning thereof; expenses imposed on Landlord pursuant to any collective bargaining agreement with respect to such employees; workmen’s compensation insurance, payroll, social security and unemployment insurance, reasonable legal. bookkeeping and accounting costs;

(bb)	All utilities, including without limitation, water, electricity, gas, heating, lighting, sewer waste disposal, security, air conditioning and ventilating costs and all charges directly relating to the use, ownership or operation of the Project;

(cc)	All maintenance, management, janitorial and service agreements related to the Project including, but .not limited to, wages, salaries, disability benefits, pensions, hospitalization. retirement plans, group insurance and other employee benefits, respective employees of Landlord, up to and including the building manager, providing that any management or supervisory costs shall not exceed three percent (3%) of the total gross rent for any given year;

(dd)	All insurance premiums and costs, including but not limited to the premiums and costs of fire, casualty and other extended coverage risks related to the Project, plate glass insurance, any insurance required” by a mortgagee and rent insurance up to one (1) year’s coverage.
(ee)	Amortization of capital improvements made to the Project which will improve the operating efficiency of the Project (provided. however, that the amount of such amortization for improvements shall not exceed in any year the amount of costs saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred); and

(ff)	Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of the Project and expenses in connection with tax appeals. Landlord represents that it has no knowledge of any pending special assessments as of the date of this “Lease. All special assessments shall be amortized over a ten (10) year period.

(gg)	landlord agrees that with respect to all maintenance and repair expenses listed above involving contracts or individual expenditures exceeding Twenty-five Thousand Dollars ($25,000), other than emergency repairs, Landlord shall obtain at least two (2) competitive bids and shall utilize the 101-lest responsible bidder for such work.

(2)	Expense Exclusions. The term “Expenses” does not include any capital improvement to the Project, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other casualty, income and franchise taxes of landlord, expenses incurred in leasing to or procuring of tenants, leasing commissions, salaries for executives above the grade of building manager, building start-up or opening expenses, advertising expenses, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of landlord (other than Subparagraph 1 (ee) of this Article 3) nor depreciation allowance or expense. The term “Expenses” also does not” include any type of repairs to the Premises or other tenant repairs; the costs of such repairs shall be borne as described in Article 5 of this Lease Agreement.

          (3) If during all or part of any calendar year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an expense hereunder) to portions of the Project, due to the fact that construction of the Project is not completed, or such portions are not occupied or leased or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, for the purposes of computing the Additional Rent payable hereunder. the amount of the Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or service to such portion of the Project. It is understood that this Paragraph 3(a) (3) shall not be applicable to any Expenses which are not substantially affected by the level of tenancy, including, but not limited to, elevator maintenance and repair, landscaping, snow removal, and the like.
          (b) In the event (i) that the Commencement Date shall occur during a calendar year, (ii) that the date of the expiration or other termination of this Lease shall be a day other than the last day of a calendar year, (iii) of any abatement of the Fixed Rent payable hereunder pursuant to any provision of this Lease (other than pursuant to Paragraph 2(d) hereof) or (iv) of any increase of decrease (as herein provided) in the Area of the Demised Premises or in the Net Rentable Area of the Project. then in each such event in applying the provisions of this Article 3 with respect to any calendar year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 3, taking into consideration (x) the portion of such calendar year which shall have elapsed prior to the Commencement Date, the date of such expiration or other termination or the date of such increase or decrease, or (y) the period of such rent abatement or such increase or decrease, as the case may be and (z) in the case of such rent abatement or such increase or decrease, the portion of the Demised Premises to which the same relates.
          (c) Tenant shall be responsible for Tenant’s Proportionate Share of Expenses during the Term as herein provided.
          (1) During the Initial Year Tenant shall pay to Landlord monthly, on the first day of each calendar month, as Additional Rent, the Estimate of Expenses set forth in the Preamble to this Lease. If at the end of the Initial Year the Expenses for the Project are higher for that period than the Estimated Expenses, Landlord shall submit a notice reasonably detailing the increase. Tenant shall pay within twenty (20) days of receipt Tenant’s Proportionate Share of Expenses of such increase apportioned for the preceding months of the Initial Year. Notwithstanding anything contained herein to the contrary, Tenant’s Proportionate Share of Expenses, exclusive of Real Property Taxes, shall not exceed Twenty-Eight Thousand Three Hundred Ninety-Two Dollars ($28,392) with respect to the first twelve (12) calendar months of the Term.
          (2) Prior to the end of the Initial Year and thereafter for each successive Lease Year, or part thereof, Landlord shall send to Tenant a statement of projected Expenses for the applicable Lease Year, if any, (an “Escalation Projection”), and shall indicate what the estimated amount of Tenant’s Proportionate Share of Expenses of said increase shall be, said amount to be paid in equal monthly installments (rounded to the nearest whole dollar) in advance on the first day of each month by Tenant as Additional Rent commencing January 1st of the applicable Lease Year.
          (3) If during the course of any Lease Year. Landlord shall have reason to believe that the Expenses shall be higher than that upon which the aforesaid Escalation Projections were originally based as set forth in subparagraph (2) above. then Landlord shall be entitled to adjust the Escalation Projection by a lump sum invoice for the months of the Lease Year which precede the revised projections, and to advise Tenant of an adjustment in future monthly escalation amounts to the end result that Landlord’s escalated Expenses shall be on a reasonably current basis each Lease Year. Such adjusted Escalation Projections shall not be made more frequently than semi-annually.
          (4) Within 90 days following the end of each Lease Year, Landlord shall send to Tenant a statement of actual Expenses incurred for the prior Lease Year showing Tenant’s Proportionate Share of Expenses due from Tenant. In the event the amount prepaid by Tenant exceeds the amount that was actually due based upon actual year end cost, then Landlord shall issue a credit to Tenant in an amount equal to the overcharge which credit may apply to future, rental payments until Tenant has been fully credited with the overcharge. If the credit due to Tenant is more than the aggregate total of future rental payments, landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event landlord has undercharged Tenant than landlord shall send Tenant an invoice with the additional amount due which amount shall be paid in full by Tenant within twenty (20) days of receipt.
     (d) Each and every of the aforesaid Projected Escalation amounts, whether requiring lump sum payment or constituting projected monthly amounts added to the set rent, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies provided in this lease therefor, including, without limitation, the late Charge as provided in Paragraph 2(c) of this lease.
     (e) Tenant acknowledges and agrees that landlord shall have the right to change the period of the lease Year” either before or during the Term, to any other fiscal year or twelve month period. In the event Landlord makes such change, then the same shall be effective upon written notice to Tenant and, in such event, Tenant shall pay Tenant’s Proportionate Share of Expenses for the period from the end of the initially designated Lease Year, as last billed, to the beginning of the newly designated lease Year, prorated for .such period, within twenty (20) days of the rendering by landlord of the bill for such interim period. (5) within six (6) months following Tenant’s receipt of landlord’s statement of actual Expenses pursuant to Paragraph 3(c) (4) hereunder, Landlord shall make available for inspection by Tenant, within thirty (30) days of receipt of written request for such inspection’ from Tenant at a location in Morris County during business hours, all bills and invoices or any other appropriate back-up information supporting such landlord’s statement, provided, however, that landlord shall only be obligated to retain such back-up information for two (2) years following the submission of Landlord’s statement of Expenses to Tenant.
     4. Completion of Improvements and Commencement of Rent
          (a) Landlord agrees to provide the Building Standard work (as such term is defined in Exhibit B annexed hereto and made a part hereof) and other work in and to the Demised Premises in accordance with the terms, conditions and provisions of Exhibit B.
          (b) The Demised Premises shall be deemed ready for occupancy and the Commencement Date hereunder shall occur on November 30, 1988 or such later date that (a) the Demised Premises shall be delivered to Tenant in tenantable condition, free of violations of any health, safety, fire and other statutes and regulations governing the Demised Premises and its use, all of which shall be established by issuance of a certificate (temporary or final) by appropriate governmental authority, permitting occupancy of the Demised Premises for the purposes set forth herein; and (b) landlord has substantially completed the initial installations and other work in and to the Demised Premises agreed to be performed by it pursuant to Paragraph 4(a) (and Landlord shall be deemed to have substantially completed said installations and other work notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed in the Demised Premises or any part thereof, the non-completion of which does not materially interfere with Tenant’s use of the Demised Premises). If the occurrence of any of the conditions listed in the preceding sentence, and thereby the making of the Demised Premises ready for occupancy, shall be delayed due to: (i) any act by Tenant or any of its employees, agents or contractors, which materially interferes with the completion of Tenant’s improvements; (ii) any additional time required for the completion by landlord of its work because of the inclusion therein at Tenant’s request, of any item of work not included in Exhibit B; (iii) Tenant’s failure to provide Landlord with architecturally designed and sealed working plans of Tenant’s improvements by August 1, 1988; then the Commencement Date shall be accelerated by a time period equal to the number of days of delay so caused by Tenant. In the event any such delay days shall be asserted by Landlord, Landlord shall notify Tenant of the same, which notice shall include the number of delay days. In the event the Commencement Date has not occurred by June 1, 1989, for any reason whatsoever, including, but not limited to delays of the nature set forth in Paragraph 25 herein, provided, however, that such date shall be extended by the number of days of delay caused by Tenant as determined in accordance with this Paragraph 4(b), Tenant may cancel this Lease by providing written notice to Landlord within 30 days of such date, whereupon neither party shall have any further rights or obligations to the other.
          (c) Tenant shall occupy the Demised Premises as soon as the same are ready for its occupancy and the Commencement Date shall have occurred (but not prior to said date except for installation of Tenant’s personal property, telephone system and similar items for which Tenant shall be given reasonable access provided such access does not interfere with Landlord’s ability to obtain a certificate of occupancy). If and when Tenant shall take actual possession of the Demised Premises, it shall be conclusively presumed that the same are in satisfactory condition, except as to those items of work remaining to be performed by Landlord pursuant to this Paragraph 4, or any items of work set forth on a “Punch List” to be submitted to and acknowledged by Landlord in writing within thirty (30) days after the Commencement Date.

     5. Tenant Covenants As To Condition of Premises, and Compliance with Laws.
          (a) In the event that the Project or any of the equipment affixed thereto or stored therein should be damaged as a result of any act of Tenant, its agents, servants, employees, invitees or contractors, Tenant shall, upon demand, pay to Landlord the cost of all required repairs, including structural repairs. Tenant shall commit no act of waste and shall take good care of the Demised Premises and the equipment affixed thereto and stored therein, shall maintain the Demised Premises in good condition and state of repair, and at the end or certain expiration of the term hereof, shall deliver up the Demised Premises in good order and condition, wear and tear from a reasonable use thereof excepted. Landlord shall perform, or cause to be performed, a 11 such maintenance and repairs and Tenant shall pay to Landlord the costs incurred therefor immediately upon demand as Additional Rent.
          (b) Tenant, at Tenant’s expense, shall promptly comply with all laws, rules, regulations and ordinances of all governmental authorities or agencies having jurisdiction over the Demised Premises, and of all insurance bodies (including, without limitation, the Board of Fire Underwriters), at an time duly issued or in force, applicable to the Demised Premises or any part thereof or to Tenant I s use thereof provided, however, that the provisions of this Paragraph shall not create any such compliance obligations upon Tenant arising out of ·the maintenance and repair obligations of Landlord or work performed by Landlord under the Lease.
     6. Tenant Improvements. All fixtures, equipment, improvements, alterations, installations which are attached to the Demised Premises, additions and appurtenances made by Tenant to the Demised Premises shall become the property of Landlord upon installation. Not later than the last day of the Term, Tenant shall, at its expense, remove from the Demised Premises all of its personal property and such improvements as Landlord elects to have removed. Notwithstanding the foregoing, in the event Tenant notifies Landlord of its intention to install any improvement in the Demised Premises prior to installing same, and Landlord failed to notify Tenant at such time that such improvement shall be removed at the expiration of the Term, Tenant shall not be obligated to remove such improvement. Tenant, at its · sole cost and expense, shall repair injury done by or in connection with the installation or removal of such improvements. Any equipment, fixtures, goods or other property of Tenant, not removed by Tenant upon the termination of this lease or upon any quitting, vacating or abandonment of the Demised Premises by Tenant, or upon Tenant’s eviction, shall be considered as abandoned and Landlord shall have the right, with reasonable notice to Tenant, to sell or otherwise dispose of the same, at the expense of Tenant, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any. Landlord may have any such property stored at Tenant’s risk and expense.
     7. Various Negative Covenants by Tenant. Tenant agrees that it shall not without Landlord’s prior written consent:
     (a) Do anything in or near the Demised Premises which will increase the rate of fire insurance on the Project;
     (b) Permit the accumulation of waste or refuse matter in or near the Demised Premises except in containers provided therefor;
     (c) Mortgage, hypothecate, pledge or encumber this Lease in whole or in part; or

     (d) Permit any Signs, lettering or advertising matter to be erected or attached to the Demised Premises that is not in compliance with Landlord’s sign criteria, a copy of which is attached hereto as Exhibit F.
     (e) Encumber or obstruct the Common Areas surrounding the Demised Premises nor cause same to be encumbered or obstructed, nor encumber or obstruct any access ways to the Demised Premises, nor cause same to be encumbered or obstructed.
     8. Various Affirmative Covenants of Tenant. Tenant covenants and agrees that Tenant will:
     (a) At any time and from time to time, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a tenant estoppel certificate in form reasonably acceptable to Landlord or financial institutions requesting the same relating to matters customarily included i n tenant estoppel certificates.
     (b) Faithfully observe and comply with the rules and regulations annexed hereto and made a part hereof as Exhibit “C” and such additional rules and regulations as Landlord hereafter at any time or from time to time may communicate in writing to Tenant, and which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Project, or the preservation of good order therein, or the operation or maintenance of the Project, or the equipment thereof, or the comfort of tenants or others in the Project; provided, however, that such rules and regulations shall be Uniformly applied and shall not adversely affect the rights of Tenant under this Lease and that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of any rule or regulation by any other tenant, its employees, agents, visitors, invitees, Subtenants or licensees.
     9. Project Directory. Landlord will, at the request of Tenant, maintain listings on the directory located on the Project site of the names of Tenant and any other firm, association or corporation in occupancy of the Demised Premises or any part thereof as permitted hereunder. Landlord shall not be required to list the names of any individuals on said Project directory.
     10. Casualty and Insurance.
          (a) In the event of partial or total destruction of the Demised Premises by reason of fire or any other cause Tenant shall immediately notify Landlord of same and Landlord shall promptly · restore and rebuild the Demised Premises at Landlord’s expense (but only to the extent of the insurance proceeds covering such damage) unless landlord elects by notice to Tenant within sixty (60) days of said destruction not to restore and rebuild the Demised Premises, and; in such case, upon a date specified in said notice by landlord, this Lease shall terminate. If Landlord elects to restore and rebuild the Demised Premises, then during the period of restoration of any such area, and, if any portion of Demised Premise are rendered untenantable by said damage, Tenant shall be relieved of the obligation to pay that portion of the rent herein reserved which relates to said untenantable area. Notwithstanding the foregoing, in the event landlord · fails to complete such restoration and rebuilding within six (6)

months from the date of such fire or rebuilding, whether due to delays of the nature set forth in Paragraph 25 herein or otherwise, Tenant may terminate this Lease by notice to Landlord given within 10 days after the expiration of such six (6) month period.
     (b) Tenant shall, at Tenant’s sole cost and expense, but, except to the, extent prohibited by law with respect to workmen’s compensation insurance, for the mutual benefit of Landlord and Tenant and any Additional Insured (as hereinafter defined) or any other additional insured as Landlord may from time to time determine including the lessors under any ground leases or underlying leases and any mortgagees, maintain or cause to be maintained (a) comprehensive general liability insurance, including but not limited to, premises, bodily injury, personal injury and contractual liability, coverages for any and all or injury resulted from any act or omission on the part of Tenant or Tenant’s contractor’s, licensees, agents, visitors or employees, on or about the Demised Premises including such claims arising out of the construction of improvements on the Demised Premises, such insurance to afford protection to the limit of not less than Three Million Dollars ($3,000,000.00) in respect to injury or death to anyone person or to any number of persons or property damage arising out of a single occurrence; (b) workmen’s compensation insurance covering all persons employed in connect; on with the construction of any improvements by Tenant and the operation of its business upon the Demised Premises and (c) “all risk” coverage on all of Tenant’s personal property, including but not limited to, standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all Tenants improvements and alterations in or about the Demised Premises, to the extent of their full replacement value. In event Landlord, at any time during the term of the Lease, reasonably determines that Tenant’s insurance coverage is inadequate, based upon the coverages being required by landlords of comparable buildings in the general geographic area of the Project, Landlord shall have the right to require Tenant to increase its insurance coverage. All such insurance shall, to the extent permitted by la\~, name Landlord, its partners, limited partners, employees, agents, other represent at their successors and assigns as additional insureds (the “Additional Insureds”) and shall be written by a good and solvent insurance carrier authorized to do business in the State of New Jersey.
     (c) Prior to the Commencement Date, and at least thirty (30) days prior to/the expiration date of any policy, Tenant shall furnish evidence of such insurance and payment of premiums thereon to Landlord. Such insurance shall be in form reasonably satisfactory to Landlord and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days written notice to Landlord at the address specified in Paragraph 18 of this Lease. Tenant. waives all rights of recovery against the Additional Insureds for any loss, damages, or injury of any nature whatsoever to property or persons for which the Tenant is insured.
     (d) During the term of this Lease, Landlord and Tenant shall maintain in effect in each insurance policy that relates to property damage a waiver of subrogation in favor of the Additional Insureds or the Tenant, as the case may be from its then-current insurance carriers, and shall at all times furnish evidence of such currently effective waiver to each other. Each such waiver shall be in a form reasonably satisfactory to the other party and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days’ written notice to such other party at its address as specified in Paragraph 18 of this Lease.

     (e) Each insurance policy required to be maintained under this Lease shall state that with respect to the interest of the Additional Insureds the insurance maintained pursuant to each such policy shall not be invalidated by any action or inaction of Tenant and shall insure the Additional Insureds regardless of any breach or violation of any warranties, declarations, conditions or exclusions by Tenant.
     (f) Each insurance policy required to be maintained under shall state that all provisions of each such insurance policy, the limits of liability, shall operate in the same manner as if policy had been issued to each person or entity insured there-under.
     (g) if Each insurance policy required to be maintained under’ this Lease shall state that the insurance provided thereunder is primary insurance without any Tight of contribution from any other insurance which may be carried by or for the benefit of the Additional Insureds.
     (h) Each insurance policy required to be maintained under this Lease shall recognize the indemnification set forth in Paragraph 11 of this Lease.
     11. Indemnification. Tenant shall indemnify and hold harmless Landlord, any mortgagee, and any lessor under any underlying leases or ground leases, from and against any expense (including. without limitation, legal and collection fees). loss or liability, excluding consequential damages, suffered or incurred as a result of or in connection with (i) any breach by Tenant of its obligations contained in this Agreement or (ii) its acts or the acts of its servants, invitees, contractors or employees
     12. Non-liability of Landlord.
     (a) Landlord shall not be liable for (and Tenant shall make no claim for) any property damage which may be sustained by Tenant or any other person, as a consequence of the failure, breakage, leakage, inadequacy, defect or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, 1eaders, gutters , valleys, downspouts. or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant of Landlord or of the Landlord or landlord’s or this or any other tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, except resulting from Landlord’s negligence, of any services or utilities to be furnished or supplied by Landlord. Tenant shall give Landlord prompt written notice of the occurrence of any events set forth in this Paragraph 12.
     (b) Landlord shall provide in its fire insurance policy insuring the Project a waiver of the insurer’s right of subrogation against Tenant. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the term of this Lease to the extent to which it is insured under a policy or policies containing an enforceable waiver of subrogation or permission to release liability.
     13. Remedies and Termination Upon Tenant Default.
     (a) In the event that:

     (1) Tenant shall default in the payment of (i) any Fixed Rent or (ii) any Additional Rent or other charge payable monthly hereunder by Tenant to Landlord, on any date upon which, the same becomes: due, and such default shall continue for five (5) days after Tenant’s receipt of written notice of such default.
     (2) Tenant shall default in the payment of any Additional Rent or any other charge payable hereunder which are not due and payable hereunder or a monthly basis, on any date upon which the same becomes due, and such default shall continue for five (5) days after Tenant’s receipt of written notice specifying such default; or
     (3) Tenant shall default in the due keeping, observing or performing of any covenant, agreement, term, provision or condition of Paragraph l(c) of this lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within 24 hours after landlord shall have given to Tenant a written notice specifying the same; or
     (4) if during the term hereof the Demised Premises or any part thereof shall be or become abandoned, which for purposes of this provision shall be defined as Tenant vacating the Premises without notice to Landlord and without adequately securing the Premises; or
     (5) Tenant shall default in the due keeping, observing or performing of any covenant, agreement, term, provision or condition of this lease on the part of Tenant to be kept, observed or performed (other than a default of the character referred to in clauses (1), (2), (3) or (4) of this Paragraph 13(a), and if such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same provided however that if the default is of such a nature that it cannot reasonably be cured within such thirty (30) day period, Tenant shall be granted such additional time as is reasonably required so long as Tenant promptly commences to cure and diligently continues to cure same; then, Landlord may, in addition to any other remedies herein contained, as may be permitted by law, without being liable for prosecution therefor, or for damages, re-enter the Demised Premises and the same have and again possess and enjoy; and as agent for Tenant or otherwise, re-let the Demised Premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the reentry by Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.
     (b) Upon the occurrence of any of the contingencies set forth in the preceding clause, or: should Tenant be adjudicated a bankrupt, insolvent or placed in receivership or should proceedings be instituted by or against Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors which shall not be discharged within ninety (90) days of the commencement of such proceedings or if this Lease or the estate of Tenant hereunder shall pass to another by Virtue of any court proceedings, writ of execution, levy, sale, or by operation of law, other than through such an assignment of Lease as is permitted hereunder, Landlord may. if Landlord so elects, at any time thereafter, terminate this Lease and the term hereof, upon giving to Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of Tenant, five days notice in writing, of Landlord’s intention so to do. Upon the giving of such notice, this Lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this Lease for the expiration hereof; and Landlord shall have the right to remove all person, goods, fixture and chattels therefrom, by force or otherwise without liability for damages.

     14. Remedies Cumulative; Non-Waiver by Landlord. The various rights, remedies, options and elections of Landlord, expressed herein, are cumulative, and the failure of Landlord to enforce strict performance by Tenant of the conditions and covenants of this Agreement to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by Landlord of any installment of rent after any breach by Tenant, in anyone or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.
     15. Services; Electric Energy
     (a) Landlord will: (i) supply heat and air conditioning to the Demised Premises and the interior public portions of the Project during Business Hours in accordance with the New Jersey State Energy Code standards; i.e. when the outside temperature is 13 degrees F the HVAC shall be sufficient to provide an inside temperature of 70 degrees F, when the outside temperature is 91 degrees dry bulb or 74 degrees wet bulb, the HVAC shall be sufficient to provide an inside temperature of 75 degrees F (ii) provide snow and ice removal for the parking area, sidewalks and driveways in a reasonably expeditious manner; and (iii) provide refuse removal from a dumpster to be provided on site to be used for normal waste attendant to an office building. “Business Hours” as used in this Lease. means the generally customary daytime business hours of Tenant but not before 8:00 A.M or after 6:00 P.M. of days other than Saturdays, Sundays, and those legal holidays listed in Exhibit “0” annexed hereto and made a part hereof. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of such air conditioning system. landlord will clean the Demised Premises in accordance with the cleaning schedule annexed hereto as Exhibit “0-1”. The cost of the services · and utilities provided pursuant to this Paragraph 15(a) is included in Expenses as defined in Paragraph 3(a). Notwithstanding the foregoing. Landlord agrees to maintain the Project, including but not limited to, the building, all common areas, the HVAC systems, plumbing and electrical systems and all other building systems and to operate the Project as a first class office Project.
     (b) Provided Tenant is not then in default of this Lease, Landlord will provide to Tenant overtime services and utilities when and to the extent reasonably requested by Tenant or when activated by Tenant’s use of an overtime thermostat and time clock and in accordance with such reasonable conditions as shall be determined by Landlord. Tenant shall pay to landlord, as Additional Rent, a standard charge determined by Landlord, applicable to all Tenants for such additional service and utilities which charge shall cover all costs and expenses of landlord in providing such overtime services, including, without limitation, the cost of the utility usage, the cost of maintenance, repairs and inspections of such building systems and employee and administrative costs related to such services. Such charge shall constitute a direct charge to Tenant and not to an Expense pursuant to Paragraph 3.
     (c) Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, lighting, ventilating, air conditioning, gas, steam, power, electricity, water or other service and to stop or interrupt the use of any building or Project facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water electricity, labor or supplies, or by reason of another similar or dissimilar cause beyond the reasonable control of landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption.
     (d) As an incident to this lease and as a part of the rental consideration hereunder, landlord shall install transmission facilities in the Demised Premises, so that electric energy may be used by Tenant in the Demised Premises in such reasonable quantity as shall be sufficient to meet Tenant’s ordinary business needs for lighting and the operation of its business machines, including photocopy equipment and computer and data processing equipment.
     (e) Tenant” shall pay, as Additional Rent, directly to the utility company furnishing electricity to the Project, the total electricity charges for the Premises as determined by a separate electricity meter for the Premises, which meter shall be installed by Landlord at Tenant’s sole cost and expense.
     (f) In the event that Tenant shall require electric energy for use in the Demised Premises in excess of the quantity to be initially furnished as herein provided and if, in Landlord’s judgment such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Project, Landlord, upon written request of Tenant, will proceed with reasonable diligence to install such additional riser, conduits, feeders, switchboards and/or appurtenances provided the same and the use thereof shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Project or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Project, and Tenant agrees to pay all costs and expenses incurred by Landlord in connection with such installation.
     (g) Landlord, at Tenant’s reasonable expense, shall purchase and install all lamps (including, but not limited to, incandescent and fluorescent), starters and ballasts used in the Premises.
     (h) In order that Landlord may at all times have all necessary information which it requires in order to maintain and protect its equipment, Tenant agrees that Tenant will not make any material alteration or material addition to the electrical equipment and/or appliances in the Demised Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably Withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances. Tenant agrees to advise Landlord in writing as to any material change in the periods of use of the lighting fixtures and Tenant’s business machines and equipment.
     (i) Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electric energy ,furnished to the Demised Premises except for actual damage other that property damage suffered by Tenant by reason of any negligence of landlord.
     16. Subordination. This Lease is subject and subordinate in all respect to any underlying leases, ground leases, licenses or agreements, and to mortgages which may now or hereafter be placed on or affect such leases, licenses or agreements or the Land or the Demised Premises and also to all renewals, modifications, consolidations and extensions of such underlying leases, ground lease, licenses, agreements, and mortgages. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination. Tenant shall, nevertheless, execute and deliver such further instruments confirming such subordination as may be desired by any holder of any such mortgage or by a lessor, licensor or .. party to an agreement under any such underlying lease, ground lease, license or agreement, respectively. landlord shall make best efforts to obtain a non-disturbance agreement for the benefit ‘of Tenant from the current mortgagee of the Project and shall obtain non-disturbance agreements from any such future mortagees. If any Underlying lease, ground lease. license or agreement to which this agreement is subject and subordinate terminates, or if any Mortgage to which this lease is subordinate is foreclosed, Tenant shall, on timely request, attorn to the holder of the reversionary interest or to the Mortgagee in possession, as the case may be.
     17. Curing Default by Landlord. If Tenant shall fail or refuse to comply with and perform any conditions and covenants of this Lease, Landlord may, after thirty (30) days prior notice to Tenant except in the case of emergencies, if Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of Tenant, and the said cost and expense shall be payable on demand, or at the option of Landlord shall be added to the installment of rent due immediately thereafter but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as Landlord may have hereunder by reason of the breach of Tenant of any of the covenants and conditions in this Lease contained.
     18. Notices. Any notice, demand, statement or other communication which under the terms of this Lease or under any statute or law must or may be given shall be given by hand delivery to the respective parties as follows or by registered or certified mail, return receipt requested, or by reputable private overnight delivery service addressed to the respective parties as follow:

To Landlord:	Sammis Pluckemin Associates
c/o Sammis Company
17922 Fitch Avenue
Irvine, California 92714
Attn: William Thormaline

Peter L. Berkley, Esq.
Riker, Danzig, Scherer, Hyland & Perretti
One Speedwell Avenue
Headquarters Plaza
Morristown; New Jersey 07960

To Tenant:	at its address stated above until and including the Commencement Date and at the following address thereafter:

NUI Corporation
350 Route-206
Bedminster, New Jersey 0797B
Any such notice, demand, statement or other communication shall be deemed to have been given or made upon hand delivery or when deposited, postage paid, in the U.S. Mail, or delivered, charges prepaid or charged to sender to a reputable private overnight del!;very service, as the case may be. Any of the above addresses may be changed at any time notice is given as above provided.
     19. Quiet Enjoyment. Landlord covenants that Tenant upon keeping and performing each and every covenant, agreement,’ term. provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming by, through or under the same subject to the covenants, agreements, terms, provisions and conditions of this Lease.
     20. Security Deposit. INTENTIONALLY OMITTED.
     21. Inspection and Entry by Landlord.
     (a) Tenant agrees to permit Landlord and Landlord I 5 agents, employees or other representatives to show the Premises to any lessor under any underlying 1 ease of ground 1 ease or any mortgage or any persons wishing to rent or purchase the same upon 72 hours prior notice to Tenant, provided such showing does not unreasonably interfere with Tenant’s use of the Premises and provided Landlord complies with any reasonable security requirements imposed by Tenant.
     (b) Tenant agrees that Landlord and Landlord’s agents, employees or other representatives. shall have the right to enter into and upon the said premises or any part thereof, at all reasonable hours, for the purpose of examining the same or reading meters, or performing maintenance or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs.
     22. Brokerage. “Tenant and Landlord warrant and represent to each other that neither has dealt with any broker or brokers regarding the negotiation of the within Lease other than the Designated Broker. if a Designated Broker is indicated in the Preamble hereto. The Party Responsible to the Designated Broker, if any. shall pay the Designated Broker a commission pursuant to a separate agreement. Tenant and Landlord agree to be responsible for and to indemnify and save the other harmless from and against any claim for a commission or other compensation by any other broker claiming to have negotiated with the indemnifying party with respect to the Demised Premises or to have called the said Demised Premises to Tenant’s attention or to have called Tenant to Landlord’s attention.
     23. Parking. Tenant shall have the right under this Lease to the exclusive use of the Exclusive Spaces and the non-exclusive use of the Non-Exclusive Spaces in the parking lot of the Project in compliance with such reasonable Rules and Regulations as Landlord may promulgate from time to time.
     24. Renewal Option.
     (a) Tenant is hereby granted two successive options to renew this Lease for the Renewal Term subject, to the terms of this Paragraph 24. In the event that Tenant desires to renew the Lease it shall give notice in writing to Landlord of its intention to renew the Lease at least nine (9) months prior to the Expiration Date in the case of the first Renewal Term and twelve (12) ·months prior to the Expiration Date of the first Renewal Term in the case of . the Second Renewal Term. All of the terms and conditions of this Lease shall remain in effect during the Renewal Term, except that the annual Fixed Rent payable during the Renewal Term shall be the annual fair market rental value of the Demised Premises based on comparable space in the vicinity of the Demised Premises (the “Fair Market Value”) as of the date which is sixty (60) days prior to the commencement date of such Renewal Term. but in no event shall the annual Fixed Rent be less than the annual Fixed Rent payable during the year preceding the first year of the Renewal Term.
     (b) The Fair Market Value of the Demised Premises for purposes of Subparagraph (a) of this Paragraph 24 shall take into account the provisions of this Lease, shall include any market concessions in existence at such time and shall be set forth by Landlord in a notice to Tenant at least twelve (12) months prior to the commencement of the First Renewal Term, and fifteen (15) months prior to the Second Renewal Term. The Fair Market Value set forth in such notice shall be binding upon both parties unless Tenant shall notify Landlord of its objection at such time as Tenant exercises the applicable renewal option. In the event of such an objection, which is not resolved within ten (10) days thereafter, Tenant. at its own expense, shall designate an MAI appraiser who shall maintain his or her principal office in New Jersey. Tenant’s designated appraiser shall then determine and prompt 1 y report to both parties in writing the Fair Market Value of the Demised Premises, which report shall be binding upon both parties unless Landlord shall object to same within ten (10) days after receipt of said report. If Landlord shall so object, both parties shall jointly appoint a separate MAL appraiser who shall determine the Fair Market Value, and the latter appraiser’s determination shall be binding upon both parties. The costs of such appraisal shall be shared equally by Landlord and Tenant.
     (c) It shall be a condition of the exercise of the option set forth in this Paragraph 24, that at the time of the exercise of said option, Tenant shall not be in default under this Lease.
     25. Landlord’s Inability to Perform. Except as otherwise provided herein, this Lease and the obligation of Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord’s inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.
     26. Condemnation. If the Land and Demised Premises leased herein, or of which the Demised Premises is a part, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, Landlord shall grant an option to purchase and or shall sell and convey the Demised Premises or any portion thereof. then this Lease, at the option of Landlord, shall terminate, and the term hereof shall end as of such date as Landlord shall fix by notice in writing; and Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of Tenant to damages; if any are hereby assigned to Landlord. Notwithstanding the foregoing, Tenant shall be entitled to make a claim for the unamortized portion of any improvements made by Tenant to the extent such claim does not diminish landlord’s award hereunder. In the event of any partial condemnation which materially interferes with Tenant’s occupancy or its parking rights hereunder, unless replacement parking shall be provided for Tenant within, reasonable proximity to the Demised Premises, Tenant shall have the right to terminate this Lease as of the effective date of such taking by providing written notice to Landlord not less than ten (10) days prior to the effective date of such taking. Tenant agrees to execute and delivery any instruments, at the expense of Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfers of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Lands and Demised Premises or any portion thereof. Tenant covenants and agrees to vacate the Demised Premises, remove all Tenant’s personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by landlord in the aforementioned notice. Failure by Tenant to comply with any provision in this clause shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant’s breach hereof.
27. Assignment and Subletting.
     (1) In the event that Tenant desires to assign this Lease or sublease the Demised Premises or any portion thereof to any other party during the first five (5) years of this Lease, then such desire shall be communicated to Landlord in writing at least sixty (60) days prior to the proposed date of such assignment or sublease, and, within thirty (30) days after receipt of such notice, Landlord shall have the option to recapture said space in which event the Tenant shall be fully released from any and all obligations hereunder with respect to such space. Notwithstanding the foregoing, in the event Landlord does not exercise said option to recapture and Tenant fails to enter into such assignment or sublease within six (6) months of the date Tenant provided such notice to Landlord, Tenant may not assign this Lease or sublease the Demised Premises or any portion thereof without once again notifying the Landlord pursuant to this Paragraph, at which time landlord shall once again have the option to recapture such space as set forth herein.
     (2) In the event that Tenant desires to assign this Lease or sublease the Demised Premises or any portion thereof to any other party during any Renewal Term, the terms and conditions of such assignment or sublease shall be communicated to Landlord in writing at least sixty (60) days prior to the effective date of any such assignment or sublease, and, within thirty (30) days after receipt of such notice, Landlord shall have the option, exercisable in writing to Tenant, to recapture this Lease so that such prospective assignee or sublessee shall then become the sole Tenant of Landlord hereunder or alternatively to recapture said space and the Tenant shall be fully released from any and all obligations hereunder with respect to such space.
     (3) In the event that the Landlord elects not to recapture such space as hereinabove provided, Tenant may nevertheless assign or sublet the’ whole of the Demised Premises, subject to the Landlord’s prior written consent. which consent shall not be unreasonably withheld, and subject to the consent of any mortgagee, or ground lessor, on the basis of the following terms and conditions:
     (a) Tenant shall provide to Landlord the name and address of the assignee or sublessee.
     (b) instrument, all of assumption agreement its execution. The assignee or sublessee shall assume, by written the obligations of this Lease, and a copy- of such shall be furnished to landlord within ten (10) days of
     (c) Tenant and each assignee or sublessee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Rent, Additional Rent and other charges due hereunder through the entire term of this Lease, as the same may be renewed, extended or otherwise modified.
     (d) In any event, the acceptance by Landlord of any rent

from any of the subtenants or the failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein from any assignee or subtenant shall not release Tenant herein, from any and all of the obligations herein during and for the entire terms ,of this Lease.
     (e) Tenant shall only assign or sublet the Demised Premises to an assignee or sublessee (1) whose financial status is acceptable to Landlord, ‘at Landlord’s reasonable discretion, whether or not equal to or greater than that of Tenant. and (2) whose use is the same use as Tenant’s use, the quality of Tenant’s operations in the performance of said use to be acceptable to Landlord. at Landlord’s reasonable discretion.
     (f) Tenant acknowledges that its sole remedy with respect to any assertion that Landlord’s failure to consent to any assignment or sublet is unreasonable shall be the remedy of specific performance and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord’s actions in refusing to consent thereto, provided however if Tenant shall prevail in any such action Landlord shall be liable for Tenant’s reasonable attorneys fees in bringing such action.
     (g) The assignment or sublease shall provide that there shall be no further assignments and/or subletting without complying with the terms of this Article 27.
          (3) Notwithstanding anything contained in this Article 27 to the contrary, Tenant shall have the right to assign this Lease in connection with a bona fide sale of all or substantially all of its assets in one (1) or more related transactions, without obtaining any prior consent. Any assignment or sublet to an affiliated company or any assignment in connection with a transaction of the nature permitted pursuant to the preceding sentence, shall not be subject to the provisions of subsections (1), (2) or (3)(e) (1) hereof, but all other provisions of this Paragraph shall apply.
     28. Environmental Laws
     (a) Tenant agrees to comply with all applicable environmental laws, rules and regulations. including but not limited to the Environmental Cleanup Responsibility Act of 1983 (N.J.S.A. 13:1K-6 et seq.) (“ECRA”). Tenant represents to Landlord that Tenant I s Standard Industrial Classification (SIC) Number as used on Tenant’s Federal Tax Return is Tenant shall not conduct any operations that shall cause the Project or the Demised Premises to be deemed an “industrial establishment” as defined in ECRA.
     (b) Tenant hereby agrees to execute such documents Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ECRA. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ECRA compliance resulting from Tenant’s use of the Demised Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. The foregoing undertaking shall survive the termination or sooner expiration of the lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised’ Premises by Landlord. Tenant shall immediately provide Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant’s compliance and the New Jersey Department of Environmental Protection’s (“NJOEP”) requirements under ECRA as they are issued or received by the Tenant.
     (c) Tenant shall not generate, store. manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Demised Premises, any Hazardous Substances other than minimal quantities of normal office supplies and cleaning materials typically found in office buildings. As used herein, Hazardous Substances shall be defined as any “hazardous chemical.” “hazardous substance” or similar term as defined ;n the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the New Jersey Environmental Cleanup Responsibility Act, as amended, (N.J.S.A. 13:1K-6 et seq.), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.1lb, et seq.), any rules or regulations promulgated Thereunder or in any other present or future applicable federal, state or local law, rule or regulation dealing with environmental protection. Tenant shall not be responsible for any Hazardous Substances that are on or about the Premises through the act of Landlord. its agents. representatives or employees.
     (d) Tenant agrees to indemnify and hold harmless the Landlord and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of this paragraph, which indemnification shall survive the expiration or sooner termination of this lease.
     29. Parties Bound
     ( a) The covenants, agreements, terms, provisions and conditions of th5s/Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to except that no violation of the provisions of Paragraph 7(c) hereof shall operate to vest any rights in any successor. assignee or legal representative of Tenant and that the provisions of this Paragraph 29 shall not be construed as modifying the conditions contained in Paragraph 13 hereof.
     (b) Tenant acknowledges and agrees that if Landlord shall be an individual, joint venture, tenancy in common, firm, or partnership, general or limited, there shall be no personal liability On such individual or on the members of such joint venture, tenancy in common, firm or partnership in respect of any of the covenants or conditions of this Lease; rather, Tenant agrees to look solely to landlord’s estate and property in the Demised Premises (or the proceeds thereof) for the satisfaction of Tenant’s remedies arising out of or related to this Lease.
     (c) The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Demised Premises (or the owner of a lease of the Demised Premises) so that in the event of any sale or sales of the Land, Project, or the Demised Premises or of said lease, or in the event of a lease of the Land, Project or of the Demised Premises, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder., and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Land, Project or of the Demised Premises, that the purchaser or the lessee of the same has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

     30. Miscellaneous.
     (a) This Lease contains the entire contract between the parties. No representative, agent or employee of Landlord has been authorized to make any representations or promises with reference to the leasing of the Demised Premises or to vary. alter or modify the terms hereof. No additional changes or modifications, renewals, or extensions hereof, shall be binding unless reduced to writing and Signed by landlord and Tenant.
     (b) The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.
     (c) Tenant shall not be entitled to exercise any right of termination or other option granted to it by this lease at any time when Tenant is in default in the performance or observance of any of the covenants, agreement terms, provisions or conditions on its part to be performed or Observed under this lease.
     (d) The paragraph headings in this lease are for convenience only and are not to be considered in construing the same.
     (e) This lease shall be governed in accordance with the laws of the State of New Jersey.
     (f) Paragraphs 32-34 of Exhibit C are expressly made subject to any inconsistent provisions of this lease.
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

WITNESS:	LANDLORD:

SAMMIS PLUCKEMIN ASSOCIATES

[illegible]	[illegible]
General Partner

ATTEST:	TENANT:

N.U.I. CORPORATION

[illegible]	[illegible]
Senior Vice President

EXHIBIT A
PROPERTY DESCRIPTION
     The property is known as Block 59, lot 11-3, 11-2, and consists of 15.99 Acres of land. It Is located in the Northeast quardrant of the Route 202 ·206 and Hills Drive intersection in the Township of Bedminster, Somerset County, New Jersey.
The property improvements consists of (2) office buildings totaling 187,000 square feet of office space and (748) parking spaces.

EXHIBIT B
WORK LETTER TO LEASE
Between
Sammis Pluckemin Associates
and
NUI Corporation, a New Jersey corporation
     Section 1.1. The provisions of this Exhibit shall have the same force and effect as if this Exhibit were a numbered Article of the Lease.
     Section 2.1. Landlord and Tenant have attached to this Exhibit final plans for the construction of the Demised Premises that have been approved by Landlord and Tenant (the “Final Plans”). Landlord agrees to construct the Demised Premises in. accordance with the Final Plans, in a good and workmanlike manner and in compliance with all applicable laws and regulations. The total cost to Tenant for such construction shall be $25,105.00, against which Tenant shall be entitled to a credit of $163,240.00. The difference between the total. cost of the construction (as such cost may be adjusted pursuant to the terms hereof) and Tenant’s credit toward the cost of the construction is referred to herein as “Tenant’s Finish Cost”. Tenant’s Finish Cost, assuming that no revisions are made to the Final. Plans and that no Tenant Delays (as hereinafter defined) occur, shall be $91,865.00. Final Plans dated 7/21/88 (Architectural) and 7/22/88 (Plumbing and Electrical).
     Section 3.1. Tenant shall pay’ to Landlord Tenant’s Finish Cost within thirty (30) days of the issuance of a temporary or permanent certificate of occupancy for the Demised Premises. Tenant’s Finish Cost shall be Additional Rent, and Tenant shall pay such amount in full., without setoff or deduction.
     Section 3.2. In .the event that Tenant desires any change in the Final. Plans, Tenant shall submit to Landlord revised final plans setting forth the proposed change and instructing Landlord whether to cease work or cease any segment of work while the change is approved (in which case the delay shall be a Tenant Delay as hereinafter defined) or whether Landlord should continue constructing the Demised Premises in accordance with the Final Plans notwithstanding the proposed change’ thereto. In the event that no such instructions are given, Landlord shall continue constructing the Demised Premises in accordance with the Final Plans without regard to the proposed changes thereto. Within five (5) business days after receipt of any proposed change in the Final Plans from Tenant, Landlord shall approve or reject same and if rejecting same shall state the reasons for such rejection. If Landlord has stopped work, or some segment thereof at Tenant’s request, Landlord shall not recommence same until Landlord receives written instructions from Tenant authorizing the recommencement of such work. Upon the granting of any approval, Landl.ord shall notify Tenant of the amount, if any, of additional. Tenant’s Finish Cost arising therefrom (which shall be calculated in the same manner as the original Tenant’s Finish cost) and Landlord’s estimate of the delay in completion that will be caused by such proposed revision to the Final. Plans. In the event of a rejection by Landlord of a proposed revision, Tenant may make changes to the proposed revision and resubmit it pursuant hereto. Upon receiving Landlord’s approval to any revision, Tenant shall, as soon thereafter as practicable, but in no event in excess of five (5) business days, and understanding that any delay in responding may cause delays in completion substantially greater than the estimate given by Landlord,. authorize the work that Tenant desires by approving in writing the work and the cost thereof, and submitting to Landlord signed and sealed revised final plans sufficient for Landlord to obtain all necessary permit and approvals to construct the Demised Premises in accordance with such revised ,final plans. upon the submission of such revised final plans, such revised final plans shall ‘become the Final Plans hereunder. Any delay in completion caused by the revision to the Final Plans, whether greater or less than Landlord’s estimate, shall be a Tenant Delay (as hereinafter defined).
     Section 3.3. If (a) a delay shall occur in the completion of the Demised Premises in accordance with the Final Plans or any revised Final Plans by the Landlord as the result of (i) any direction by Tenant that the Landlord delay proceeding with the work or any segment of the work in anticipation of a possible revision to the Final Plans by Tenant or for any other reason, (ii) any revision to the Final Plans authorized by Tenant, or (iii) any other act or omission of Tenant, its agents, employees or contractors (any of such events being a “Tenant Delay”) , then (b) the Commencement Date shall (even though no Certificate of Occupancy has been issued or the Demised’ Premises has not been completed) be deemed to be one day earlier than provided for in Article 2 of the Lease for each day of such Tenant Delay.
     The extent of any Tenant Delay shall be determined in the following manner: Landlord shall notify Tenant of the estimated length of the Tenant Delay involved as soon a practicable after the information necessary to estimate such Tenant Delay is available (Which notice shall include the basis for the Landlord’s estimate) and, as Landlord obtains the information to calculate the actual Tenant Delay, Landlord shall so notify Tenant, providing it with the basis used in calculating such Tenant Delay. In the event of a dispute concerning the length of any Tenant Delay, Landlord’s calculation shall ,be used and the Commencement Date shall occur in accordance’ therewith, provided, however, that Tenant shall retain its right to challenge Landlord’s calculation of the length of the Tenant Delay.

EXHIBIT C
RULES AND REGULATIONS
1.	No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of this Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2.	In Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No [illegible] shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3.	Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4.	The directory of the Building will be provided exclusively for the display of the name and location of Tenants only, and Landlord reserves the right to exclude any other names therefrom.

5.	All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6.	Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

8.	Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building.

Heavy objects shall, if considered necessary by Tenant, stand on such platforms as determined by Landlord to be necessary to property distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space herein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

9.	Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

10.	Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

11.	Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

12.	Landlord reserves the right, and without liability to Tenant, to change the name and street address of the Building.

13.	Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or other appropriate action.

14.	Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15.	Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

16.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from he violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

17.	Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenants shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant’s Lease.

18.	Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19.	Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how [illegible] introduced to the Premise. Tenant shall not cut [illegible] of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

20.	Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

21.	Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

22.	Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

23.	Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24.	The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for an y improper, immoral or objectional purpose. No cooking shall be done, except microwave cooking, or permitted by any tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25.	Tenant shall not use in any space or in the public halls of the building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind in to the Building.

26.	Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

27.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28.	Tenant assumes any and all responsibility for protecting its Premises from theft, robber and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.?

29.	The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by and authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

30.	Tenant shall not park its vehicles in any parking areas designated by Landlord as areas of parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

31.	Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

32.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

33.	Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional rules and regulations which are adopted.

34.	Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

Exhibit “E”
Parking Plan

EXHIBIT 0-1
CLEANING SERVICES
1. GENERAL CLEANING
     Nightly
a.	Empty and clean all waste receptacles removing waste to a designated central location for disposal. Landlord is to provide for disposal of waste.

b.	Empty and clean all ash trays and receptacles.

c.	Remove all fingerprints, smudges and other marks from metal. partitions, doors and other surfaces.
     Weekly
d.	Hand dust and clean all office furniture that has been cleared of papers, boxes, and/or personal items. ledges, chair rails, baseboards, and window sills.
2. FLOORS
Group A — Granite, ceramic tile, marble, terrazzo
Group B — Linotile, asphalt, koroseal, plastic vinyl, wood, rubber, or other [illegible] floors and base.
Nightly
a.	All floors in Group A to be swept, wet mopped and rinsed.

b.	All floors in Group B to be dry mopped
Weekly
c.	All floors in Group B to be damp mopped.
Every six (6) months
d.	All floors to be scrubbed and buffed.
3. VACUUMING
Nightly
a Vacuum or carpet sweep all rugs and carpeted areas.

Monthly
b.	Brush or dust by hand carpet edges inaccessible to high pressure vacuum attachments.
4. HIGH DUSTING
Every six (6) months
a.	Dust all clothes closet shelving. pictures, charts, graphs, etc.

b.	Dust clean all vertical surfaces such as walls, partitions, door bucks and other surfaces.
c.	Dust all venetian blinds.
5. SOCIAL SERVICE
Records and General Storage Area
Floors are to be broom cleaned weekly. Files and exposed open shelves dusted once every three (3) months.
6. OTHER SERVICES
a.	Landlord shall supply all soap, towels and toilet tissue. In both men’s and women’s rooms and sanitary napkins In coin dispensers in the women’s rooms.

b.	Landlord will supply all coin operated dispensers and will be responsible (or the servicing of same and for the collection of money from the machine.

c.	During the term of this lease the dispenser price for sanitary napkins will not exceed a price equal to 150% of the wholesale price paid by the landlord.
7. CARPETING
In addition to the aforementioned nightly and weekly vacuuming. landlord will do the following:
Weekly
All carpeting is to be spot cleaned removing all stains. smudges, and unsightly appearances.
8. GLASS
Monthly

a.	Clean all partitions and furniture glass.
Annually
b.	Clean all parameter windows, both inside and out.
9. GENERAL
a.	All lights are to be extinguished and the doors as specified by Tenant are to be locked after cleaning is completed.
b.	All personnel are to be uniformed and clean in appearance during business hours.

c.	Cleaning of all private bathrooms and/or kitchen areas will be subject to additional charges which will be determined on a case-by-case basis applying uniform rates to all tenants.

EXHIBIT F
SIGN CRITERIA

THIRD AMENDMENT TO LEASE
     THIS AGREEMENT (this “Amendment”) made as of the 5th day of August 1999, between THE OFFICES AT BEDMINSTER, LLC, a Delaware limited liability company having an office c/o Gale & Wentworth, LLC, 200 Campus Drive, Florham Park, New Jersey 07932, (“Landlord”); and NUI Corporation, Successor of NATURAL GAS SERVICES, INC., a New Jersey corporation having an address of 550 Route 206 North, P.O. Box 760, Bedminster, New Jersey 07921-0760 (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord’s’ predecessor-in-title Sammis Pluckemin Associates and Tenant entered into an Agreement of Lease dated July 18, 1996 (the “Original Lease”) as amended by First Amendment to Lease Agreement dated September 31, 1996 (the “First Amendment’’); and as amended by Second Amendment to Lease Agreement dated February 19, 1997 (the “Second Amendment’’); (the Original Lease, the First Amendment, and the Second Amendment collectively referred to as the “Lease”) whereby Tenant is presently in possession of premises containing approximately ten thousand five hundred forty-three (10,543) square feet of net rentable area (the “Demised Premises”) in the building located at 550 Route 206 North (the “Building”); and
     WHEREAS, the parties hereto desire to amend the Lease to extend the Term of the Lease and to otherwise amend the Lease only in the respects and on the conditions hereinafter stated. NOW, THEREFORE, Landlord and Tenant agree as follows:
1. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.
2. The parties hereby confirm that the Term of the Lease is scheduled to expire on August 31, 2001. The Term of the Lease is hereby extended for an additional eight (8) years and four (4) months so that the Term shall now terminate at 11:59 p.m. on December 31,2009 (the “Expiration Date”). The period from September 1,2001 (the “Extension Commencement Date”) through he Expiration Date is hereinafter referred to as the “Extended Term”, and Paragraphs 2 and 3 of the Preamble of the Lease shall be deemed modified accordingly.
3. Tenant hereby acknowledges that, from the date hereof through the Expiration Date, Tenant shall continue to lease the Demised Premises in its “AS IS” condition (subject to the Refurbishment Allowance, as defined hereinafter, described herein).
4. Paragraphs 5 and 6 of the Preamble of the Lease are hereby amended to reflect that the Fixed Rent and Monthly Fixed Rent due and payable by Tenant under the Lease shall be as follows during the Extended Term:

Period	Fixed Rent	Monthly Fixed Rent
From the extension Commencement Date (September 1, 2001) through August 31, 2006	Two Hundred Ninety-seven Thousand Eight Hundred Thirty-nine and 75/100 Dollars ($297,839.75)	Twenty-four Thousand Eight Hundred Nineteen and 98/100 Dollars ($24,819.98)

From September 1, 2006 through the Expiration Date of December 31, 2009	Three Hundred Twenty-six Thousand Eight Hundred thirty-three and 00/100 Dollars ($326,833.00)	Twenty-seven Thousand Two Hundred Thirty-six and 08/100 ($27,236.08)

5. Paragraph 12 of the Preamble is hereby amended to reflect that the Designated Broker is collectively Alexander Summer, LLC and Gale & Wentworth Real Estate Advisors, LLC.
6. Paragraph 15 of the Preamble is hereby’ deleted in its entirety and is replaced with the term 7 “Tenant’s Refurbishment Allowance”. Tenant’s Refurbishment Allowance shall be defined as an amount equal to Five and 00/100 Dollars ($5.00) per square foot of net rentable area of the Demised Premises, being a total of Fifty-two Thousand Seven Hundred Fifteen Dollars ($52,715.00). Tenant shall have the right to use all or a portion of the Refurbishment Allowance for only the following purposes: (i) improving the Demised Premises by refurbishing the wall coverings, floor coverings, ceilings, or any other part o(the initial build-out performed by Landlord pursuant to Exhibit B of the Original Lease,’ to Attachment B of the First Amendment, or to Attachment B to the Second Amendment; or (ii) contributing to the cost of completing. the improvements to the additional space containing approximately nineteen thousand six-hundred sixty-one (19,661) square feet of net rentable area to be leased by NUI Corporation pursuant to the Second Amendment to Lease between Landlord and NUI Corporation (the “NUI Amendment’), which contribution shall be disbursed subject to the terms of Paragraph 11 of the NUI Amendment Tenant acknowledges that, in the event that Tenant does not use all of the Refurbishment Allowance, Tenant shall have no right to a claim, deduction, or offset with respect to any unused portion.
7. Paragraph 3(a) of the Lease is hereby ‘amended to reflect that, as of the Extension Commencement Date, (i) the term “Initial Year” shall mean the twelve month period commencing on the first full calendar month after the Extension Commencement Date, and (ii) the term “Lease Year” shall mean the Initial’ Year and each twelve month period occurring after the Initial Year. In addition, Paragraph 3(a)(2) is amended to delete the reference to “capital improvement to the Project.”
8. Paragraph 8(a) of the Lease is amended to reflect that the time period within which Tenant shall deliver such estoppel certificates is ten (10) days following Tenant’s receipt of request therefor.
9. Paragraphs 10 (b), 10 (c), and 10 (d) of the Lease are hereby deleted in its entirety and are replaced with the following provisions:
(b) Tenant shall, at Tenant’s sole cost and expense, except to the extent prohibited by law with respect to worker’s compensation insurance, for the benefit of Tenant, Landlord, and any Additional Insured (as hereinafter defined) and/or any other additional insured as Landlord shall from time to time reasonably determine, maintain or cause to be maintained (i) commercial general liability insurance coverage with a limit of not less than Five Million and 00/100 Dollars ($5,000,000.00) per each occurrence (“CGL”), to include commercial umbrella liability coverage, if necessary [If the CGL contains a general aggregate, it shall apply separately to the Demised Premises. The CGL shall be written on ISO occurrence form CG00011093 or a substitute providing equivalent coverage and shall cover liability arising from the Demised Premises, operations, independent contractors, products-completed operations, personal injury, advertising liability, and liability under an insured contract. The commercial umbrella liability coverage shall be consistent with the primary coverage.]; (ii) worker’s compensation insurance covering all persons employed in connection with the construction of any improvements by Tenant and the operation of its business upon the Demised Premises; and (iii) “all risk” coverage on all of Tenant’s personal property, including, but not limited to, standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all of the Tenant Improvements and Alterations in or about the Demised Premises, to the extent of their full replacement value. If, in the opinion of any mortgagees or ground lessors of the Land and/or the Building, the foregoing coverages and/or limits shall become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses, Landlord shall have the right to require Tenant to increase its insurance coverage and/or limits. All such insurance shall, to the extent permitted by law, name any mortgagees and ground lessors of the Land and the Building and any owners, mortgagees, and ground lessors of other portions of the Complex, and their successors and assigns (“Additional Insureds”) and Landlord, as additional insureds and shall be written by an insurance carrier authorized to do business in the State of New Jersey and that is rated at least A+ XII by A.M. Best Company, Oldwick, New Jersey.
(c) Prior to the Commencement Date, Tenant shall deliver to Landlord a certificate of each policy required under this Lease, which certificate shall be in a form reasonably satisfactory . to Landlord and shall, at a minimum: (i) specify the additional insured status of Landlord and of the Additional Insureds, (ii) evidence the waiver of subrogation required pursuant to Paragraph 10 (d), and (iii) provide that said policy shall not be reduced in amount (or otherWise materially changed) or canceled or lapse without providing to Landlord at the address specified in Paragraph 18 of the Lease at least thirty (30) days’ written notice of such reduction (or other material change), cancellation, or lapse. Tenant agrees to provide to Landlord timely renewal certificates as the coverage renews. Notwithstanding anything herein to the contrary, all policies required to be effected by Tenant under this Lease shall be maintained in force throughout the Term or any Renewal Term.
(d) Landlord and Tenant waive all rights of recovery against each other and the Additional Insureds for any loss, damages, or injury of any nature whatsoever to property for which the waiving party is required to be insured. In addition, during the Term, Landlord and Tenant shall each maintain in effect in each insurance policy required under this Lease that relates to property damage a waiver of subrogation in favor of the other party and the Additional Insureds from its then-current insurance carriers and shall, upon written request of the other party, furnish evidence of such currently effective waiver which shall be in customary form.
10. Paragraph 11 of the Lease is hereby amended to reflect that this provisions shall survive the expiration or sooner termination of the Lease.
11. Based on the modification to Paragraph 10 of the Lease, as set forth in Paragraph 9 of this Amendment, Paragraph l2(b) of the Lease is hereby deleted in its entirety and shall be of no further force or effect.
12. As of the date hereof, Paragraphs 15(b), (e), (£), (g), and (h) of the Lease shall be deleted in their entirety and shall e of no further force of effect. Tenant’s electrical consumption for the Demised Premises shall be paid by Tenant on a quarterly annual basis (due on or before January 1, April 1, July 1, and October 1 of each calendar year during the Term without demand therefor and without any set-off, recoupment, or deduction whatsoever) based upon a monthly charge of One and 40/100 ($1.40) per square foot of net rentable area contained in the Demised Premises, which charge represents the cost of the estimated monthly usage in the Demised Premises. Said monthly charge may be adjusted from time to time on the basis of changes in electric rates or usage of power within the Demised Premises. Notwithstanding the foregoing, Landlord and Tenant acknowledge that Tenant’s actual electrical consumption in the Demised Premises shall be measured by sub meter. Therefore, while Tenant will continue to pay the foregoing monthly charge on a quarterly armua1 basis, Landlord shall read the submeter on a quarterly annual basis and, within a reasonable time following such reading, shall send to Tenant a reconciliation statement based upon the same. within thirty (30) days following Tenant’s receipt of any such quarterly annual reconciliation statement, Tenant shall pay to Landlord the amount of any underpayment due for the relevant quarter. If Tenant has overpaid for such quarter, Landlord shall reimburse Tenant for the amount of the overpayment.
13. Paragraph 18 of the Lease is hereby amended to reflect that notices to Landlord and Tenant shall be addressed as follows:
The Offices at Bedminster
c/o Gale & Wentworth, LLC
200 Campus Drive
Florham Park, New Jersey 07932
Attn: Asset Management
AND

The Offices at Bedminster
c/o Gale & Wentworth, LLC
200 Campus Drive
Florham Park, New Jersey 07932
Attn: Marc Leonard Ripp, Esq.
14. Paragraph 22 of the Lease is hereby amended to reflect that Landlord and Tenant represent and warrant to each other that the Designated Broker noted m Paragraph 5 of this Amendment is the sale broker with whom each party has negotiated in bringing about this Amendment. Landlord and Tenant agree to be responsible for and to indemnify and hold the other harmless from and against any claim for a commission or other compensation by any broker other than the Designated Broker claiming to have negotiated with the indemnifying party with respect to this Amendment.
15. Paragraph 24 of the Lease is hereby deleted in its entirety and is replaced with the following Provision:
a) Tenant is hereby granted two (2) successive option{s) to renew this Lease for a Renewal Term of five (5) years each, subject to the terms of this Paragraph 24. In the event that Tenant desires to renew this Lease, it shall give notice in writing to Landlord of its intention to renew the Lease at least twelve (12) months prior to the Expiration Date (as amended herein) and at least twelve (12) months prior to the expiration of the first Renewal Term, as the case may be. During each of the Renewal Terms, Tenant shall lease the Demised Premises in its “AS IS” condition and all of the terms and conditions of this Lease shall otherwise remain in effect during each of the Renewal Terms, except that ‘the annual Fixed Rent payable during each of the Renewal Terms shall be ninety-five (95%) percent of the annual fair market renewal rental value of the Demised Premises based on a comparison of the rents and accrued escalations then being paid by tenants renewing leases for comparable space in the competitive market area of the Demised Premises, excluding from consideration rent concessions, such as free rent and work letter allowances, made to tenants leasing space initially, but taking into consideration rent concessions, such as refitting allowance, made to tenants renewing leases (“Fair Market Renewal Rent”); provided, however, that in no event shall the annual Fixed Rent be less than the annual Fixed Rent payable during the year preceding the first year of each such Renewal Term, In the event the Fixed Rent to be paid during either Renewal Term increases over the amount paid during the year preceding the first year of each such Renewal Term, Landlord may, at its sole option, require Tenant to pay, on or before the commencement of the applicable Renewal Term, a proportionate increase in the Security Deposit.
(b) The Fair Market Renewal Rent of the Demised Premises for purposes of subparagraph (a) of this Paragraph 24 shall take into account the provisions of this Lease and shall be determined pursuant to the provisions of this subparagraph 24(b). The Fair Market Renewal Rent shall be set forth by Landlord in a notice to Tenant at least sixty (60) days prior to the commencement of each of the applicable Renewal Terms. The Fair Market Renewal Rent set forth in such notice shall be binding upon both parties, unless Tenant shall notify Landlord of its objection within twenty (20) days after receipt of such notice. In the event of such an objection, which is not resolved within twenty (20) days thereafter, Tenant, at its own expense, shall designate an MAI or SREA appraiser in the Somerset County area. Tenant’s designated appraiser shall then determine and promptly report to both parties in writing the Fair Market Renewal Rent of the Demised Premises, which report shall be binding upon both parties, unless Landlord shall object to same within twenty (20) days after receipt of said report. If Landlord shall so object, both parties shall jointly appoint a separate MAI or SREA appraiser who shall determine the Fair Market Renewal Rent by selecting either Landlord’s Fair Market Renewal Rent determination or Tenant’s designated appraiser’s Fair Market Renewal Rent determination according to whichever of the two valuations is closer to the actual Fair Market Renewal Rent in the opinion of such separate appraiser. The costs of such separate appraiser shall be shared equally by Landlord and Tenant.
(c) It shall be a condition of the exercise of the option set forth in this Paragraph 24, that at the time of the exercise of said option, Tenant shall not be in default under this Lease beyond applicable grace periods.
(d) Tenant acknowledges and agrees that the option(s) set forth in this Paragraph 24 shall be personal to Tenant and shall not be exercisable by any party (including any assignees) other than Tenant named herein. Furthermore, notwithstanding anything herein to the contrary, Tenant shall not have the right to exercise the renewal option(s) set forth herein if the amount of square feet of net rentable area of the Demised Premises leased by Tenant during the applicable Renewal Term is fifty (50%) percent or less than the amount of square feet of net rentable area leased by Tenant as of the date hereof
16. Paragraph 28 of the Lease is hereby deleted in its entirety and is replaced with the following provisions:
(a) Tenant agrees to comply with all present or future federal, state, or local laws, rules, or regulations dealing with environmental protection (“Environmental Laws”), including, but not limited to, the Industrial Site Recovery Act (N.J.S.A. 13:IK-6, et seq.) (“ISRA”) having jurisdiction over the Demised Premises. Tenant agrees that such compliance shall be at Tenant’s sole cost and expense. Tenant shall immediately provide Landlord, as they are issued or received by Tenant, with copies of all correspondence, reports, notices, orders, findings, declarations, and other materials that are pertinent to Tenant’s compliance with Environmental Laws.
(b) Tenant represents to Landlord that Tenant’s Standard Industrial Classification (SIC) Number as used on Tenant’s Federal Tax Return is as set forth in the Preamble of the Lease. Tenant shall not conduct any operations at the Demised Premises that shall cause the Building or the Demised Premises to be deemed an “industrial establishment” as currently defined in ISRA or otherwise trigger ISRA. If, due to an amendment to ISRA or otherwise Tenant’s operations become subject to ISRA during the Term of the Lease, Tenant shall comply with all ISRA requirements at Tenant’s. sole cost and expense. Such expenses shall include, but not limited to, any applicable state agency fees, engineering fees, dean-up costs, filing fees, and suretyship expenses. In addition, in the event any other Building tenant or Landlord triggers ISRA, Tenant agrees to cooperate with Landlord and provide any information relating to Tenant and its operations at the Demised Premises that is needed by Landlord to comply with ISRA. The foregoing undertakings shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive the sale, lease, or assignment of the Demised Premises by Landlord for a period of one (I) year.
(c) Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of; or otherwise permit to be present on or about the Demised Premises any Hazardous Substances with the exception of de minimis quantities of Hazardous Substances commonly used in the cleaning and maintenance of general business offices in quantities appropriate to such use. As used herein, “Hazardous Substance” shall be defined as any “hazardous chemical,” “hazardous substance,” “hazardous waste,” or similar term as defined in the Comprehensive Environmental Response Compensation and Liability Act, as amended (42 U.S.C. §§9601, el seq.). ISRA, the New Jersey Spill Compensation and Control Act, as amended, (N.J.S.A. 58: IO-23.11b, et seq.), any rules or regulations promulgated thereunder, or in any other present or future Environmental Laws.
(d) Tenant agrees to indemnify, defend, and hold harmless Landlord and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs, and expenses (including the reasonable fees and expenses of counsel) that may be incurred by Landlord or any such mortgagee or threatened against Landlord or such mortgagee, relating to or arising out of any breach by Tenant of this Paragraph 28, which indemnification shall survive the expiration or sooner termination of this Lease.
17. Paragraph 29 (b) of the Lease is hereby deleted in its entirety and is replaced with the following provision
(b) Tenant acknowledges and agrees that neither Landlord, the Morgan Guaranty Trust Company of New York, as trustee of the Commingled Pension Trust Fund (Special Situation Investments — Real Estate) of Morgan Guaranty Trust Company of New York, nor any

shareholder, officer, director; partner (general or limited), limited liability company member, tenant-in-common, venturer, trustee, trust beneficiary, grantor, trustee-grantor, or other individual or entity having an interest in Landlord shall have any personal liability for the performance of any of the terms, covenants, or conditions to be performed by Landlord under this Lease; rather, Tenant agrees to look solely to Landlord’s interest and estate in the Land and the Building for the satisfaction of Tenant’s remedies arising out of or related to this Lease.
18. Tenant represents, warrants, and covenants that, to the best of Tenant’s knowledge,
(i) Landlord is not in default under any of its obligations under the Lease, (ii) Tenant is not in default of any or its obligations under the Lease, and (iii) no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder.
19. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions, and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions, and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and -their respective successors and, except as otherwise provided in the Lease as modified by this Amendment, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
20. This Amendment shall become effective only upon execution and delivery thereof by Landlord and Tenant.
     IN WITNESS WHEREOF, Landlord-and Tenant have hereunto set their hands and seals as of the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to sign this Amendment.

WITNESS:	THE OFFICES AT BEDMINSTER, LLC

By: Gale & Wentworth, LLC,
Authorized Management Agent

[illegible]	By:	[illegible]
Vice President	Name: [illegible]
Title:
Dated: 8/5/99

ATTEST:	NUI CORPORATION, SUCCESSOR to
NATURAL GAS SERVICES, INC.
[illegible]	By:	[illegible]
Name:
Title: COO & CFO
Date: 8/4/99

SECOND AMENDMENT TO LEASE AGREEMENT
THIS AMENDME.NT TO LEASE AGREEMENT (this “Amendment”) made This 19th day of 1997 by and between SAMMIS PLUCKEMIN ASSOCIATES, a California partnership (“ Landlord”), having an address c/o Gale & Wentworth, 200 Campus Drive, Florham Park, New Jersey 07932 and NATURAL GAS SERVICES, INC., a corporation (“Tenant”), having its principal address at 550 Route 206 North, P.O. Box 760, Bedminster, New Jersey 07921-0760.
W I T N E S S E T H:
     WHEREAS, by lease agreement dated July 18, 1996, as amended by First Amendment to Lease dated Sept. 3, 1996 (collectively the “Lease”), Landlord and Te ant agreed to lease approximately seven thousand fifty-seven (7,057) square feet of gross rentable area located on the first floor of the Building, as defined in the Lease (the “Demised Premises”); and
     WHEREAS, Landlord and Tenant desire to amend the Lease to increase the gross rentable area of the Demised Premises by three thousand four hundred eighty-six (3,486) square feet, which area is depicted on the floor plan attached hereto as Attachment “A” (the “Additional Space”), on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, Landlord and Tenant hereby agree as follows:
     1. Landlord agrees to provide the improvements and other work in and to. the Additional Space in accordance with the plans provided by Tenant to Landlord pursuant to the provisions of Attachment “B” attached hereto. Tenant covenants that the Final Plans (as such term is defined in Attachment B) will completely and accurately represent and depict the work to be performed by Landlord in order to make the Additional Space ready for occupancy by Tenant. The Additional Space shall be deemed ready for occupancy, and the obligations of Tenant to pay increased Fixed Rent and Additional Rent as provided herein shall commence, on the Additional Space Commencement Date, as defined herein. The Additional Space Commencement Date shall be the date on which Landlord substantially completes the Additional Space (as determined below) in accordance with the Final Plans (minus such days attributable to Tenant Delay, as defined in Section 3.3 of Attachment B), whichever is later. The date on which Landlord has substantially completed the Additional Space shall be the date that: (i) the required work on the Additional Space has been substantially completed (and Landlord shall be deemed to have substantially completed said work notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed within the Additional Space or any part thereof, the non-completion of which does not materially interfere with Tenant’s use of the Additional Space) and (ii) the Additional Space shall be delivered to Tenant in tenantable condition, free of violations of any health, safety, fire and other statutes and regulations governing the Additional Space and its use, together with a certificate (temporary or final) by appropriate governmental authority, permitting occupancy of the Additional Space for the purposes set forth herein. If the occurrence of any of the conditions listed in the preceding sentence, and thereby the making of the Additional Space ready for occupancy 1 shall be delayed due to a Tenant Delay, then the Additional Space Commencement Date shall be accelerated by a time period equal to the number of days of Tenant Delay so caused by Tenant. In the event any such Tenant Delay days shall be asserted by Landlord, Landlord shall notify Tenant of the same, which notice shall include the number of Tenant Delay days. Landlord shall proceed diligently to complete any “punchlist” items of work within thirty (30) days after the Additional Space Commencement Date or such later time period as may be required to complete any items which Landlord, proceeding diligently, cannot complete within such thirty (30) day time period.
     2. In the event that Tenant desires to make any change in the Final Plans, such changes must be requested in writing on behalf of Tenant and submitted to Landlord in accordance with the procedure specified in section 3.2(b) of Attachment B of the Lease.
     3. Landlord and Tenant agree that any references to the Demised Premises in this Amendment shall be deemed to include (i) the Additional Demised Premises, as such terms defined in the First Amendment to Lease, and (ii) the Additional Space; unless the term used is “Original Demised Premises,” which shall refer to the Demised Premises exclusive of the Additional Demised Premises and the Additional Space. References to the Effective Date shall be as defined in the First Amendment to Lease., Landlord and Tenant further acknowledge that Paragraphs 4 through 8 of this Amendment reflect calculations that shall be accurate in the event the Effective Date occurs prior to the Additional Space Commencement Date. Therefore, notwithstanding anything herein to the contrary, in the event the Effective Date of the Additional Demised Premises occurs later than the Additional Space Commencement Date, the calculations set forth in Paragraphs 4 through 8 of this Amendment shall be amended so that the Demised Premises shall include only the Original Demised Premises and the Additional Space, but not the Additional Demised Premises.
     4. Paragraph 1 of the Preamble to the Lease is hereby amended to provide that, as of the Additional Space Commencement Date, the gross rentable area of the Demised Premises shall increase by the gross rentable area of the Additional Space. Thereafter, provided the Effective Date of the Additional Demised Premises, has occurred, the Demised Premises shall be ten thousand five hundred forty-three (10,543) square feet of gross rentable area of office space, and all references to the Demised Premises in the Lease, including, without limitation, the references to the Demised Premises contained in Paragraph 24 of the Lease setting forth Tenant’s renewal option, shall include the Additional Space.

     5. Provided the Effective Date of the Additional Demised Premises has occurred, Paragraph 5 of the Preamble to the Lease is hereby amended to provide ‘-that the Fixed Rent (i) shall increase from One Hundred Eight-one Thousand Seven Hundred Seventeen and 75/100 Dollars ($181,717.75) per annum to Two Hundred Seventy-four Thousand Ninety-six and 75/100 Dollars ($274,096.75) per annum from the Additional Space Commencement Date until the Expiration Date and (ii) shall be the Fair Market Value at the beginning of each Renewal Term, as defined in Paragraph 24(b) of the Lease, during both the first Renewal Term and the second Renewal Term.
     6. Provided the Effective Date of the Additional Demised Premises has occurred, Paragraph 6 of the Preamble to the Lease is hereby amended to provide that the Monthly Fixed Rent (i) shall increase from Fifteen Thousand One Hundred Forty-three and 15/100 Dollars ($15,143.15) to Twenty-two Thousand Eight Hundred Forty-one and 40/100 Dollars ($22,841.40) per month from the Additional Space Commencement Date until the Expiration Date and (ii) shall be One-twelfth (1/12th) of the Fair Market Value during the two (2) Renewal Terms.
     7. Provided the Effective Date of the Additional Demised Premises has occurred, Paragraph 8 of the Preamble to the Lease is hereby amended to increase the Tenant I s Proportionate Share to five and sixty-one hundredths percent (5.61%) as of the Additional Space Commencement Date, arrived at by dividing the gross rentable area of the Demised Premises (which for the purpose of the Lease is agreed to be 1.0,543 square feet} by the gross rentable area of the Building (which for the purpose of the Lease is agreed to be 187,765 square feet).
     8. Provided the Effective Date of the Additional Demised Premises has occurred, Paragraph 13 of the Preamble of the Lease is hereby amended to increase the number of Tenant’s Non-Exclusive Spaces from twenty-five (25) to thirty-eight (38) as of the Additional Space Commencement Date.
     9. In the event that the Additional Space Commencement Date shall occur on a date other than the first calendar day of a month, the charge for the Monthly Fixed Rent for the month in which such date occurs shall be appropriately pro-rated. (Such pro ration shall similarly result in a pro ration of the annual Fixed Rent unless the Additional Space Commencement Date occurs on the first day of the Lease Year.)
     10. Tenant and Landlord warrant and represent to each other that neither has dealt with any broker or brokers regarding the negotiation of this Amendment other than Alexander Summer, L.L.C. and Gale & Wentworth Real Estate Advisors, Inc. (the “Designated Broker”). Tenant and Landlord agree to be responsible for and to indemnify and hold each other harmless from and against any claim for a commission or other compensation by any broker other than the Designated Broker based upon such broker’s dealings with the indemnifying party. Landlord shall pay any commission due to the Designated Broker as a result of the execution of this Amendment in accordance with a separate written agreement.
     11. Tenant represents, warrants and covenants that Landlord is not in default under any of its obligations under the Lease and that to the best of Tenant’s knowledge, Tenant is not in default of any of its obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder.
     12. Capitalized terms used herein but not defined shall have the same meaning as set forth in the Lease.
     13. Except as modified herein, the Lease remains unmodified and in full force and effect.
     14. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

By:
Name:
Title:

ATTEST:	NATURAL GAS SERVICES, INC.,
a corporation

/s/ Carol A. Sliker	[illegible]
Name: Carol A. Sliker	Name: Richard L. [Illegible]
Title: Assistant Secretary – NUI CORP.	Title: President

ATTACHMENT A
SECOND AMENDMENT SPACE

ATTACHMENT “B”
WORK LETTER TO FIRST AMENDMENT TO LEASE
Between
SAMMIS PLUCKEMIN ASSOCIATES
and
NATURAL GAS SERVICES, INC.
     Section 1.1. The provisions of this Attachment shall have the same force and effect as if this Attachment were a numbered Article of the Lease.
     Section 2 .1. Landlord agrees to construct the Additional Space in accordance with Fina1 Plans (as hereinafter defined) which construction shall be completed in a good and workmanlike manner and in compliance with all applicable laws and regulations. Tenant shall pay to Landlord, in accordance with .the terms hereof, the Construction Cost (as defined in Section 4.1 hereof), against which Tenant shall be entitled to a credit of Twenty Dollars ($20.00) per rentable square foot of the Additional Space, being Sixty-nine Thousand Seven Hundred Twenty Dollars ($69,720.00) (the “Construction Allowance”). The difference between the Construction Cost and the Construction Allowance is referred to herein as “Tenant’s Finish Cost.”
     Section 3.1. Subject to Section 2.1, Tenant shall pay to Landlord Tenant’s Finish Cost within ten (10) days of the issuance of a temporary or permanent certificate of occupancy for the Demised Premises. Tenant’s Finish Cost shall be Additional Rent, and Tenant shall pay such amount in full, without set-off or deduction.
     Section 3.2. (a) Tenant shall submit to Landlord and Landlord’s architect sufficient information to allow Landlord to prepare final plans setting forth the construction plans for the construction of the Additional Space as provided in this Section 3.2(a) and such plans shall’ be prepared by Landlord’s architect. Within five (5) business days after receipt of any proposed final plans from Landlord, Tenant shall approve or reject same and if rejecting same shall ,state the reasons for such rejection. In the event of a rejection by Tenant’ of any proposed final plans, Landlord may make changes to the proposed final plans and resubmit them pursuant hereto. Upon receiving Tenant’s approval to any proposed final plans, such plans shall become the Final Plans (the II Final Plans” ) hereunder. Provided that Tenant has received proposed Final Plans at least fifteen (15) days prior thereto, Tenant’s failure to approve Final Plans by                     , 1997 shall constitute a Tenant Delay, as defined in Section 3.3 hereof.
(b) In the event that Tenant desires any change in the Final Plans, Tenant shall submit to Landlord revised final plans setting forth the proposed change and instructing Landlord whether to cease work or cease any segment of work while the change is approved (in which case the delay shall be a Tenant Delay as hereinafter defined) or whether Landlord should continue constructing the Additional Space in accordance with the Final Plans notwithstanding the proposed change thereto. In the event that no such instructions are given, Landlord shall continue constructing the Additional Space in accordance with the Final Plans without regard to the proposed changes thereto. Within three (3) business days after receipt of any proposed change in the Final Plans from Tenant, Landlord shall approve or reject same and if rejecting same shall state the reasons for such rejection. If Landlord has stopped work, or some segment thereof at Tenant’s request, Landlord shall resume work, or some segment thereof at Tenant’s .written instructions from Tenant authorizing the recommencement of such work. Upon the granting of any approval, Landlord shall notify Tenant of the amount, if any, of additional Tenant’s Finish Cost arising therefrom (which shall be calculated in the same manner as the original Tenant’s Finish Cost) and Landlord’s estimate of the delay in completion that will be caused by such proposed revision to the Final Plans. In the event of a rejection by Landlord of a proposed revision, Tenant may make changes to the proposed revision and resubmit it pursuant hereto. Upon receiving Landlord’s approval to any revision, Tenant shall, as soon thereafter as practicable, but in no event in excess of five (5) business days, and understanding that any delay in responding may cause delays in completion substantially greater than the estimate given by Landlord, authorize the work that Tenant desires by approving in writing the work and the cost thereof, and submitting to Landlord signed and sealed revised final plans sufficient for Landlord to obtain all necessary permits and approvals to construct the Additional Space ·in accordance with such revised final plans. Upon the submission of such revised final plans,. such revised final plans shall become the Final Plans hereunder. Any delay in completion caused by the revision to the Final Plans, whether greater or less than Landlord’s estimate, shall be a Tenant Delay (as hereinafter defined).
     Section 3.3. If (a) a delay actually occurs in the completion of the Additional Space in accordance with the Final Plans or any revised Final Plans by the Landlord as the result of (i) any delay in approving and executing the Final Plans to Landlord in the form required by Section 3.2(a) hereof, (ii) any direction by Tenant that the Landlord delay proceeding with the work or any segment of the work in anticipation of a possible revision to the Final Plans by Tenant or for any other reason, (iii) any revision to the Final Plans authorized by Tenant, or (iv) any other act or omission “of Tenant I its agents I employees or contractors (any of such events being a “Tenant Delay”), then (b) the Additional Space Commencement Date shall (even though no Certificate of Occupancy has been issued or the Demised Premises has not been completed) be deemed to be one day earlier than provided for in Paragraph 1 of this Second Amendment to Lease for each day of such Tenant Delay.

The extent of any Tenant Delay shall be determined in the following manner: Landlord shall notify Tenant of the estimated length of the Tenant Delay involved as soon a practicable after the information necessary to estimate such Tenant Delay is available (which notice shall include the basis for the Landlord’s estimate) and, as Landlord obtains the information to calculate the actual Tenant Delay, Landlord shall so notify Tenant, providing it with the basis used in calculating such Tenant Delay. In the event of a dispute concerning the length of any Tenant Delay, Landlord’s calculation shall be used and the Additional Space Commencement Date shall occur in accordance therewith, provided, however, that Tenant shall retain its right to challenge Landlord’s calculation of the length of the Tenant Delay.
     Section 4.1. The “Construction Cost” as defined herein shall be the actual cost, including out-of-pocket soft costs, to Landlord of the construction of the Additional Space in accordance with the Final Plans, plus four percent (4%) of such actual cost as profit to Landlord and six percent (6%) of such actual cost as a payment to Landlord to compensate Landlord for its overhead costs.
     Section 4.2. Prior to accepting any bid for work on the Additional Space, Landlord shall submit to Tenant for Tenant’ s review and recommendation copies of all bids received by Landlord for such work. Tenant shall provide Landlord with Tenant’s. recommendation regarding the approval of same within three (3) business days of Tenant’s receipt of said bid copies. Landlord shall consider Tenant’s recommendation and either accept such recommendation or, in those instances where Landlord declines to accept Tenant’s recommendation, provide Tenant with a written explanation of its reasons for rejecting the same.
     Section 4.3. In the event the full amount of the construction Allowance has not been credited towards the cost to complete the work called for in the Final Plans, .the difference shall not be credited towards Tenant’s Monthly Fixed Rent obligations nor towards any other monetary obligations of Tenant. The construction to be performed by Landlord and its contractors shall not include the purchase or installation of any items not shown as being completed by Landlord on the Final Plans, including, but not limited to, furnishings, equipment and telephones or the special wiring required for the installation or operation of computer, data processing or telephone equipment. All of the foregoing work (“Tenant’ s Installations”) shall be performed by Tenant and its contractors, who shall be union contractors, at such times and in such manner as shall not interfere with or delay Landlord or Landlord’s contractors in the performance of the construction work contemplated to be performed by Landlord and its contractors hereunder. The cost for preparation of all architectural documents, including the Final Plans, prepared by Landlord’s architect for the Additional Space shall be applied against the Construction Allowance.

FIRST AMENDMENT TO LEASE AGREEMENT
THIS AMENDMENT TO LEASE AGREEMENT (this “Amendment”) made this 31st day of September, 1996 by and between SAMMIS PLUCKEMIN ASSOCIA ES, a California partnership (“Landlord”), having an address c/o Gale & Wentworth, 200 Campus Drive, Florham Park, New Jersey 07921 and NATURAL GAS SERVICES, INC., a Corporation (“Tenant”) having its principal address at 550 Route 206 North, P.O. 760, Bedminster, New Jersey 07921-0760.
W I T N E S S E T H:
     WHEREAS, by Lease Agreement dated July 18, 1996 (the “Lease”), Landlord and Tenant agreed to lease approximately five thousand seventy-five (5,075) square feet of gross rentable area located on the first floor of the Building, as defined in the Lease (the “Demised Premises”); and
     WHEREAS, Landlord and Tenant desire to amend the Lease to increase the gross rentable area of the Demised Premises by one thousand nine hundred eighty-two (1,982) square feet, which area is depicted on the floor plan attached hereto as Attachment “A” (the “Additional Demised Premises”), on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, Landlord and Tenant hereby agree as follows:
1. Landlord agrees to provide the improvements and other work in and to the Additional Demised Premises in accordance with the plans provided by Tenant to Landlord pursuant to the provisions of Attachment “B” attached hereto. Tenant covenants that the Final Plans (as such term is defined in Attachment B) will completely and accurately represent and depict the work to be performed by Landlord in order to make the Additional Demised Premises ready for occupancy by Tenant. The Additional Demised Premises shall be deemed ready for occupancy, and the obligations of Tenant to pay increased Fixed Rent and Additional Rent as provided herein shall commence, on the Effective Date, as defined herein. The Effective Date shall be the date on which Landlord substantially completes the Additional Demised Premises (as determined below) in accordance with the Final Plans (minus such days attributable to Tenant Delay, as defined in Section 3.3 of Attachment B), whichever is later. The date on which Landlord has Substantially completed the Additional Demised Premises shall be the date that: (i) the required work on the Additional Demised Premises has been substantially completed (and Landlord shall be deemed to have substantially completed said work notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed within the Additional Demised Premises or any part thereof, the non-completion of which does not materially interfere with Tenant’s use of the Additional Demised Premises) and (ii) the Additional Demised Premises shall be delivered to Tenant in tenantable condition, free of violations of any health, safety, fire and other statutes and regulations governing the Additional Demised Premises and its use, together with a certificate (temporary or final) by appropriate governmental authority, permitting occupancy of the Additional Demised Premises for the purposes set forth herein. If the occurrence of any of the, conditions listed in the preceding sentence, and thereby the making of the Additional Demised Premises ready for occupancy, shall be delayed due to a Tenant Delay, then the Effective Date shall be accelerated by a time period equal to the number of days of Tenant Delay so caused by Tenant. In the event any such Tenant Delay days shall be asserted by Landlord, Landlord shall notify Tenant of the same, which notice shall include the number of Tenant Delay days. Landlord shall proceed diligently to complete any “punchlist” items of work within thirty (30) days after the Effective Date or such later time period as may be required to complete any items which Landlord, proceeding diligently, cannot complete within such 30-day time period.
2. In the event that Tenant desires to make any change in the Final Plans, such changes must be requested in writing on behalf of Tenant and submitted to Landlord in accordance with the procedure specified in section 3.2(b) of Exhibit B of the Lease.
3. Paragraph 1 of the preamble to the Lease is hereby amended to provide that, as of the Effective Date, the gross rentable area of the Demised Premises shall increase by the gross rentable area of the Additional Demised Premises. Thereafter, the Demised Premises shall be seven thousand fifty-seven (7,057) square feet of gross rentable area of office space, and all references to the Demised Premises in the Lease, including, without limitation, the references to the Demised Premises contained in Paragraph 24 of the Lease setting forth Tenant’s renewal option, shall include the Additional Demised Premises. References to the Demised Premises in this Amendment to Lease Agreement shall be deemed to include the Additional Demised Premises unless the term used is “Original Demised Premises”, which shall refer to the Demised Premises exclusive of the Additional Demised Premises.
4. Paragraph 5 of the preamble to the Lease is hereby amended to provide that the Fixed Rent (i) shall increase from One Hundred Thirty Thousand Six Hundred Eighty-one and 25/100 Dollars ($130,681.25) per annum to One Hundred Eighty-one Thousand Seven Hundred Seventeen and 75/100 Dollars ($181,717.75) per annum from the Effective Date until the Expiration Date and (ii) shall be the Fair Market Value at the beginning of each Renewal Term, as defined in Paragraph 24(b) of the Lease, during both the first Renewal Term and the second Renewal Term.
5. Paragraph 6 of the preamble to the Lease is hereby amended to provide that the Monthly Fixed Rent (i) shall increase to Fifteen Thousand One Hundred Forty-three and 15/100 Dollars ($15,143.15) per month from the Effective Date until the Expiration Date and (ii) shall be One-twelfth (1/12th) of the Fixed Rent during the two (2) Renewal Terms.
6. Paragraph 8 of the preamble to the Lease is hereby

amended to increase the Tenant’s Proportionate Share to three and seventy-six hundredths percent (3.76%) as of the Effective Date, arrived at by dividing the gross rentable area of the Demised Premises (which for the purpose of this Lease is agreed to be 7,057 square feet) by the gross rentable area of the Building (which for the purpose of this Lease is agreed to be 187,765 square feet).
7. In the event that the Effective Date shall occur on a date other than the first calendar day of a month, the charge for the Monthly Fixed Rent for the month in which such date occurs shall be appropriately pro-rated. (Such pro ration shall similarly result in a pro ration of the annual Fixed Rent unless the Effective Date occurs on the first day of the Lease Year.)
8. Tenant and Landlord warrant and represent to each other that neither has dealt with any broker or brokers regarding the negotiation of this Amendment to Lease Agreement other than Alexander Summer, L.L.C. and Gale & Wentworth Real Estate Advisors, Inc. (the “Designated Broker”). Tenant and -Landlord agree to be responsible for and to indemnify and hold each other harmless from and against any claim for a commission or other compensation by any broker other than the Designated Broker based upon such broker’s dealings with the indemnifying party. Landlord shall pay any commission due to the Designated Broker as a result of the execution of this Amendment to Lease Agreement in accordance with a separate written agreement.
IN WITNESS WHEREOF f the parties hereto have executed this Agreement on the date first above written.

WITNESS:	SAMMIS PLUCKEMIN ASSOCIATES
a California partnership
By: Gale & Wentworth, Inc.
authorized management agent

[illegible]
Name:
Title:

ATTEST:	NATURAL GAS SERVICES, INC.,
a corporation

/s/ Carol A. Sliker	By:	[illegible]
Name: Carol A. Sliker	Name: Richard L. [Illegible]
Title: Assistance Secretary – NUI CORP	Title: President

ATTACHMENT A
FIRST AMENDMENT SPACE

ATTACHMENT “B”
WORK LETTER TO FIRST AMENDMENT TO LEASE
Between
SAMMIS PLUCKEMIN ASSOCIATES
and
NATURAL GAS SERVICES, INC.
     Section 1.1. The provisions of this Attachment shall have the same force and effect as if this Exhibit were a numbered Article of the Lease.
     Section 2.1. Landlord agrees to construct the Additional Demised Premises in accordance with Final Plans (as hereinafter defined) which construction shall be completed in a good and workmanlike manner and in compliance with all applicable laws and regulations. Tenant shall pay to Landlord, in accordance with the terms hereof, the Construction cost (as defined in section 4.1 hereof), against which Tenant shall be entitled to a credit of Twenty Dollars ($20.00) per rentable square foot of the Additional Demised Premises, being Thirty-nine Thousand Six Hundred Forty Dollars. ($39,640) (the “Construction Allowance”). The difference between the construction Cost and the Construction Allowance is referred to herein as “Tenant’s Finish Cost.1I section 3.1. Subject to Section 2.1, Tenant shall pay to Landlord Tenant’s Finish Cost within ten (10) days of the issuance of a temporary or permanent certificate of occupancy for the Demised Premises. Tenant’s Finish Cost shall be Additional Rent, and Tenant shall pay such amount in full,’ without set-off or deduction.
     Section 3.2. (a) Tenant shall submit to Landlord and Landlord’s architect sufficient information to allow Landlord to prepare final plans setting forth the construction plans for the construction of the Additional Demised Premises as provided in this Section 3.2 (a) and such plans shall be prepared by Landlord IS architect. Within five (5) business days after receipt of any proposed final plans from Landlord, Tenant shall approve or reject same and if rejecting same shall state the reasons for such rejection. In the event of a rejection by Tenant of any proposed final plans, Landlord may make changes to the proposed final plans and resubmit them pursuant hereto. Upon receiving Tenant’s approval to any proposed final plans, such plans shall become the’ Final Plans (the “Final Plans”) hereunder. Provided that Tenant has received proposed Final Plans at least fifteen (15) days prior thereto, Tenant’s failure to approve Final Plans by                     , 199___shall constitute a Tenant Delay, as defined in Section 3.3 hereof.
(b) In the event that Tenant desires any change in the Final Plans, Tenant shall submit to Landlord revised final plans setting forth the proposed change and instructing Landlord whether to cease work or cease any segment of work while the change is approved (in which case the delay shall be a Tenant Delay as hereinafter defined) or whether Landlord should continue constructing the Additional Demised Premises in accordance with the Final Plans notwithstanding the proposed change thereto. In the event that no such instructions are given, Landlord shall continue constructing the Final Expansion Premises in accordance with the Final plans without regard to the proposed changes thereto. Within three (3) business days after receipt of any proposed change in the Final Plans from Tenant, Landlord shall approve or reject same and if rejecting same shall state the reasons for such rejection. If Landlord has stopped work, or some segment thereof at Tenant’s request, Landlord shall resume work, or some segment thereof at Tenant’s written instructions from Tenant authorizing the recommencement of such work. Upon the granting of any approval, Landlord shall notify Tenant of the amount, if any, of additional Tenant’s Finish Cost arising therefrom (which shall be calculated in the same manner as the original Tenant’s Finish Cost) and Landlord’s estimate of the delay in completion that will be caused by such proposed revision to the Pinal Plans. In the event of a rejection by Landlord of a proposed revision, Tenant may make changes to the proposed revision and resubmit it pursuant hereto. Upon receiving Landlord’s approval to any revision, Tenant shall, as soon there-after as practicable, but in no event in excess of five (5) business days, and understanding that a,ny delay in responding may cause delays in completion substantially greater than the estimate given by Landlord, authorize the work that Tenant desires by approving in writing the work and the cost thereof, and submitting to Landlord signed and sealed revised final plans sufficient for Landlord to obtain all necessary permits and approvals to construct the Additional Demised Premises in accordance with such revised final plans. Upon the submission of such revised final plans, such revised final plans shall become the Final Plans hereunder. Any delay in completion caused by the revision to the Final Plans, whether greater or less than Landlord’s estimate, shall be a Tenant Delay . (as hereinafter defined) .
     Section 3.3. If (a) a delay actually occurs in the completion of the Additional Demised Premises in accordance with the Final Plans or any revised Final Plans by the Landlord as the result of (i) any delay in approving and executing the Pinal Plans to Landlord in the form required by Section 3.2 (a) hereof, (ii) any direction by Tenant that the Landlord delay proceeding with the work or any segment of the work. in anticipation of a possible revision to the Final Plans by Tenant or for any other reason, (iii) any revision to the Final Plans authorized by Tenant, or (iv) any other act or omission of Tenant, its agents, employees or contractors (any of such events being a “Tenant Delay”), then (b) the Effective Date shall (even though no Certificate of Occupancy has been issued or the Demised Premises has not been completed) be deemed to be one day earlier than provided for in Paragraph 3 of the First Amendment To Lease for each day of such Tenant Delay. The extent of any Tenant Delay shall be determined in the following manner: Landlord shall notify Tenant of the estimated length of the Tenant Delay involved as soon a practicable after the information necessary to estimate such Tenant Delay is available (which notice shall include the basis for the Landlord’s estimate) and, as Landlord obtains the information to calculate the actual Tenant Delay, Landlord shall so notify Tenant, providing it with the basis used in calculating such Tenant Delay. In the event of a dispute concerning the length of any Tenant Delay, Landlord’s calculation shall be used and the Effective Date shall occur in accordance therewith, provided, however, that Tenant shall retain its right to challenge Landlord’s calculation of the length of the Tenant Delay.
     Section 4.1. The “Construction Cost” as defined herein shall be the actual cost, including out-of-pocket soft costs, to Landlord of the construction of the Additional Demised Premises in accordance with the Final Plans, plus four percent (4%) of such actual cost as profit to Landlord and six percent (6%) of such actual cost as a payment to Landlord to compensate Landlord for its overhead costs.
     Section 4.2. Prior to accepting any bid for word on the Additional Demised Premises, Landlord shall submit to Tenant for Tenant’s review and recommendation copies of all bids received by Landlord for such work. Tenant shall provide Landlord with Tenant’s recommendation regarding the approval of same within three (3) business days of Tenant’s receipt of said bid copies. Landlord shall consider Tenant’s recommendation and either accept such recommendation or, in those instances where Landlord declines to accept Tenant’s recommendation, provide Tenant with a written explanation of its reasons for rejecting the same.
Section 4.3. In the event the full amount of the Construction Allowance has not been credited towards the cost to complete the work called for in the Final Plans, the difference shall not be credited towards Tenant’s Monthly Fixed Rent obligations nor towards any other monetary obligations of Tenant. The construction to be performed by Landlord and its contractors shall not include the purchase or installation of any items not shown as being completed by Landlord on the Final Plans, including, but not limited to, furnishings, equipment and telephones or the special wiring required for the installation or operation of computer, data processing or telephone equipment. All of the foregoing work (“Tenant’s Installations”) shall be performed by Tenant and its contractors, who shall be union contractors, at such times and in such manner” as shall not interfere with or delay Landlord or Landlord’s contractors in the performance of the ” construction work contemplated to be performed by Landlord and its contractors hereunder. The cost for preparation of all architectural documents, including’ the Final Plans, prepared by Landlord’s architect for the Additional Demised Premises shall be applied against the Construction Allowance.

AGREEMENT OF LEASE
between
SAMMIS PLUCKEMIN ASSOCIATES,
Landlord
and
NATURAL GAS SERVICES, INC.
Tenant
THE OFFICES AT BEDMINSTER
550 Route 206
Bedminster, New Jersey

     LEASE AGREEMENT DATED JULY ___, 1996
     BETWEEN SAMM.IS PLUCKEMIN ASSOCIATES, (“Landlord”), having an office at c/o GALE & WENTWORTH, INC., Park Avenue at Morris County, 100 Campus Drive, suite 300, Florham Park, New Jersey 07932 and NATURAL GAS SERVICES, INC., a ___corporation (“Tenant”), having an address at 550 Route 2Q6 North, P.O. Box ___, Bedminster, New Jersey 07921-0760.
PREAMBLE
BASIC LEASE PROVISIONS AND DEFINITIONS.
     In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Preamble, unless such meanings are expressly modified, limited or expanded elsewhere herein.
     1. Premises or Demised Premises: Outlined in red on the floor plan annexed hereto and made a part hereof as Exhibit A consisting of approximately 5,075 square feet of Net Rentable Area, together with all fixtures, equipment, improvements and installations attached thereto in the building located at 550 Route 206 said building being part of an office building project known as The Offices at Bedminster. consisting of two office buildings having a total Net Rentable Area of 187,765 square feet (hereinafter referred to as the “Project”) in the Township of Bedminster, County of Somerset, New Jersey, as described in Exhibit A-1 attached hereto and made a part hereof.
     2. Term: Five (5) years and four (4) months.
     3. Expiration Date: Midnight on August 31, 2001.
     4. Permitted Use: General office use.
     5. Fixed Rent: One Hundred Thirty Thousand Six Hundred Eighty-One and 25/100 Dollars ($130, 681.25) per annum from the Commencement Date until the Expiration Date. During the Renewal Terms, Tenant shall pay as Fixed Rent hereunder, the Fair Market Value as defined in and determined in accordance with Paragraph 24 below, but in no event shall the annual Fixed Rent per square foot payable during the first Renewal Term be less than the annual Fixed Rent per square foot payable during the year preceding the first Renewal Term and in no event shall the annual Fixed Rent per square foot payable during the Second Renewal Term be less than the annual Fixed Rent payable during the First Renewal Term.
     6. Monthly Fixed Rent: One-Twelfth of Fixed Rent being Ten Thousand Eight Hundred Ninety and 10/100 Dollars ($10,890.10) per month during the Initial Term; one-twelfth of the Fixed Rent per month during each of the Renewal Terms.
     7. Late Charge:. Three percent (3%) of the amount of the payment due.
     8. Tenant’s Proportionate Share of Expenses: Two and Seventy hundredths percent (2.70%), arrived at by dividing the Net Rentable Area of the Demised Premises (which for the purposes of this Lease is agreed to be 5,075 square feet) by (ii) the Nee Rentable Area of the Project (which for the purposes of this Lease is agreed to be 187,765 square feet).
     9. Security Deposit: None.
     10. Tenant’s S.I.C. Code and Address for Environmental Information (as per S.I.C. Manual as published by the United States Office .of Management & Budget): 4924
     11. Designated Broker: The Galbreath Company, Alexander Summer Division, L.L.C.
     12. Party Responsible to the Designated Broker: Landlord.
     13. Number of Tenant Allocated Parking Spaces: Twenty (20) consisting of two (2) exclusive spaces (“Exclusive Spaces”) as shown on the Parking Plan attached hereto and made a part hereof as Exhibit E and eighteen {la} non-exclusive spaces (“Non-Exclusive Spaces”) .
     14. Renewal Term: Two Five (5) year terms.
     15. Tenant’s Construction Allowance: One Hundred One Thousand Five Hundred Dollars ($101,500) per Exhibit B attached hereto and made a part hereof.
The parties hereby agree to the following terms and conditions:
     1. Premises. Term and Purpose.
     (a). Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Demised Premises located in the Project for the Term commencing on the “Commencement Date” as defined in Subparagraph (b) of this Paragraph 1, and ending on the Expiration Date, or such earlier date upon which the term may expire or be terminated pursuant to the provisions of this Lease or pursuant to Law. The parcel of land on which the Project is located is hereinafter called the “Land” and is more particularly described on Exhibit A-l annexed hereto and made a part hereof.
     (b) For purposes of this Lease the Commencement Date shall be May 1, 1996 subject to the provisions of Paragraph 4 (b) .
     (c) The Demised Premises shall be used by Tenant for the Permitted Use and for no other use or purpose. Tenant shall not use or occupy the Demised Premises or any part thereof, for any purpose deemed unlawful, disreputable, or extra-hazardous on account of fire or other casualty, or for any purposes which shall impair the character of the Project. Tenant, at its sole cost and expense shall obtain any consents, licenses, permits or approvals required to conduct its business at the Demised Premises with the exception of a Certificate of Occupancy which shall be obtained by Landlord at its sole cost and expense. (d) The “Common Areas” of the Project shall be those parts of the Project and other improvements designated by Landlord from time to time for the common use of all tenants, including among other facilities, halls, lobbies, delivery passages, drinking fountains, public toilets, and the like, and all garages, parking lots, service buildings or similar improvements operated, owned or maintained, in whole or in part, by Landlord. and all parkways, drives, greenspaces, parks, fountains or other facilities owned, operated or maintained, in whole or in part, by Landlord, or otherwise made available by Landlord for use by all tenants of the Project, whether used in conjunction with the use of such space by the occupants of other buildings or used exclusively by Tenants of the project, all of which facilities shall be subject to Landlord’s reasonable management and control and shall be operated and maintained for the benefit of all tenants in a first class manner. Tenant, and its employees and invitees, shall have the nonexclusive right to use the Common Areas, such use to be in common with Landlord, other tenants of the Project and other persons entitled to use the same.
     2. Rent.
The rent payable by Tenant pursuant to · this Lease is Intended to be absolutely net to Landlord, and all other charges and expenses imposed upon the Demised Premises incurred in connection with its use, occupancy, care, maintenance, operation and control shall be paid by Tenant, except as otherwise expressly provided herein.
     (a) The rent reserved under this Lease for the Term hereof shall be and consist of (a) the Fixed Rent payable in equal monthly installments in advance, on the first day of each and every calendar month during the term (except that Tenant shall pay the first monthly installment upon signing this Lease); plus (b) such additional rent (“Additional Rent”) in an amount equal to Tenant’s Proportionate Share of the increase in Expenses as outlined in Paragraph 3 (c) of this Lease (as such terms are defined in Paragraph 3 of this Lease) and all charges for services and utilities pursuant to Paragraph 15 hereof, and any other charges as shall become due and payable hereunder, which Additional Rent shall be payable as hereinafter provided, all to be paid to Landlord at its office stated above, or such other place as Landlord may designate, in lawful money of the United States of America; provided, however, that if the Commencement Date shall occur on a date other than the first calendar day of a month, the rent for the · partial month commencing on the Commencement’ Date shall be appropriately pro-rated on the basis of the monthly rent payable during the first year of the Term.
     (b) Tenant does hereby covenant and agree promptly to pay the Fixed Rent, Additional Rent and any other charges herein reserved as and when the same shall become due and payable, without demand therefor, and without any set-off or deduction whatsoever. All Additional Rent and other charges payable hereunder, which are not due and payable on a monthly basis during the term, unless otherwise specified herein, shall be due and payable within twenty (20) days of delivery by Landlord to Tenant of notice to pay the same.

     (c) In the event that any payment of Fixed Rent, Additional Rent or any other charges shall be paid more than fifteen (15) days after the due date for same provided herein, Tenant shall pay, together with such payment, the Late Charge and a like additional Late Charge shall be payable for each thirty (30) days beyond the fifteenth (15th) day after the due date that such payment shall remain unpaid.
     3. Operating Expenses.
     (a) For purposes of this Paragraph, the following definitions shall apply:
     “Initial Year” shall mean the calendar year 1996.
     “Lease Year” shall mean each calendar year subsequent to the Initial Year.
     (1) “Expenses Defined” The term “Expenses” shall mean all costs and expenses of the ownership, operation, maintenance and insurance of the Project included in the following costs:
(aa) All supplies, materials, salary, wages and equipment used in or directly related to the operation, maintenance, repair and management of the Project; including, but not limited to, uniforms for employees that are required and the cleaning thereof; expenses imposed on Landlord pursuant to any collective bargaining agreement with respect to such employees; workmen’s compensation insurance, payroll, social security and unemployment insurance, reasonable legal, bookkeeping and accounting costs;
(bb) All utilities, including without limitation, water, electricity, gas, heating, lighting, sewer, waste disposal, security, air conditioning and ventilating costs and all charges directly relating to the use, ownership or operation of the Project;
(cc) All maintenance, management, janitorial and service agreements related to the Project including, but not limited to, wages,. salaries, disability benefits, pensions, hospitalization, retirement plans, group insurance and other employee benefits, respective employees of Landlord, up to and including the building manager, providing that any management or supervisory costs shall not exceed three percent (3%) of the total gross rent for any given year;
(dd) All insurance premiums and costs, including but not limited to the premiums and costs of fire, casualty and other extended coverage risks related to the Project, plate glass insurance, any insurance required by a mortgagee and rent insurance up to one year’s coverage.
(ee) Amortization of capital improvements made to the Project which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements shall not exceed in any year the amount of costs saved’ by the expenditure either through the reduction or minimization of increases which would have otherwise occurred); and
(ff) Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of the Project and expenses in connection with tax appeals. Landlord represents that it has no knowledge of any pending special assessments as of the date of this Lease. All special assessments shall be amortized over a ten (10) year period.
(gg) Landlord agrees that with respect to all maintenance and repair expenses listed above involving contracts or individual expenditures exceeding Twenty-five Thousand Dollars ($25,000), other than emergency repairs, Landlord shall obtain at least two (2) competitive bids and shall utilize the lowest responsible bidder, for such work.
(2) Expense Exclusions. The term “Expenses” does not include any capital improvement to the Project, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other casualty, income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of tenants, leasing commissions, salaries for executives above the grade of building manager, building start-up or opening expenses, advertising expenses, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Landlord (other than Subparagraph 1 (ee) of this Article 3) nor depreciation allowance or expense. The term “Expenses” also does not include any type of repairs to the Premises or other tenant repairs; the costs of such repairs shall be borne as described in Article 5 of this Lease Agreement.
(3) If during all or part of any calendar year, Landlord shall not. furnish -any particular item Is} of work or service (which would constitute an expense hereunder) to portions of the Project, due to the fact that construction of the Project is not completed, or such portions are not occupied or leased or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, for the purposes of computing the Additional Rent payable hereunder, the amount of the Expenses___ for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or service to such portion of the Project. It is understood that this Paragraph 31a) (3) shall not be applicable to any Expenses which are not substantially affected by the level of tenancy, including, but not limited to, elevator maintenance and repair, landscaping, snow removal, and the like.
     (b) In the event (i) that the Commencement Date shall occur during a calendar year, (ii) that the date of the expiration or other termination of this Lease shall be a day other than the last day of a calendar year, (iii) of any abatement of the Fixed Rent payable hereunder pursuant to any provision of this Lease (other than pursuant to Paragraph 2{d) hereof) or (iv) of any increase of decrease (as herein provided) in the Area of the Demised Premises or in the Net Rentable Area of the Project, then in each such event in applying the provisions of this Article 3 with respect to any calendar year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of ‘ this Article 3, taking into consideration (x) the portion of such calendar year which shall have elapsed prior to the Commencement Date, the date of such expiration or other termination or the date of such increase or decrease, or (y) the period of such rent abatement or such increase or decrease, as the case may be and (z) in the case of such rent abatement or such increase or decrease, the portion of the Demised Premises to which the same relates.
     (c) Tenant shall be responsible for and shall pay to Landlord in accordance with this Paragraph 3 (c) Tenant’s Proportionate Share of any increase in Expenses paid or incurred by Landlord in each Lease Year during the Term over the Expenses paid or incurred by Landlord during the Initial Year, as hereinafter provided. Following the end of the Initial Year, Landlord shall send to Tenant a verified statement of Expenses paid or incurred by Landlord during the Initial Year.
     (1) During each Lease Year Tenant shall pay to Landlord monthly, on the first day of each calendar month, as Additional Rent, Landlord’s estimate of Tenant I s Proportionate Share of any increase in Expenses paid or incurred by Landlord in each Lease Year over the Expenses paid or incurred by Landlord during the Initial Year.
     (2) Prior to the end of the Initial Year and thereafter for each successive Lease Year, or part thereof, ‘Landlord shall send to Tenant a statement of the projected increase in Expenses “Projected Expense Increase” for the applicable Lease Year, if any, (an “Expense Projection”), and shall indicate what the estimated amount of Tenant’s Proportionate Share of said increase in Expenses shall be, said amount to be paid in equal.

monthly installments (rounded to the nearest whole dollar) in advance on the first day of each month by Tenant as Additional Rent. commencing January 1st of the applicable Lease Year.
     (3) If during the course of any Lease Year, Landlord shall have reason to believe that the increase in Expenses shall be higher than that upon which the aforesaid Expense Projection was originally based, as set forth in subparagraph (c) (2) above, then, Landlord shall be entitled to adjust the Expense projection by a lump sum invoice for the months of the Lease Year, which precede the revised Expense Projection, and to advise Tenant of an adjustment in future monthly projection amounts to the end result that Landlord’s Projected Expense Increase shall be on a reasonably current basis each Lease Year. Such adjusted Escalation Projections shall not be made more frequently than semi-annually.
     (4) Within 90 days following the end of each Lease Year, Landlord shall send to Tenant a statement of the actual increase in Expenses incurred for the prior Lease Year showing Tenant’s Proportionate Share of the increase in Expenses due from Tenant. In the event the amount prepaid by Tenant exceeds the amount that was actually due based upon actual year end cost, then Landlord shall apply a credit to Tenant in an amount equal to the overcharge which credit shall apply to future rental payments until Tenant has been fully credited with the overcharge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice stating the additional amount due, which amount shall be paid in full by Tenant within twenty (20) days of receipt.
     (d) Each and every of the aforesaid Expense Projection amounts, whether requiring lump sum payment or constituting projected monthly amounts added to the Fixed Rent, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies provided in this Lease therefor, including, without. limitation, the Late Charge as provided in Paragraph 2(c) of this Lease.
     (e) Tenant acknowledges and agrees that Landlord shall have the right to change the period of the Lease Year, either before or during the Term, to any other fiscal year or twelve month period. In the event Landlord makes such change, then the same shall be effective upon written notice to Tenant and, in such event, Tenant shall pay Tenant’s Proportionate Share of any increase in Expenses for the period from the end of the initially designated Lease Year, as last billed, to the beginning of the newly designated Lease Year, prorated for such period, within twenty (20) days of the rendering by Landlord of the bill for such interim period.
     (f) Within six (6) months following Tenant’s receipt of Landlord’s statement of actual Expenses pursuant to Paragraph 3 (c) (4) hereunder, Landlord shall make available for inspection by Tenant, within thirty (30) days of receipt of written request for such inspection from Tenant, at a location in Morris County, during business hours, all bills and invoices or any other appropriate back-up information supporting such Landlord’s statement, provided, however, that Landlord shall only be obligated to retain such back-up Information for two (2) years following the submission of Landlord’s statement of Expenses to Tenant. After any such audit, Landlord shall promptly refund to Tenant any amount which the parties agree was charged to Tenant in excess of the amounts properly chargeable to Tenant hereunder.
4. Completion of Improvements and Commencement of Rent
     (a) Landlord agrees to provide the tenant improvements depicted on the Final Plans (as such term is defined in the work letter annexed hereto and made part hereof as Exhibit B) and other work in and to the Demised Premises in accordance with the terms, conditions and provisions of Exhibit B.
     (b) The Demised Premises shall be deemed ready for occupancy and the Commencement Date hereunder shall occur on May 1 , 1996 or such later date that (a) the Demised Premises shall be delivered to Tenant in tenantable condition, free of violations of any health, safety, fire and other statutes and regulations governing the Demised Premises and its use, all of which shall be established by issuance of a certificate (temporary or final) by appropriate governmental authority, permitting occupancy of the Demised Premises for the purposes set forth herein; and (b) Landlord has substantially completed the initial installations and other work in and to the Demised Premises agreed to be performed by it pursuant to Paragraph 4 (a) (and Landlord shall be deemed to have · substantially completed said installations and other-work notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed in the Demised Premises or any part thereof, the non-completion of which does not materially interfere with Tenant’s use of the Demised Premises). If the occurrence of any of the conditions listed in the preceding sentence, and thereby the making of the Demised Premises ready for occupancy, shall be delayed due to: (1) any act by Tenant or any of its employees, agents or contractors, which materially interferes with the completion of Tenant’s improvements; (ii) any additional time required for the completion by Landlord of its work because of the inclusion therein at Tenant’s request, of any item of work not included in Exhibit B; (iii) any Tenant Delay, as defined in Exhibit B; then the Commencement Date shall be accelerated by a time period equal to the number of days of delay so caused by Tenant.
     (c) Tenant shall occupy the Demised Premises as soon as the same are ready for its occupancy and the Commencement Date shall have occurred (but not prior to said date except for installation of Tenant’s personal property, telephone system and similar items for which Tenant shall be given reasonable access provided such access does not interfere with Landlord’s ability to obtain a certificate of occupancy). If and when Tenant shall take actual possession of the Demised Premises, it shall be conclusively presumed that the same are in satisfactory condition, except as to those items of work remaining to be performed by Landlord pursuant to this Paragraph 4, or any items of work set forth on a “Punch List” to be submitted to and acknowledged by Landlord in writing within thirty (30) days after the Commencement Date.
     5. Tenant Covenants As To Condition of Premises. and Compliance with Laws.
     (a) In the event that the Project or any of the equipment affixed thereto or stored therein should be damaged as a result of any act of Tenant, its agents, servants, employees, invitees or contractors, Tenant shall, upon demand, pay to Landlord the cost of all required repairs, including structural repairs. Tenant shall commit no act of waste and shall take good care of the Demised Premises and the equipment affixed thereto and stored therein, shall maintain the Demised Premises in good condition and state of repair, and at the end or certain expiration of the term hereof, shall deliver up the Demised Premises in good order and condition, wear and tear from a reasonable use thereof excepted. Landlord shall perform, or cause to be performed, all such maintenance and repairs and Tenant shall pay to Landlord the costs incurred therefor immediately upon demand as Additional Rent.
     (b) Tenant, at Tenant’s expense, shall promptly comply with all laws, rules, regulations and ordinances, of all governmental authorities or agencies having jurisdiction over the Demised Premises, and of all insurance bodies (including, without limitation, the Board of Fire Underwriters), at any time duly issued or in force, applicable to the Demised Premises or any part thereof or to Tenant’s use thereat provided, however, th t the provisions of this Paragraph shall not create any such compliance obligations upon Tenant arising out of the maintenance and repair obligations of Landlord or work performed by Landlord under the Lease.
     6. Tenant Improvements. All fixtures, equipment, improvements, alterations, installations which are attached to the Demised Premises, additions and appurtenances made by Tenant to the Demised Premises shall become the property of Landlord upon installation. Not later than the last day of the Term,’ Tenant shall, at its expense, remove from the Demised Premises all of its personal property and such improvements as Landlord elects to have removed. Notwithstanding the foregoing, in the event Tenant notifies Landlord of its intention to install any improvement in the Demised Premises prior to installing same, and Landlord failed to notify Tenant at such time that such improvement shall be removed at the expiration of the Term, Tenant shall not be obligated to remove such improvement. Tenant, at its sole cost and expense, shall repair injury done by or in connection with the installation or removal of such improvements. Any equipment, fixtures r goods or other property of Tenant which Tenant is required to remove and is not removed by Tenant upon the termination of this lease, or upon any quitting, vacating or abandonment of the Demised Premises by Tenant, or upon Tenant’s eviction, shall be considered as abandoned and Landlord shall have the right, with reasonable notice to Tenant, to sell or otherwise dispose of the same, at the expense of Tenant, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any. Landlord may have any such property stored at Tenant’s risk and expense.

     7. Various Negative Covenants by Tenant. Tenant agrees that it shall not without Landlord’s prior written consent:
     (a) Do anything in or near the Demised Premises which will increase the rate of fire insurance on the Project;
     (b) Permit the accumulation of waste or refuse matter in or near provided therefor;
     (c) Mortgage, hypothecate, pledge or encumber this Lease in whole or in part; or
     (d) Permit any signs. lettering or advertising matter to be erected or attached to the Demised Premises that is not in compliance with Landlord’s sign criteria, a copy of which is attached hereto as Exhibit F.
     (e) Encumber or obstruct the Common Areas surrounding the Demised Premises nor cause same to be encumbered or obstructed, nor encumber or obstruct any access ways to the Demised Premises, nor cause same to be encumbered or obstructed.
     8. Various Affirmative Covenants of Tenant. Tenant covenants and agrees that Tenant will:
     (a) At any time and from time to time, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a tenant, estoppels certificate in form reasonable acceptable to same relating to matters customarily included in tenant estoppels certificates.
     (b) Faithfully observe and comply with ~he rules and regulations annexed hereto and made a part hereof as Exhibit “C” and such additional rules and regulations as Landlord hereafter at any time or from time to time may communicate in writing to Tenant, and which, in the reasonable’ judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Project, or the preservation of good order therein, or the operation or maintenance of the Project, or the equipment thereof, or the comfort. of tenants or others in the Project; provided, however, that such rules and regulations shall be uniformly applied and shall not adversely affect the rights of Tenant under this Lease and that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of any rule or regulation by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees.
     9. Project Directory. Landlord will, at the request of Tenant, maintain listings on the directory located on the Project site of the names of Tenant and any other firm, association or corporation in occupancy of the Demised Premises or any part thereof as permitted hereunder. Landlord shall not be required to list the names of any individuals on said Project directory.

     10. Casualty and Insurance.
     (a) In the event of partial or total destruction of the Demised Premises by reason of fire or any other cause Tenant shall immediately notify Landlord of same and Landlord shall promptly restore and rebuild .the Demised Premises at Landlord’s expense (but only to the extent of the insurance proceeds covering such damage) unless Landlord elects by notice to Tenant within sixty (60) days of said destruction not to restore and rebuild the Demised Premises, and, in such case, upon a date specified in said notice by Landlord, this Lease shall terminate. If Landlord elects to restore and rebuild the Demised Premises, then during the period of restoration of any such area, and, if any portion of Demised Premises are rendered untenantable by said damage, Tenant shall be relieved of the obligation to pay that portion of the rent herein reserved which relates to said untenantable area. Notwithstanding the foregoing, in the event Landlord fails to complete such restoration and rebuilding within six {6} months from the date of such fire or rebuilding, whether due to delays of the nature set for the in Paragraph 25 here in or otherwise, Tenant may terminate this Lease by notice to Landlord given within 10 days after the expiration of such six (6) month- period.
     (b) Tenant shall, at Tenant’s sale cost and expense, but, except to the extent prohibited by law with respect to workmen’s compensation insurance, for the mutual benefit of Landlord and Tenant and any Additional Insured (as hereinafter defined) or any other additional insured as Landlord may from time to time determine including the lessors under any ground leases or underlying leases and any mortgagees, maintain or cause to be maintained (i) comprehensive general liability insurance, including but not limited to premises, bodily injury, personal injury and contractual liability, coverages for any and all or injury resulted from any act or omission on the part of Tenant or Tenant’s contractors, licensees, agents, visitors or employees, on or about the Demised Premises including such claims arising out of the construction of improvements on the Demised Premises, such insurance to afford protection to the limit of not less than Three Million Dollars ($3,000,000.00) in respect to injury or death to anyone person or to any number of persons or property damage arising out of a single occurrence; (ii) worker’s compensation insurance covering all persons employed in connection .with the construction of any improvements by Tenant and the operation of its business upon the Demised Premises and (iii) 11 all risk” coverage on all of Tenant’s personal property, including, but not limited to, standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all Tenants improvements and alterations in or about the Demised Premises, to the extent of their full replacement value. In the event Landlord, at anytime during the term of the Lease, reasonably determines that Tenant’s insurance coverage is inadequate, based upon the coverages being required by landlords of comparable buildings in the general geographic area of the Project, Landlord shall have the right to require Tenant to increase its insurance coverage. All such insurance shall, to the extent permitted by law, name Landlord, its partners, limited partners, employees, agents, other representatives, successors and assigns as additional insureds (the “Additional Insureds”) and shall be written by a good and solvent insurance carrier authorized to do business in the State of New Jersey.

     (c) ‘Prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, Tenant shall furnish evidence of such insurance and payment of premiums thereon to Landlord. such insurance shall be in form reasonably satisfactory to Landlord and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days’ written notice to Landlord at the address specified in Paragraph 18 of this Lease. Tenant waives all rights of recovery against the Additional Insureds for any loss, damages, or injury of any nature whatsoever to property or persons for which the Tenant is insured.
     (d) During the term of this Lease, Landlord and Tenant shall maintain in effect in each insurance policy that relates to property damage a waiver of subrogation in favor of the Additional Insureds or the Tenant, as the case may be from its then-current insurance carriers, and shall at all times furnish evidence of such currently effective waiver to each other. Each such waiver shall be in a form reasonably satisfactory to the other party and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days’ written notice to such other party at its address as specified in Paragraph 18 of this Lease.
     (e) Each insurance policy required to be maintained under this Lease shall state that with respect to the interest of the Additional Insureds the insurance maintained pursuant to each such policy shall not be invalidated by any action or inaction of Tenant and shall insure the Additional Insureds regardless of any breach or violation of any warranties, declarations, conditions or exclusions by Tenant.
     (f) Each insurance policy required to be maintained under this Lease shall state that all provisions of each such insurance policy, except for the limits of liability, shall operate in the same manner as if a separate policy had been issued to each person or entity insured thereunder.
     (g) Each insurance policy required to be maintained under this Lease shall state that the insurance provided thereunder is primary insurance without any right of contribution from any other insurance which may be carried by or for the benefit of the Additional Insureds.
     (h) Each insurance policy required to be maintained under this Lease shall recognize the indemnification set forth in Paragraph 11 of this Lease.
     11. Indemnification. Tenant shall indemnify and hold harmless Landlord, any mortgagee, and any lessor under any underlying leases or ground leases, from and against any expense (including, without limitation, legal and collection fees), 10s8 or liability, excluding consequential, incidental or special damages, suffered or incurred as a result of or in connection with (i) any breach by Tenant of its obligati.ons contained in this Agreement or (ii) its acts or the acts of its agents, servants, invitees, contractors or employees.

     12. Non-Liability of Landlord.
     (a) Landlord shall not be liable for (and Tenant shall make no claim for) any property damage which may be sustained by Tenant or any other person, as a consequence of the failure, breakage, leakage, inadequacy, defect or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts, or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or · improper conduct on the part of any other tenant of Landlord or of the Landlord or Landlord’s or this or any other tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, except resulting from Landlord’s negligence, of any services or utilities to be furnished or supplied by Landlord. Tenant shall give Landlord prompt written notice of the occurrence of any events set forth in this Paragraph 12.
     (b) Landlord shall provide in its fire insurance policy insuring the Project a waiver of the insurer’s right of subrogation against Tenant. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the term of this Lease to the extent to which it is insured under a policy or policies containing an enforceable waiver of subrogation or permission to release liability.
     13. Remedies and Termination Upon Tenant Default.
     (a) In the event that:
          (1) Tenant shall default in the payment of (i) any Fixed Rent or (ii) any Additional Rent or other charge payable monthly hereunder by Tenant to Landlord, on any date upon which the same becomes due, and such default shall continue for five (5) days after Tenant’s receipt of written notice of such default.
          (2) Tenant shall default in the payment of any Additional Rent or any other charge payable hereunder which are not due and payable hereunder or a monthly basis, on any date upon which the same becomes due, and such default shall continue for five (5) days after Tenant’s receipt of written notice specifying such default; or
          (3) Tenant shall default in the due keeping, observing or performing of any covenant,· agreement, term, provision or condition of Paragraph l(c) of this Lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within 24 hours after Landlord shall have given to Tenant a written notice specifying the Same; or
          (4) If during the term hereof the Demised Premises or any part thereof shall be or become abandoned, which for purposes of this provision shall be defined as Tenant vacating the Premises without notice to Landlord and without. adequately securing the Premises; or
     (5) Tenant shall default. in the due keeping, observing or performing of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed (other than a default of the character referred to in clauses (1), (2), (3) or (4) of this Paragraph 13 (a), and if such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same provided however that if the default is of such a nature that it cannot reasonably be cured within such thirty (30) day period, Tenant shall be granted such additional time as is reasonably required so long as Tenant promptly commences to cure and diligently continues to cure same; then, Landlord may, in addition to any other remedies herein contained, as may be permitted by law, without being liable for prosecution therefor, or for damages, re-enter the Demised Premises and the same have and again possess and enjoy; and as agent for Tenant or otherwise, re-let the Demised Premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the reentry by Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.
     (b) Upon the occurrence of any of the contingencies set forth in the preceding clause, or should Tenant. be adjudicated a bankrupt, insolvent. or placed in receivership, or should proceedings be instituted by or against. Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors which shall not be discharged within ninety (90) days of the commencement of such proceedings, or if this Lease or the estate of Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation’ of law, other than through such an assignment of Lease as is permitted hereunder, Landlord may, if Landlord so elects, at any time thereafter, terminate this Lease and the term hereof, upon giving to Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of Tenant, five days notice in writing, of Landlord’s intention so to do. Upon the giving of such notice, this Lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this Lease for the expiration hereof; and Landlord shall have the right to remove all person, goods, fixture and chattels therefrom, by force or otherwise without liability for damages.
     14. Remedies Cumulative; Non-Waiver Bv Landlord. The various rights, remedies, options and elections of Landlord, expressed herein, are cumulative, and the failure of Landlord to enforce strict performance by Tenant of the conditions and covenants of this Agreement to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by Landlord of any installment of rent after any breach by Tenant, in anyone. or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.
     15. Services Electric Energy.
     (a) Landlord will: (i) supply heat and air conditioning to the Demised Premises and the interior public portions of the Project during Business Hours in accordance with the New Jersey State Energy Code standards; i.e. when the outside temperature is 13 degrees F the HVAC shall be sufficient to provide an inside temperature of 70 degrees F, when the outside temperature is 91 degrees dry bulb or 14 degrees wet bulb, the HVAC shall be sufficient to provide an inside temperature of 75 degrees F (ii) provide snow and ice removal for the parking area, sidewalks and driveways in a reasonably expeditious manner; and (iii) provide refuse removal from a dumpster to be provided on site to be used for normal waste attendant to an office building. “Business Hours” as used in this Agreement, means the generally customary daytime business hours of Tenant but not before 8:00 A.M. or after 6:00 P.M. of days other than Saturdays, Sundays, and those legal holidays listed in Exhibit “0” annexed hereto and made a part hereof. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of such air conditioning system. Landlord will clean the Demised Premises in accordance with the cleaning schedule annexed hereto as Exhibit “D-I”. The cost of the services and utilities provided pursuant to this Paragraph 15(a) is included in Expenses as defined in Paragraph 3 (a). Notwithstanding the foregoing’, Landlord agrees to maintain the Project, including but not limited to, the building, all common areas, the HVAC systems, plumbing and electrical systems and all other building systems and to operate the Project as a first class office project.
     (b) Provided Tenant is not then in default of this Agreement, Landlord will provide to Tenant overtime services and utilities when and to the extent reasonably requested by Tenant or when activated by Tenant’s use o~ an overtime thermostat and time clock and in accordance with such reasonable conditions as shall be determined by Landlord. Tenant shall pay to Landlord, as Additional Rent, a standard charge determined by Landlord applicable to all Tenants for such additional service and utilities which charge shall cover all costs and expenses of Landlord in providing such overtime services, including, without limitation, the cost of the utility usage, the cost of maintenance, repairs and inspections of such building systems and employee and administrative costs related to such services, Such charges shall constitute a direct charge to Tenant and not to an Expense pursuant to Paragraph 3.
     (c) Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, lighting, ventilating, air conditioning, gas, steam, power, electricity, water or other service and to stop or interrupt the use of any building or Project facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel gas, steam, water, electricity, labor or supplies, or by reason of another similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Agreement or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption.
     (d) As an incident to this Lease and as a part of the rental consideration hereunder, Landlord shall install transmission facilities in the Demised Premises, so that electric energy ‘may be used by Tenant in the Demised Premises in such reasonable quantity as shall be sufficient to meet Tenant’s ordinary business needs for lighting and the operation of its business machines, including photocopy equipment and computer and data processing equipment.
     (e) Within ninety (90) days after the Commencement Date, a survey (the “Survey”) shall be made by a licensed independent electrical engineer selected by Landlord (“Surveyor”) to determine the amounts to be charged Tenant for usage of the electrical energy provided pursuant to Paragraph 15(d) above. The amounts determined by said Survey shall be based upon certain theoretical assumptions incorporating approximate estimates of the probable consumption of electric- energy by the lighting fixtures and other equipment and business machines installed in the Demised premises, the anticipated periods of operation of such lighting fixtures, equipment and machines and the cost of furnishing such electric energy. The determination of the electricity charges by the Surveyor shall be expressed as an annual dollar amount per square foot of the Demised Premises and shall be binding and conclusive on Landlord and on Tenant unless within fifteen (15) days after the delivery of a copy of such determination to Tenant, Tenant disputes such determination by written notice to the Landlord. Pending the resolution of any such dispute, however, Tenant shall pay to Landlord in accordance with the provisions of this Paragraph 15(e), the amount as determined by the Surveyor provided, however, that if the electricity charge as finally determined is different from that determined by the Surveyor, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant pursuant to the determination of the Surveyor’. Any dispute by Tenant over the determination of electricity charges by the Surveyor shall be resolved by Tenant and Landlord selecting a different licensed electrical engineer acceptable to both Landlord and Tenant, to prepare a new survey, which new survey shall be binding on Landlord and Tenant. The cost of such new survey shall be borne by Tenant unless the amount determined by the Surveyor shall be more than ten percent (10%) less than that determined in the disputed survey, in which latter event Landlord shall bear such cost.
     (f) Throughout the term of this Lease, Landlord, at Landlord’s expense, may cause a new Survey to be made by the Surveyor to determine if a further adjustment in the electricity charges is warranted. When any such Survey (the “Subsequent survey”) is so completed and delivered to Tenant, the cost of electricity as set forth in the Subsequent Survey shall become binding upon both parties as of the first day of the month next succeeding the month in which Landlord receives a copy of the Subsequent Survey, unless fifteen (15) days after the delivery of such Subsequent Survey, Tenant notifies Landlord, in writing that it disputes the amount set forth in said Subsequent Survey. Settlement of the dispute shall be made in the same manner as provided in Paragraph 15(e) of this Lease.
     (g) The charge for electricity accordance with the provisions of subparagraphs (e) Paragraph 15 shall be paid by Tenant to Landlord as hereunder in the following manner:
(i) commencing on the Commencement Date and on the first day of each month thereafter until the provisions of Paragraph 15(e) become effective, an amount equal to the sum of $1.25 per square foot per annum, or $ .1042 per square foot per month multiplied by the net rentable area of the Demised Premises which sum shall represent the estimated electricity charge applicable to the Demised Premises;
(ii) commencing on the first day of the month next succeeding the month in which Landlord and Tenant receive a copy of the Survey, an amount equal to one-twelfth (1/12) of the annual electricity charge allocable to the Demised Premises as determined by the Survey; and
(iii) on the first day of each month thereafter, throughout the term of this Lease one twelfth (1/12) of the annual electricity charge allocable to the Demised Premises as determined by the Surveyor any Subsequent. Survey.
Within thirty (30) days after determination of the electricity charge in accordance with the Survey, Landlord or Tenant, as the case may be, shall reimburse the other party for any overpayment or underpayment of such charge calculated by comparison of the total amount. of estimated electricity charges paid with the amount which would have been payable since the Commencement Date in accordance with the Survey.
     (h) If the cost to Landlord of electricity shall be increased or decreased subsequently, by change in Landlord’s electric rates, charges, fuel adjustment, or by taxes of any kind imposed thereon, or for any other reason, then the aforesaid electricity charge as determined by the Surveyor Subsequent Survey shall be increased or decreased proportionately.
     (i) If Landlord discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing Building System feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeds, risers, wiring and other conductors and:’ equipment which may be required to obtain electric energy directly from such public utility company shall be installed by Landlord at Landlord’s expense. There shall be no discontinuance of the furnishing of electric current to the Demised Premises by Landlord until Tenant has completed its arrangements to obtain electric current directly from the public utility company furnishing electric current to the Building so that there is no interruption in the continuity of electric service.
     (j) In the event that Tenant shall require electric energy for use in the Demised Premises in excess of the quantity to be initially furnished as herein provided and if, in Landlord’s judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurte- nances are installed in the Project, Landlord, upon written request of Tenant, shall proceed with reasonable diligence to install such additional risers, conduits, feeders, switchboards and/or appurtenances, provided the same and the use thereof shall not cause permanent damage or injury to the Project or the Premises, or cause or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants of the Project, and Tenant agrees to pay all costs and expenses incurred by Landlord in connection with such installation.
     (k) Landlord, at Tenant’s expense, shall purchase and install all lamps (including, but not limited to. incandescent and fluorescent) , starters and ballasts used in the Demised Premises.
     (1) In order that Landlord may at all times have all necessary information which it requires in order to maintain and protect its equipment, Tenant agrees that Tenant will not make any material alteration or material addition to the electrical equipment and/or appliances in the Demised Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances. Tenant agrees to advise Landlord in writing as to any material change in the periods of use of the lighting fixtures and Tenant’s business machines and equipment.
(m) Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character I quantity or supply of electrical energy furnished to the Demised Premises except for actual damage other than property damage suffered by Tenant by reason of any negligence of Landlord.
     16. Subordination. This Lease is subject and subordinate in all respects to any underlying leases, ground leases, licenses or agreements, and to all mortgages which may now or hereafter be placed on or affect such leases, licenses or agreements or the Land or the Demised Premises and also to all renewals, modifications, consolidations and extensions of such underlying leases, ground lease, licenses, agreements, and mortgages. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, execute and deliver such further instruments confirming such subordination as may be desired by any holder of any such mortgage or by a lessor, licensor or party to an agreement under any such underlying lease, ground lease, license or agreement, respectively.· Landlord shall make best efforts to obtain a non-disturbance agreement for the benefit of Tenant from the current mortgagee of the Project and shall obtain non-disturbance agreements from any such future mortgagees. If any underlying lease, ground lease, license or agreement to which this agreement is subject and subordinate terminates, or if any Mortgage to which this lease is subordinate is foreclosed, Tenant shall, on timely request, attorn, to the holder of the reversionary interest or to the Mortgagee in possession, as the case may be.
     17.  Curing Default by Landlord. If Tenant shall fail or refuse to comply with and perform any conditions and covenants of this Lease, Landlord may, after thirty (30) days prior notice to Tenant except in the Case of emergencies, if Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of Tenant, and the said cost and expense shall be payable on demand,. or at the option of Landlord shall be added to the installment of rent due immediately thereafter but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as Landlord may have hereunder by reason of the breach of Tenant of any of the covenants and conditions in this Lease contained.
     18. Notices. Any notice, demand, statement or other communication which under the terms of this Lease or under any statute or law must or may be given shall be given by hand delivery to the respective parties as follows or by registered or certified mail, return receipt requested, or by reputable private overnight delivery service addressed to the respective parties as follow:

To Landlord:	Sammis Pluckemin Associates
c/o Gale & Wentworth
Park Avenue at Morris County
100 Campus Drive, Suite 300
Attn: Mr. Jonathan Thorpe

Glenn C. Geiger, Esq.
Pitney, Hardin, Kipp & Szuch
Park Avenue at Morris County
200 Campus Drive
Florham Park, New Jersey 07932

To Tenant:	General Counsel
N.U.I. Corporation
550 Route 206
Bedminster, New Jersey 07978
Any such notice, demand, statement or other communication’ shall be deemed to have been given or made upon -hand deli very or when deposited, postage paid, in the U.S. Mail, or delivered, charges prepaid or charged to sender to a reputable private overnight delivery service, as the case may be. Any of the above addresses may be changed at any time notice is given as above provided.
     19. Quiet Enjoyment. Landlord covenants that Tenant upon keeping and performing each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming by, through or under the same subject to the covenants, agreements, terms, provisions and conditions of this Lease.
     20. Security Deposit. INTENTIONALLY OMITTED.
     21. Inspection and Entry by Landlord.
     (a) Tenant agrees to permit Landlord and Landlord’s agents, employees or other representatives to show the Premises to any lessor under any underlying lease of ground lease or any mortgage or any persons wishing to rent or purchase the, same upon 72 hours prior notice to Tenant, provided such showing does not unreasonably interfere with Tenant’s use of the Premises and provided Landlord complies with any reasonable security requirements imposed by Tenant.
     (b) Tenant agrees that Landlord and Landlord’s agents, employees or other representatives, shall have the right to enter into and upon the said premises or any part thereof, at all reasonable hours, for the purpose of examining the same or reading meters, or performing maintenance or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs.
     22. Brokerage. Tenant and Landlord warrant and represent to each other that neither has dealt with any broker or brokers regarding the negotiation of the within Lease other than the Designated Broker, if a Designated Broker is indicated in the Preamble hereto. The Party Responsible to the Designated Broker, if any, shall pay the Designated Broker a commission pursuant to a separate agreement. Tenant and Landlord agree to be responsible for and to indemnify and save the other harmless from and against any -claim for a commission or other compensation by any other broker claiming to have negotiated with the indemnifying party with respect to the Demised Premises or to have called the said Demised Premises to Tenant’s attention or to have called Tenant to Landlord’s attention.
     23. Parking. Tenant shall have the right under this Lease to the exclusive use of the Exclusive Spaces and the non-exclusive use of the Non-Exclusive Spaces in the parking lot of the Project in compliance with such reasonable Rules and Regulations as Landlord may promulgate from time to time.
     24. Renewal Option.
     (a) Tenant is hereby granted two successive options

to renew this Lease for the Renewal Term subject to the terms of this Paragraph 24. In the event that Tenant desires to renew the Lease it-shall give notice in writing to Landlord of its intention ‘be entitled to make a claim for the unamortized portion of any improvements made by Tenant to the extent such claim does not diminish Landlord’s award hereunder. In the event of any partial condemnation which materially interferes with Tenant’s occupancy orits parking rights hereunder, unless replacement-parking shall be provided for Tenant within reasonable proximity to the Demised Premises, Tenant shall have the right to terminate this Lease as of the effective date of such taking by providing written notice to Landlord not less than ten (10) days prior to the effective date of such taking. Tenant agrees to execute and delivery any instruments, at the expense of Landlord,· as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfers of title to such governmental or other public authority, agency; body or public utility seeking to take or acquire the Lands and Demised Premises or any portion thereof. Tenant covenants and agrees to vacate the Demised Premises, remove all Tenant’s personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord in the aforementioned notice. Failure by Tenant to comply with any provision in this clause shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant’s breach hereof.
     27. Assignment and Subletting.
          (1) In the event that Tenant desires to assign this Lease or sublease the Demised Premises or any portion thereof to any other party during the first five (5) years of this Lease then such desire shall be communicated to Landlord in writing at least sixty (60) days prior to the proposed date of such assignment or sublease, and, within thirty (30) days after receipt of such notice, Landlord shall have the option to recapture said space in which event the Tenant shall be fully released from any and all obligations hereunder, with respect to such space. Notwithstanding the foregoing, in the event Landlord does not exercise said option to recapture and Tenant fails to enter. into such assignment or sublease within six (6) months of the date Tenant provided such notice to Landlord, Tenant may not assign this Lease or sublease the Demised Premises or any portion thereof without once again notifying the Landlord pursuant to this Paragraph, at which time Landlord shall once again have the option to recapture such space as set forth herein.
          (2) In the event that Tenant desires to assign this Lease or sublease the Demised Premises or any portion thereof to any other party during any Renewal Term, the terms and conditions of such assignment or sublease shall be communicated to Landlord in writing at least sixty (60) days prior to the effective date of any such assignment or sublease, and, within thirty (30) days after receipt of such notice, Landlord shall have the option, exercisable in writing to Tenant, to recapture this Lease so that such prospective assignee or sublessee shall then become the sole Tenant of Landlord hereunder or alternatively to recapture said space and the Tenant shall be fully released from any and all obligations hereunder with respect to such space.

          (3) In the event that the Landlord elects not to recapture such space as hereinabove provided, Tenant may nevertheless assign or sublet the whole of the Demised Premises, subject to the Landlord’s prior written consent, which consent shall not be unreasonably withheld, and subject to the consent of any mortgagee, or ground lessor, on the basis of the following terms and conditions:
(a) Tenant shall provide to Landlord the name and address of the assignee or sublessee.
(b) The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Landlord within ten (ID) days of its execution.
(c) Tenant and each assignee or sublessee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Rent, Additional Rent and other charges due hereunder through the entire term of this Lease, as the same may be renewed, extended or otherwise modified.
(d) In any event, the acceptance by Landlord of any rent from any of the subtenants or the failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein from any assignee or subtenant: shall not release Tenant herein. from any and all of the obligations herein during and for the entire terms of this Lease.
(e) Tenant shall only assign or sublet the Demised Premises to an assignee or sublessee (1) whose financial status is acceptable to Landlord, at Landlord’s reasonable discretion, whether or not equal to or greater than that of Tenant, and (2) whose use is the same use as Tenant’s use, the quality of Tenant’s operations in the performance of said use to be acceptable to Landlord, at Landlord’s reasonable discretion.
(f) Tenant acknowledges that its sole remedy with respect to any assertion that Landlord’s failure to consent to any assignment or sublet is unreasonable shall be the remedy of specific performance and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord’s actions in refusing to consent thereto, provided however if Tenant shall prevail in any such action Landlord shall be liable for Tenant’s reasonable attorneys fees in bringing such action.
(g) The assignment or sublease shall provide that there shall be no further assignments and/or subletting without complying with the terms of this Article 27.
     (3) Notwithstanding anything contained in this Article 27 to the contrary, Tenant shall have the right to assign this Lease in connection with a bona fide sale of all or substantially all of its assets in one (I) or more related transactions, without obtaining any prior consent. Any assignment or sublet to an affiliated company or any assignment in connection with a transaction of the nature permitted pursuant to the preceding sentence, shall not be subject to the provisions of subsections (1) (2) or (3) (e) (1) hereof, but all other provisions of this

Paragraph shall apply.
     28. Environmental Laws.
          (a) Tenant agrees to comply with all applicable environmental laws, rules and regulations, including but not limited to the Environmental Cleanup Responsibility Act as amended by the Industrial Site Recovery Act (N.J.S.A. 13:1K-9 et seq.) (“ISRA”) . Tenant represents to Landlord that Tenant’s Standard Industrial Classification (SIC) Number as used on Tenant’s Federal Tax Return is 4924. Tenant shall not conduct any operations that shall cause the Project or the Demised Premises to be deemed an “industrial establishment” as defined in ISRA.
          (b) Tenant hereby agrees to execute such documents Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant’s use of the Demised Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. The foregoing undertaking shall survive the termination or sooner expiration of the lease and surrender of the Demised Premises and shall also survive Sale, or lease or assignment of the Demised Premises by Landlord. Tenant shall immediately provide Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant’s compliance and the New Jersey Department of Environmental Protection’s (“NJDEP”) requirements under ISRA as they are issued or received by the Tenant.,
          (c) Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Demised Premises, any Hazardous Substances other than minimal quantities of normal office supplies and cleaning materials typically found in office buildings. As used herein, Hazardous Substances shall be defined as any “hazardous chemical,1I “hazardous substance” or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), ISRA, as the same may be amended, the New Jersey Spill Compensation and Control Act, as amended, (N.J.S.A. 58:10-23.11b, et seq.), any rules or regulations promulgated thereunder, or in any other present or future applicable federal, state or local law, rule or regulation dealing with environmental protection. Tenant shall not be responsible for any Hazardous Substances that are on or about the Premises through the act of Landlord, its agents, representatives or employees.
          (d) Tenant agrees to indemnify and hold harmless the Landlord and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of this paragraph, which indemnification shall survive the expiration or sooner termination of this Lease.

     29. Parties Bound.
     (a) The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to except that no violation of the provisions of Paragraph 7 (c) hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant. and that the provisions of this Paragraph 29 shall not be construed as modifying the conditions contained in Paragraph 13 hereof.
     (b) Tenant acknowledges and agrees that. if Landlord shall be an individual, joint venture, tenancy in common, firm, or partnership, general or limited, there shall be no personal liability on such individual or on the members of such joint venture, tenancy in common, firm or partnership in respect of any of the covenants or conditions of this Lease; rather, Tenant agrees to look solely to Landlord’s estate and property in the Demised Premises (or the proceeds thereof) for the satisfaction of Tenant’s remedies arising out of or related to this Lease.
     (c) The term “Landlord” as used in this Lease means only the owner, or the mortgagee In possession, for the time being of the Demised Premises (or the owner of a lease of the Demised Premises) so that in the event of any sale or sales of the Land, Project, or the Demised Premises or of said lease, or in the event of a lease of the Land, Project or of the Demised Premises, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in Interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Land, Project or of the Demised Premises, that the purchaser or the lessee of the same has assumed and agreed to carry out any and all Covenants and obligations of Landlord hereunder.
     30. Miscellaneous.
     (a) This Lease contains the entire contract between the parties. No representative, agent or employee of Landlord has been authorized to make any representations or promises with reference to the leasing of the Demised Premises or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals, or extensions hereof, shall be binding unless reduced to writing and signed by Landlord and Tenant.
     (b) The terms, conditions t covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.
     (c) Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant is in default in the performance or observance of any of the covenants, agreement terms, provisions or conditions on its part to be performed or observed under this Lease.
     (d) The paragraph headings in this Lease are for convenience only and are not to be considered in construing the same.
     (e) This lease shall be governed in accordance with’ the laws of the State of New Jersey.
     (f) Paragraphs 32-34 of Exhibit C are expressly made subject to any inconsistent provisions of this Lease.
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

WITNESS:	LANDLORD:

SAMMIS PLUCKEMIN ASSOCIATES

Name:	By:	[illegible]
General Partner

ATTEST:	TENANT:

NATURAL GAS SERVICES INC.

/s/ James R. Van Horn Name: James R. Van Horn	By:	[illegible] Name: Richard [illegible]
Title: Secretary		Title: President

EXHIBIT A-1
PROPERTY DESCRIPTION
     The property is known as Block 59, Lot 11-3, 11-2, and consists of 15.99 Acres of land. It is located in the Northeast quadrant of the Route 202-206 and Hills Drive intersection in the Township of Bedminster, Somerset County, New Jersey.
The property improvements consists of (2) office buildings totaling 187,765 square feet of office space and (748) parking spaces.

Tenant of the amount, if any, of additional Tenant’s Finish Cost arising therefrom (which shall be calculated in the same manner as the original Tenant’s Finish Cost) and Landlord’s estimate of the delay in completion that will be caused by such proposed revision to the Final Plans. In the event of a rejection by Landlord of a proposed revision, Tenant may make changes to the proposed revision and resubmit it pursuant hereto. Upon receiving Landlord’s approval to any revision, Tenant shall, as soon there-after as practicable, but in no event in excess of five (5) business days, and understanding that any delay in responding may cause delays in completion substantially greater than the estimate given by Landlord, authorize the work that Tenant desires by approving in writing the work and the cost thereof, and executing revised final plans to enable Landlord to obtain all necessary permits and approvals to construct the Demised Premises in accordance with such revised final plans. Upon the approval of such revised final . plans, such revised final plans shall become the Final Plans hereunder. Any delay in completion caused by the revision ·to the Final Plans, whether greater or less than Landlord’s estimate, shall be a Tenant Delay (as hereinafter defined).
     Section 3.3. If (a) a delay actually occurs in the completion of the Demised Premises in accordance with the Final Plans or any revised Final Plans by the Landlord as the result of (i) any delay in approving and executing the Pinal Plans to Landlord by the time and in the form required by Section 3.2(a) hereof, (ii) any direction by Tenant that the Landlord delay proceeding with the work or any segment of the work in anticipation of a possible revision to the Final Plans by Tenant or for any other reason, (iii) any revision to the Final Plans authorized by Tenant, or (iv) any other act or omission of Tenant, its agents, employees or contractors (any of such events being a -Tenant Delay”), then (b) the Commencement Date shall (even though no Certificate of Occupancy has been issued or the Demised Premises has not been completed) be deemed to be one day earlier than provided for in Paragraph 7 of the Agreement for each day of such Tenant Delay.
     The extent of any Tenant Delay shall be determined in the following manner: Landlord shall notify Tenant of the estimated length of the Tenant Delay involved as soon a practicable after the information necessary to estimate such Tenant Delay is available (which notice shall include the basis for the Landlord’s estimate) and, as Landlord obtains the information to calculate the actual Tenant Delay, Landlord shall so notify Tenant, providing it with the basis used in calculating such Tenant Delay. In the event of a dispute concerning the length of any Tenant Delay, Landlord’s calculation shall be used and the Commencement Date shall occur in accordance therewith, provided, however, that Tenant shall retain its right to challenge Landlord’s calculation of the length of the Tenant Delay.
     Section 4.1. The “Construction Cost” as defined herein shall be the actual cost to Landlord (such actual costs to be limited to hard costs and the following general condition soft costs only: permits, blue-prints, clean-up, dumpsters, job site supervision, overnight delivery charges. and temporary protection of the construction of the Demised Premises in accordance with the Final Plans, plus four percent (4%) of such actual cost as profit to Landlord and six percent (6%) of such actual cost as a payment to Landlord to compensate Landlord for its overhead costs.
     Section 4.2. Prior to accepting and awarding any bid for work on the Demised Premises, Landlord shall submit to Tenant for Tenant’s review and recommendation copies of all bids received by Landlord for such work. Tenant shall provide Landlord with Tenant’s recommendation regarding the approval of same within three (3) business days of Tenant’s receipt of said bid copies. Landlord shall consider Tenant’s recommendation and either accept such recommendation or, in those instances where Landlord declines to

EXHIBIT C
RULES AND REGULATIONS
1.	No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part ·of the outside or inside of the Building without the prior written consent of Landlord which shall not be withheld unreasonably. Landlord shall have the right to remove, at Tenant’s expense and upon prior notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2.	If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3.	Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenants normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4.	The directory of the Building will be provided exclusively for the display of the name and location of Tenants only, and Landlord reserves the right to exclude any other names therefrom.

5.	All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by any carelessness or indifference to the good order and cleanliness of the Premises.

6.	Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

8.	Tenant shall not place a load upon any floor of the Premises which such floor was designed to carry and which is allotted by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Tenant, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant except when such damage to equipment or other property is caused by the directions or instructions issued by Landlord.

9.	Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment ___ Tenant shall not use or permit to be used ,in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

10.	Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

11.	Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

12.	Following written notice to Tenant, Landlord reserves the right, and without liability to Tenant, to change the name and street address of the Building.

13.	Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the to following day, or such other hours as may be established from time to time by

Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or, employee In charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public, excitement or other commotion by closing the doors or by other appropriate action.

14.	Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Premises, Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15.	Tenant shall not obtain for use on the Premises, ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

16.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

17.	Tenant shall not sell, or permit the sale at retail, of newspapers, magazines. periodicals. theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitations of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant’s Lease.

18.	Tenant shall not interfere with radio or television broadcast- ing or reception from or in the Building or elsewhere.

19.	Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

20.	Tenant shall not install. maintain or operate upon. the Premises any vending machine without the written consent of Landlord which consent shall not be withheld unreasonably.

21.	Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

22.	Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment. is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

23.	Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of t-rash and garbage disposal. All garbage and refuse disposal shall be made in accordance with direction issued from time to time by Landlord.

24.	The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectional purpose. No cooking shall be done except microwave cooking or permitted by any tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee. tea. hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25.	Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicle of any kind into the Building.

26.	Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

27.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28.	Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29.	The requirements of Landlord will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or other-” wise) to any office without specific instructions from Landlord.

30.	Tenant shall not park its vehicles in any parking 8.reas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

31.	Landlord may waive anyone or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

32.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

33.	Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

34.	Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT “D”
PROJECT HOLIDAYS
Project Holidays shall be Washington’s Birthday, Good Friday; Memorial Day; Independence Day; Labor Day; Thanksgiving Day and day after; Christmas Day; New Years Day; Monday before or Friday after if Christmas Day, New Years Day or Independence Day fall on Tuesday or Thursday; and Monday after or Friday before if Christmas Day, New Years Day or Independence Day fall on Saturday or Sunday.

EXHIBIT D-1
CLEANING SERVICES
1.	GENERAL CLEANING

Nightly

a.	Empty and clean all waste receptacles removing waste to a designated central location for disposal. Landlord is to provide for disposal of waste.

b.	Empty and clean all ash trays and receptacles.

c.	Remove all fingerprints, smudges and other marks from metal partitions, doors and other surfaces.

Weekly

d.	Hand dust and clean all office furniture that has been cleared of papers, boxes, and/or personal items, ledges, chair rails, baseboards, and window sills.

2.	FLOORS

Group A Granite, ceramic title, marble, terrazzo.

Group B — Linotile, asphalt, koroseal, plastic vinyl, wood, rubber, or other composition floors and base.

Nightly

a.	All floors in Group A to be swept, wet mopped and rinsed.

b.	All floors in Group B to be dry mopped.

Weekly

c.	All floors in Group B to be damp mopped.

Every six (6) months

d.	All floors to be scrubbed and buffed.

3.	VACUUMING

Nightly

a.	Vacuum or carpet sweep all rugs and carpeted areas.

Monthly

b.	Brush or dust by hand carpet edges inaccessible to high pressure vacuum attachments.

4.	HIGH DUSTING

Every six (6) Months

a.	Dust all clothes closet shelving, pictures, charts,

graphs, etc.
b.	Dust clean all vertical surfaces such as walls, partitions, door bucks and other surfaces.

c.	Dust all venetian blinds.

5.	SPECIAL SERVICES

Records and General Storage Area
Floors are to be broom cleaned weekly. Files and exposed open Shelves dusted once every three (3) months.
6.	OTHER SERVICES

a.	Landlord shall supply all soap, towels and toilet tissue in both men’s and women’s rooms and sanitary napkins in coin dispensers in the women’s rooms.

b.	Landlord will supply all coin operated dispensers and will be responsible for the servicing of same and for the collection of money from the machine.

c.	During the term of this lease the dispenser price for sanitary napkins will not exceed a price equal to 150% of the wholesale price paid by the Landlord.

7.	CARPETING
In addition to the aforementioned nightly and weekly vacuuming, Landlord will do the following:
Weekly
All carpeting is to be spot cleaned removing all stains, smudges, and unsightly appearances.
8.	GLASS

Monthly

a.	Clean all partitions and furniture glass.

Annually

a.	Clean all perimeter windows, both inside and out.

9.	GENERAL

a.	All lights are to be extinguished and the doors as specified by Tenant are to be locked after cleaning is completed.

b.	All personnel are to be uniformed and clean in appearance during business hours.

c.	Cleaning of all private bathrooms and/or kitchen areas will be subject to additional charges which will be determined on a case-by-case basis applying uniform rates to all tenants.

EXHIBIT B
Leased Premises

EXHIBIT C
PARKING PLAN

CERTIFICATE OF LIABILITY INSURANCE

IMPORTANT
If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).
If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).
DISCLAIMER
The Certificate of insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

EXHIBIT C
Intentionally Omitted

EXHIBIT D
Insurance Certificate

EXHIBIT E
Furniture
All Furniture on leased premises is accepted by Sub-Tenant in “As-Is” condition and NUI Corp. makes no representation or warranties as to quality or quantity of such furniture.